Exhibit 10.3

Execution Version

REVOLVING CREDIT AGREEMENT

dated as of February 6, 2024

among

AKUMIN INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors,

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

PNC CAPITAL MARKETS LLC

and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

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4.02	Obligations Unconditional	104
4.03	Reinstatement	105
4.04	Certain Waivers	105
4.05	Remedies	106
4.06	Rights of Contribution	106
4.07	Guaranty of Payment; Continuing Guaranty	106
4.08	Keepwell	106

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		107

5.01	Conditions to Closing Date	107
5.02	Conditions to All Credit Extensions	109

ARTICLE VI REPRESENTATIONS AND WARRANTIES		109

6.01	Existence, Qualification and Power	109
6.02	Authorization; No Contravention	110
6.03	Governmental Authorization; Other Consents	110
6.04	Binding Effect	110
6.05	[Reserved]	110
6.06	No Material Adverse Effect	110
6.07	Litigation	110
6.08	No Default	111
6.09	Ownership of Property; Liens	111
6.10	Environmental Matters	111
6.11	Taxes	111
6.12	ERISA Compliance	111
6.13	Labor Matters	112
6.14	Subsidiaries	112
6.15	Margin Regulations; Investment Company Act	112
6.16	Disclosure	113
6.17	Compliance with Laws	113
6.18	Insurance	113
6.19	Solvency	113
6.20	Intellectual Property; Licenses, Etc	114
6.21	Collateral Matters	114
6.22	Anti-Money Laundering, International Trade Laws, Sanctions and Anti-Corruption Laws	114
6.23	Affected Financial Institution	115
6.24	HIPAA Compliance	115
6.25	Healthcare Matters	115

ARTICLE VII AFFIRMATIVE COVENANTS		116

7.01	Financial Statements	116
7.02	Certificates; Other Information	117

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7.03	Notification	119
7.04	Preservation of Existence; Business	120
7.05	Payment of Taxes	120
7.06	Compliance with Laws	120
7.07	Maintenance of Property	120
7.08	Insurance	121
7.09	Books and Records	121
7.10	Inspection Rights	121
7.11	Use of Proceeds	121
7.12	Joinder of Subsidiaries as Guarantors	122
7.13	Pledge of Capital Stock	122
7.14	Pledge of Other Property	123
7.15	Further Assurances Regarding Collateral	123
7.16	Federal Health Care Program Exclusions	124
7.17	Government Healthcare Investigations	124
7.18	Post-Closing Matters	124
7.19	Anti-Corruption Laws, Anti-Money Laundering Laws, International Trade Laws, and Sanctions	124

ARTICLE VIII NEGATIVE COVENANTS		125

8.01	Liens	125
8.02	Investments	128
8.03	Indebtedness	131
8.04	Mergers and Dissolutions; Sale of All or Substantially All Assets	136
8.05	Dispositions	138
8.06	Restricted Payments	138
8.07	Change in Nature of Business	140
8.08	Change in Accounting Practices or Fiscal Year	140
8.09	Transactions with Affiliates	140
8.10	Financial Covenant	142
8.11	Limitation on Subsidiary Distributions	142
8.12	Amendment of Material Documents	143
8.13	Anti-Corruption Laws, Anti-Money Laundering Laws, International Trade Laws and Sanctions	143

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		144

9.01	Events of Default	144
9.02	Remedies upon Event of Default	146
9.03	Right to Cure	147
9.04	Application of Funds	148

ARTICLE X AGENTS		149

10.01	Appointment and Authorization of the Agents	149
10.02	Rights as a Lender	151
10.03	Exculpatory Provisions	151

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10.04	Reliance by Agents	152
10.05	Delegation of Duties	152
10.06	Resignation of an Agent	152
10.07	Non-Reliance on Agents and Other Lenders	153
10.08	No Other Duties	154
10.09	Agents May File Proofs of Claim	154
10.10	Collateral and Guaranty Matters	154
10.11	Withholding Tax	156
10.12	Treasury Management Agreements and Swap Contracts	156
10.13	Credit Bidding	156

ARTICLE XI MISCELLANEOUS		158

11.01	Amendments, Etc	158
11.02	Notices; Effectiveness; Electronic Communication	160
11.03	No Waiver; Cumulative Remedies; Enforcement	162
11.04	Expenses; Indemnity; Damage Waiver	163
11.05	Payments Set Aside	165
11.06	Successors and Assigns	165
11.07	Treatment of Certain Information; Confidentiality	170
11.08	Right of Setoff	172
11.09	Interest Rate Limitation	172
11.10	Counterparts; Integration; Effectiveness	172
11.11	Survival of Representations and Warranties	173
11.12	Severability	173
11.13	Replacement of Lenders	173
11.14	Governing Law; Jurisdiction; Etc	175
11.15	Waiver of Jury Trial	176
11.16	USA PATRIOT Act Notice	176
11.17	Designation as Senior Debt	177
11.18	No Advisory or Fiduciary Responsibility	177
11.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	177
11.20	Judgment Currency; Submission to Jurisdiction	178
11.21	Acknowledgement Regarding Any Supported QFCs	179

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SCHEDULES

Schedule 1.01(A)	Closing Date Guarantors
Schedule 1.01(B)	Closing Date Immaterial Subsidiaries
Schedule 2.01	Revolving Committed Amounts
Schedule 6.14	Subsidiaries
Schedule 6.21	Filings and Recordings
Schedule 7.18	Post-Closing Matters
Schedule 8.01	Existing Liens
Schedule 8.02	Existing Investments
Schedule 8.03	Existing Indebtedness
Schedule 8.09	Existing Affiliate Transactions
Schedule 11.02	Notice Addresses

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B-1	Form of Revolving Note
Exhibit B-2	Form of Swingline Note
Exhibit C-1	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-2	Form of United States Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-3	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-4	Form of United States Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Pledge and Security Agreement

REVOLVING CREDIT AGREEMENT

REVOLVING CREDIT AGREEMENT, dated as of February 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Akumin Inc., a Delaware corporation (the “Borrower”), the Guarantors identified herein, the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent.

W I T N E S E T H

WHEREAS, on October 22, 2023, the Borrower and certain of its affiliates filed for chapter 11 protection in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, on November 30, 2023, the Bankruptcy Court approved the Joined Prepackaged Chapter 11 Plan of Reorganization of Akumin Inc. and Its Debtor Affiliates (the “Reorganization Plan”), which provides for, among other transactions, the Lenders providing for revolving credit facilities for the purposes set forth herein; and

WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein and in accordance with the Reorganization Plan;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings provided below:

“2027 Senior Secured Notes” means the senior secured notes due 2027 of the Borrower issued pursuant to the New 2027 Notes Indenture in an aggregate principal amount of up to $440.0 million.

“2028 Senior Secured Notes” means the 8.00% senior secured notes due 2028 of the Borrower issued pursuant to the New 2028 Notes Indenture in an aggregate principal amount of up to $355.0 million.

“Acquisition” means the purchase or acquisition (whether in one or a series of related transactions) by any Person of (a) more than 50% of the Capital Stock with ordinary voting power of another Person or (b) all or substantially all of the property (other than Capital Stock) of another Person or a division or line of business or business unit of another Person, whether or not involving a merger, amalgamation or consolidation with such Person.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Incremental Loan Facilities pursuant to Section 2.01(d), Extended Revolving Commitments pursuant to Section 2.15 and/or Replacement Revolving Commitments pursuant to Section 2.16, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the L/C Issuer and/or the Swingline Lender (to the extent Section 11.01 would require the consent of the L/C Issuer and/or the Swingline Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the Administrative Agent, the Credit Parties and the other parties specified in Section 2.01(d), 2.15 or 2.16, as applicable, of this Agreement (but not any other Lender not specified in Section 2.01(d), 2.15 or 2.16, as applicable, of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to Section 11.01. Any Additional Credit Extension Amendment may include conditions for closing documentation, all to the extent reasonably requested by the Administrative Agent and acceptable to the Borrower.

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means that certain administrative agent fee letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire for the Lenders in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning provided in Section 8.09.

“Agent” means the Administrative Agent or the Collateral Agent.

“Agent Parties” has the meaning provided in Section 11.02(c).

“Aggregate Revolving Commitments” means the sum of the Revolving Commitments of all Revolving Lenders.

“Aggregate Revolving Committed Amount” has the meaning provided in Section 2.01(a).

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning provided in Section 11.20.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which the Borrower or Guarantor is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended, and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which the Borrower or Guarantor is located or doing business.

“Anticipated Cure Deadline” has the meaning provided in Section 9.03(b).

“Applicable Rate” means, with respect to Revolving Loans, Swingline Loans (it being understood that all Swingline Loans shall be Base Rate Loans) and Letter of Credit Fees, (a) from the Closing Date until delivery to the Administrative Agent of the Compliance Certificate relating to the financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 7.01(a) or (b), 4.00% for Term SOFR Rate Loans and 3.00% for Base Rate Loans, and (b) thereafter, the percentages per annum in the table below.

Applicable Rate
Pricing Level	Consolidated Senior Secured Net Leverage Ratio	Term SOFR Rate Loans and Letter of Credit Fees	Base Rate Loans
1	> 4.45:1.00	4.00%	3.00%
2	< 4.45:1.00 but > 3.95:1.00	3.75%	2.75%
3	< 3.95:1.00	3.50%	2.50%

The Applicable Rate for Revolving Loans, Swingline Loans and Letter of Credit Fees will be based on the Consolidated Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a). Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Secured Net Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if (i) a Compliance Certificate is not delivered when due in accordance therewith or (ii) an Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, then, with respect to Revolving Loans, Swingline Loans and Letter of Credit Fees, in the case of the preceding clause (i), pricing level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof, and in the case of clause (ii), pricing level 1 shall apply as of the first Business Day after the occurrence of such Event of Default until the first Business Day immediately following the cure or waiver of such Event of Default.

Determinations by the Administrative Agent of the appropriate pricing level shall be conclusive absent manifest error.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06) and accepted by the Administrative Agent and, if required by Section 11.06, the Borrower, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Principal Amount” means (a) in the case of capital leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a capital lease determined in accordance with GAAP, and (c) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Auto-Extension Letter of Credit” has the meaning provided in Section 2.03(b)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or payment period for interest calculated with reference to such Benchmark, as applicable) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Court” has the meaning provided in the recitals hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% and (c) the Term SOFR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, so long as the Term SOFR Rate is offered, ascertainable and not unlawful. The “Prime Rate” is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Daily Simple SOFR; or

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant

Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available under this Agreement (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Property” means any property in which a Sanctioned Person that is subject to blocking sanctions or asset freezes holds any interest, including such property that could cause any actual or possible violation by the Lenders or Administrative Agent of any applicable Sanctions if the Lenders or Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof, (b) with respect to a partnership, the board of directors of the general partner of the partnership, and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) unless otherwise designated in writing by the Borrower, all obligations under any Swap Contract between the Borrower or any of its Subsidiaries and the Administrative Agent, any Lead Arranger, any Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender or any Person that was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender at the time it entered into such Swap Contract (or, if entered into prior to the Closing Date, any Person who was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender as of the Closing Date) (each, in such capacity, a “Hedge Bank”), and (c) unless otherwise designated in writing by the Borrower, all obligations under any Treasury Management Agreement between the Borrower or any of its Subsidiaries and the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lender or Affiliate of the Administrative Agent or a Lender at the time it entered into such Treasury Management Agreement (or, if entered into prior to the Closing Date, any Person who was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender as of the Closing Date) (each, in such capacity, a “Treasury Management Bank”); provided that Excluded Swap Obligations shall not constitute Borrower Obligations of any Guarantor that is not a Qualified ECP Guarantor.

“Borrower” has the meaning provided in the preamble hereto, together with its successors and permitted assigns pursuant to Section 8.04.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as the context may require.

“Business Day” means any day (other than a day which is a Saturday, Sunday, or other day on which banks in New York are authorized or required by law to close); provided, however, that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Business Successor” means (i) any former Subsidiary of the Borrower and (ii) any Person that, after the Closing Date, has acquired, merged, amalgamated or consolidated with a Subsidiary of the Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Borrower.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding, in each case, any debt security that is convertible into, or exchangeable for, Capital Stock). For the avoidance of doubt, a debt security that is convertible into, or exchangeable for, cash and/or Capital Stock, in an amount determined by reference to the price of such Capital Stock, will be deemed to satisfy the requirements of the exclusion set forth in the final parenthetical of the preceding sentence.

“Cash Collateralize” has the meaning provided in Section 2.03(g).

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any state thereof, Canada or any Canadian province or any agency or instrumentality of any of the foregoing (provided that the full faith and credit of the United States, any state thereof, Canada or any Canadian province, as applicable, is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar-denominated or Canadian Dollar-denominated time deposits, money market deposits and certificates of deposit of (i) any Lender that accepts such deposits in the ordinary course of such Lender’s business, (ii) any commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-1, in each case with maturities of not more than twelve (12) months from the date of acquisition, (c) commercial paper issued by any issuer bearing at least an “A-2” rating for any short-term rating provided by S&P and/or Moody’s and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by the Borrower or any Subsidiary with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States or any state thereof, Canada or any Canadian province and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing clauses hereof, (f) shares of mutual funds if no less than 95% of such funds’ investments satisfy the provisions of clauses (a) through (e) above and (g) in the case of the Borrower or any Foreign Subsidiary, short-term investments of comparable credit quality (or the best available in the Borrower’s or Foreign Subsidiary’s jurisdiction) and tenor to those referred to in clauses (a) through (f) above which are customarily used for cash management purposes in any country in which the Borrower, such Foreign Subsidiary operates.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“CFC Holdco” means any Domestic Subsidiary with no material assets other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that (x) the

Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other Governmental Authority, in each case pursuant to Basel III, shall in each case, be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted or adopted.

“Change of Control” means:

(a) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than Stonepeak, that is or becomes directly or indirectly the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of more than 50% of the total voting power of all classes of Capital Stock of the Borrower then outstanding and entitled to vote in the election of the Board of Directors (“Voting Stock”) of the Borrower; provided that any transaction in which the Borrower becomes a Subsidiary of another Person will not constitute a Change of Control unless more than 50% of the total voting power of the Voting Stock of such Person is beneficially owned, directly or indirectly, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) other than Stonepeak; or

(b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to a person (as defined in clause (a) above) other than the Borrower or any of its Subsidiaries; or

(c) a “change of control” or any comparable term under, and as defined in, any of the documentation relating to the 2027 Senior Secured Notes, the 2028 Senior Secured Notes or any Funded Debt of the Borrower or any Subsidiary having an aggregate principal amount in excess of $50.0 million shall have occurred.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger or amalgamation agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of the board of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Class” means (i) with respect to any Commitment, its character as a Revolving Commitment or any other group of Commitments (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loan, its character as a Revolving Loan, a Swingline Loan or any other group of Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment; provided that (x) in no event shall there be more than three (3) Classes of Revolving Commitments or more than three (3) Classes of Revolving Loans outstanding at any time and (y) notwithstanding anything to the contrary, the borrowing and repayment of Revolving Loans shall be made on a pro rata basis across all Classes of Revolving Loans (except to the extent that any applicable Additional Credit Extension Amendment provides that the Class of Revolving Loans established thereunder shall be entitled to less than pro rata treatment in borrowings or repayments), and any termination of Revolving Commitments shall be made on a pro rata basis across all Classes of Revolving Commitments (except to the extent that any applicable Additional Credit Extension Amendment provides that the Class of Revolving Commitments established thereunder shall be entitled to less than pro rata treatment in reduction of Revolving Commitments) and other than the termination of any Revolving Commitments on the expiration or maturity date thereof. Commitments or Loans that have different maturity dates, pricing (other than upfront fees) or other terms shall be designated separate Classes.

“Closing Date” means February 6, 2024.

“Collateral” means the collateral identified in, and at any time covered, or purported to be covered by, the Collateral Documents.

“Collateral Agent” means PNC Bank, National Association, in its capacity as collateral agent or security trustee, as applicable, for the Lenders under any of the Collateral Documents, or any successor collateral agent.

“Collateral Documents” means the Pledge and Security Agreement and any other documents executed and delivered in connection with the attachment or perfection (or the equivalent under applicable foreign law) of security interests granted to secure the Obligations.

“Commitment Fee Rate” means (a) from the Closing Date until delivery to the Administrative Agent of the Compliance Certificate relating to the financial statements for the first fiscal quarter after the Closing Date pursuant to Section 7.01(a) or (b), 0.50% per annum, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Commitment Fee Rate
Pricing Level	Consolidated Senior Secured Net Leverage Ratio	Applicable Percentage
1	> 4.45:1.00	0.50%
2	< 4.45:1.00 but > 3.95:1.00	0.375%
3	< 3.95:1.00	0.25%

The Commitment Fee Rate will be based on the Consolidated Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a). Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated Senior Secured Net Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that, if (i) a Compliance Certificate is not delivered when due in accordance therewith or (ii) an Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, then, in the case of clause (i), pricing level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof, and in the case of clause (ii), pricing level 1 shall apply as of the first Business Day after the occurrence of such Event of Default until the first Business Day immediately following the cure or waiver of such Event of Default.

“Commitment Fees” has the meaning provided in Section 2.09(a).

“Commitment Period” means the period from and including the Closing Date to the earlier of (a) (i) in the case of Revolving Loans and Swingline Loans, the Revolving Termination Date, or (ii) in the case of Letters of Credit, the L/C Expiration Date, or (b) in the case of Revolving Loans, Swingline Loans and Letters of Credit, the date on which the applicable Revolving Commitments shall have been terminated as provided herein.

“Commitments” means the Revolving Commitments, the L/C Commitments, the Swingline Commitment and any other commitment to extend credit established pursuant to an Additional Credit Extension Amendment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” (or other applicable provision regarding interest periods available), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any Person for any period, (1) the Consolidated Net Income of such Person for such period; plus (2) in each case (other than in the case of clause (h)) solely to the extent deducted in computing Consolidated Net Income, and without duplication:

(a) provision for taxes based on income, profits or capital;

(b) Consolidated Interest Expense;

(c) Consolidated Non-Cash Charges of such Person for such period;

(d) any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such Person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such Person during such period, (iii) costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any Equity Offering, Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted hereunder, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions, (v) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities and (vi) costs, expenses or losses arising out of, or related to, the ransomware incident that occurred on October 11, 2023, in each case, without regard to any limitations of Item 10(e) of Regulation S-K;

(e) [reserved];

(f) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;

(g) adjustments contained in any due diligence quality of earnings report from time to time prepared with respect to the target of an acquisition or Investment by a nationally recognized accounting firm;

(h) the amount of “run-rate” cost savings, operating expense reductions, operating improvements and cost synergies related to mergers and other business combinations, acquisitions, divestures, restructurings, cost savings initiatives and other similar initiatives consummated prior to or after the Closing Date projected by the Borrower in good faith as a result of actions either taken or are expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Borrower) within twenty-four (24) months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of the Measurement Period and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of the Measurement Period), net of the amount of actual benefits realized during the Measurement Period from such actions; provided that (x) no cost savings, operating expense reductions and cost synergies shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for the Measurement Period and (y) for purposes of this clause (h), “run-rate” means the full recurring benefit for a period that is associated with any action either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in each case, in the good faith determination of the Borrower); provided that all amounts added to Consolidated EBITDA pursuant to this clause (h) for any period, when combined with all amounts added to Consolidated EBITDA pursuant to the definition of “Pro Forma Cost Savings” for such period, shall not exceed 25% of Consolidated EBITDA for such period (such 25% to be calculated after giving effect to any amounts added to Consolidated EBITDA pursuant to this clause (h) or the definition of “Pro Forma Cost Savings” for such period);

(i) unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes;

(j) any costs or expenses incurred by the Borrower or a Subsidiary pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the rollover, acceleration or payout of Capital Stock held by management, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Qualified Capital Stock of the Borrower;

(k) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period from the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid); and

(l) the amount of loss or discount on sale of Receivables Assets and related assets in connection with a Receivables Facility;

minus (3) to the extent not excluded from the calculation of Consolidated Net Income, (x) non- cash gain or income of such Person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge), (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K, and (z) the amount of gain on sale of Receivables Assets and related assets in connection with a Receivables Facility.

Notwithstanding anything to the contrary herein, Consolidated EBITDA shall not include the Consolidated Net Income of, or any addbacks or adjustments related to, (x) the Minority Interest Allocation of any Non-Wholly Owned Subsidiary, or (y) any Minority Investment other than to the extent of the amount of dividends or distributions paid in cash to the Borrower or a Wholly-Owned Subsidiary from such Minority Investment (and in such case, a pro rata portion (based on the amount of such dividends or distributions) of addbacks or adjustments may be made under this definition).

Unless otherwise specified, the Person for whom Consolidated EBITDA is being determined or calculated shall be the Borrower and its Subsidiaries.

“Consolidated First Lien Net Debt” means, at any time, without duplication, (a) Indebtedness for borrowed money secured by a Lien on any assets of the Borrower or any Subsidiary ranking pari passu with the Liens securing the Obligations, (b) secured Purchase Money Indebtedness of the Borrower or any Subsidiary and (c) Indebtedness for borrowed money or Indebtedness evidenced by bank notes, debentures or similar instruments or drawn letters of credit secured by assets of the Borrower or any Subsidiary that are either, in the case of this clause (c): (x) not Collateral or (y) secured by Collateral on a pari passu basis with the Obligations, in each case, outstanding on such date of determination, determined on a consolidated basis (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in clause (a), (b) or (c) of this definition), minus (d) the sum of (i) unrestricted cash and Cash Equivalents of the Consolidated Group as of such date and (ii) cash and Cash Equivalents of the Consolidated Group as of such date (whether or not held in a pledged account) that are restricted in favor of the Administrative Agent and the holders of the Revolving Obligations (which may include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on any of the Collateral along with the Revolving Facility, so long as the Lien in favor of such Revolving Obligations on such cash and Cash Equivalents is equal to or higher in priority to such Lien securing such other Indebtedness) as of such date (excluding, in the case of clauses (i) and (ii) of this definition, for any calculation of the Consolidated First Lien Net Leverage Ratio at such time, (x) any cash and Cash Equivalents from the proceeds of any substantially concurrent incurrence of Indebtedness and (y) any cash and Cash Equivalents of a Receivables Subsidiary).

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated First Lien Net Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the most recently ended Measurement Period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) Consolidated Fixed Charges of such Person for such period.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio, (x) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date; and (y) notwithstanding clause (x) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of calculating the pro forma Consolidated Fixed Charge Coverage Ratio with respect to the issuance of Preferred Equity Interests, any required dividends or other distributions on account of such Preferred Equity Interests shall be deemed to be Consolidated Fixed Charges of such Person during the applicable period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period; plus (ii) the amount of all dividend payments on any series of Disqualified Capital Stock of such Person or its Subsidiaries or Preferred Equity Interest of such Person or its Subsidiaries (other than (x) dividends paid in Qualified Capital Stock and (y) dividends paid by a Subsidiary of such Person to such Person or to a Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period; minus (iii) the consolidated interest income of such Person and its Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income. Unless otherwise specified, the Person for whom Consolidated Fixed Charges are being determined or calculated shall be the Borrower and its Subsidiaries.

Unless otherwise specified, the Person for whom Consolidated Fixed Charges is being determined or calculated shall be the Borrower and its Subsidiaries.

“Consolidated Group” means the Borrower and its consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP) and the interest component of capital lease obligations, on a consolidated basis determined in accordance with GAAP, but excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from accounting for derivatives in accordance with GAAP as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of the Borrower, (A) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any Receivables Facility and (B) the interest expense of Unrestricted Subsidiaries and any Person that is not a Subsidiary shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b) the Net Income of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c) solely for purposes of Section 8.06, the Net Income of any Subsidiary of such Person that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles shall be excluded;

(e) any income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(f) any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions shall be excluded;

(g) any non-cash compensation expense recorded from grants and periodic re- measurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(h) any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(i) any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded;

(j) gains and losses resulting solely from fluctuations in foreign currencies shall be excluded;

(k) (i) the Net Income (loss) attributable to any Subsidiary that constitutes a Non- Wholly Owned Subsidiary shall be included but shall exclude the Minority Interest Allocation attributable to that Subsidiary and (ii) any Minority Investment attributable to any Subsidiary shall be included only to the extent of the amounts of dividends or distributions paid in cash to the referent Person; and

(l) any gain (or loss) (i) in respect of facilities no longer used or useful in the conduct of the business of the Borrower or its Subsidiaries, abandoned, closed, disposed or discontinued operations, (ii) on disposal, abandonment or discontinuance of disposed, abandoned, closed or discontinued operations and (iii) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations or in connection with the early extinguishment of Hedging Obligations) of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Senior Secured Net Debt” means, at any time, without duplication, (a) the aggregate principal amount of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit and Purchase Money Indebtedness of the Borrower or any Subsidiary outstanding on such date (determined on a consolidated basis), in each case, which are secured by a Lien on the assets or property of the Borrower or any of its Subsidiaries (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in this clause (a)) minus (b) the sum of (i) unrestricted cash and Cash Equivalents of the Consolidated Group as of such date and (ii) cash and Cash Equivalents of the Consolidated Group as of such date (whether or not held in a pledged account) that are restricted in favor of the Administrative Agent and the holders of the Revolving Obligations (which may include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on any of the Collateral along with the Revolving Facility, so long as the Lien in favor of such Revolving Obligations on such cash and Cash Equivalents is equal to or higher in priority to such Lien securing such other Indebtedness) (excluding, in the case of clauses (i) and (ii) of this definition, for any calculation of the Consolidated Senior Secured Net Leverage Ratio at such time, (x) any cash and Cash Equivalents from the proceeds of any substantially concurrent incurrence of Indebtedness and (y) any cash and Cash Equivalents of a Receivables Subsidiary).

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the most recently ended Measurement Period.

“Consolidated Total Assets” means the total assets of the Consolidated Group determined in accordance with GAAP, as shown on the most recent balance sheet of the Borrower required to have been delivered pursuant to Section 7.01(a) or (b) or, for the period prior to the time any such statements are required to be so delivered pursuant to Section 7.01(a) or (b), as shown on the latest financial statements received by the Administrative Agent prior to the Closing Date.

“Consolidated Total Net Debt” means, at any time, without duplication, (a) the aggregate principal amount of Indebtedness for borrowed money, Indebtedness evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit and Purchase Money Indebtedness of the Borrower and or any Subsidiary outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP (provided that any Indebtedness of a Receivables Subsidiary under a Receivables Facility shall not be included in this clause (a)) minus (b) the sum of (i) unrestricted cash and Cash Equivalents of the Consolidated Group as of such date) and (ii) cash and Cash Equivalents of the Consolidated Group as of such date (whether or not held in a pledged account) that are restricted in favor of the Administrative Agent and the holders of the Revolving Obligations (which may include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on any of the Collateral along with the Revolving Facility, so long as the Lien in favor of such Revolving Obligations on such cash and Cash Equivalents is equal to or higher in priority to such Lien securing such other Indebtedness) (excluding, in the case of clauses (i) and (ii) of this definition, for any calculation of the Consolidated Total Net Leverage Ratio at such time, (x) any cash and Cash Equivalents from the proceeds of any substantially concurrent incurrence of Indebtedness and (y) any cash and Cash Equivalents of a Receivables Subsidiary).

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Net Debt on such day to (ii) Consolidated EBITDA of the Consolidated Group for the most recently ended Measurement Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are, in each case, exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).

“Copyright” has the meaning set forth in the Pledge and Security Agreement.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning provided in Section 11.21.

“Credit Documents” means this Agreement, the Notes, the Collateral Documents, the Administrative Agent Fee Letter, the Issuer Documents, any Joinder Agreement, any Revolving Lender Joinder Agreement and any Additional Credit Extension Amendment.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means the Borrower and each Guarantor.

“Credit Party Materials” has the meaning provided in Section 7.02.

“Cumulative Credit” means, with respect to any proposed use of the Cumulative Credit at any time, an amount equal to:

(a) $20.0 million; provided, that the Borrower shall not make Restricted Payments (as defined in clause (i) and (ii) of the definition thereof) in respect of its Capital Stock pursuant to this clause (a), that when aggregated with Restricted Payments (as defined in clause (i) and (ii) of the definition thereof) in respect of its Capital Stock made pursuant to Section 8.06(e)(A), exceed $10.0 million, plus

(b) an amount equal to 50% of the Consolidated Net Income of the Consolidated Group for the period (taken as one accounting period) from the Closing Date to the end of the most recently ended Measurement Period (or, if the Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(c) without duplication of any amounts referred to in clause (e), the aggregate amount of Net Cash Proceeds of any issuance of Qualified Capital Stock of the Borrower (but not including any issuance or purchase referred to in Section 8.02(c), 8.02(q) or 8.06(f) or any Cure Amount) after the Closing Date and at or prior to such time, excluding any issuance to a Subsidiary of the Borrower or to any Unrestricted Subsidiary, plus

(d) the aggregate amount of Net Cash Proceeds of any issuance of debt securities representing obligations of any member of the Consolidated Group (other than debt securities constituting intercompany Indebtedness) that have been converted into or exchanged for Qualified Capital Stock of the Borrower after the Closing Date and at or prior to such time, plus

(e) if positive, the amount of cash returns on any Investment made pursuant to Section 8.02(j)(B) in a Person other than a Credit Party (to the extent such Investment was made through the use of the Cumulative Credit) resulting from interest payments, dividends, repayments of loans or advances or profits from Dispositions of Property, in each case to the extent actually received by a Credit Party at or prior to such time, plus

(f) if any Unrestricted Subsidiary is designated by the Borrower as a Subsidiary, an amount equal to the fair market value of the net Investment by the Borrower or any Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Investments made by the Borrower or any Subsidiary in any such Unrestricted Subsidiary following the Closing Date which reduced the amount available for Investments and Restricted Payments pursuant to this clause (f) less amounts received by the Borrower or any Subsidiary from such Unrestricted Subsidiary that increased the amount available for Investments and Restricted Payments pursuant to clause (g) below, plus

(g) 100% of any cash dividends and other cash distributions and the fair market value of property or assets other than cash received by the Borrower and its Subsidiaries from an Unrestricted Subsidiary since the Closing Date to the extent not included in Consolidated EBITDA and 100% of the net proceeds received by the Borrower or any of its Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments made by the Borrower or any Subsidiary in any such Unrestricted Subsidiary following the Closing Date which reduced the amount available for Investments and Restricted Payments pursuant to this clause (g), plus

(h) to the extent not included in clauses (a) through (g) above, an amount equal to the net reduction in Investments of the Borrower and its Subsidiaries following the Closing Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Borrower or to a Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Investment, minus

(i) the aggregate amount of Investments and Restricted Payments made after the Closing Date pursuant to Sections 8.02(j)(B) and 8.06(e)(B), respectively, through utilization of the Cumulative Credit (excluding such proposed use of the Cumulative Credit, but including any other simultaneous proposed use of the Cumulative Credit).

“Cure Amount” has the meaning provided in Section 9.03(a).

“Cure Right” has the meaning provided in Section 9.03(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt.

“Default” means any event, act or condition that constitutes an Event of Default or that, with notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to Obligations other than (i) Term SOFR Rate Loans and (ii) Letter of Credit Fees, the Base Rate plus the Applicable Rate, if any, applicable to such Loans plus 2.00% per annum; (b) with respect to Term SOFR Rate Loans, the Term SOFR Rate plus the Applicable Rate, if any, applicable to such Loans plus 2.00% per annum; and (c) with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.00% per annum.

“Default Right” has the meaning provided in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with any of its funding obligations under this Agreement (unless such notification relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or any applicable L/C Issuer, to confirm that it will comply with the terms of this Agreement relating to its participation obligations in respect of all then outstanding Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has otherwise failed to pay over to the Administrative Agent, any applicable L/C Issuer or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) in the case of a Lender with a Commitment, Swingline Exposure or L/C Obligations, is insolvent or has become the subject of a bankruptcy or insolvency proceeding or Bail-In Action or (f) has any Affiliate that has Control of such Lender that is insolvent or that has become the subject of a bankruptcy or insolvency proceeding; provided that a Lender shall not qualify as a “Defaulting Lender” solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person Controlling such Lender, or the exercise of Control over such Lender or any Person Controlling such Lender, by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Subsidiary in connection with a Subject Disposition that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such fair market value (with the amount of Designated Non-Cash Consideration in respect of any Subject Disposition being reduced for purposes of Section 8.05 to the extent the Borrower or any Subsidiary converts the same to cash or Cash Equivalents).

“Designated Preferred Stock” means any Preferred Equity Interest of the Borrower (other than (x) Disqualified Capital Stock and (y) Preferred Equity Interests issued in connection with a Cure Right), that is issued for cash (other than to (x) any of Subsidiary of the Borrower, (y) any Unrestricted Subsidiary or (z) an employee stock plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officers’ certificate of the Borrower, on the date of issuance thereof, the cash proceeds of which are not used as part of or increasing the Cumulative Credit.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (but excluding the making of any Investment pursuant to Section 8.02).

“Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends or distributions (other than dividends or distributions payable solely in shares of Capital Stock other than Disqualified Capital Stock) prior to the ninety-first (91st) day after the Final Maturity Date then in effect as of the date such Disqualified Capital Stock is issued or (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, in each case prior to the ninety-first (91st) day after the Final Maturity Date then in effect as of the date such Disqualified Capital Stock is issued (other than (i) as a result of a change of control or asset sale or casualty event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty event shall be subject to the prior repayment in full of the Obligations that are then accrued and payable and the termination of the Commitments or (ii) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of the Commitments); provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is redeemable at the option of the holder thereof, provide for the mandatory scheduled prepayment of distributions or dividends, or which is or becomes convertible as described above after the ninety-first (91st) day after the Final Maturity Date then in effect as of the date such Disqualified Capital Stock is issued shall be deemed to be Disqualified Capital Stock and (ii) if such Capital Stock is issued pursuant to a plan for the benefit of the employees of the Borrower or its Subsidiaries, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means any (a) competitor of the Borrower or any of its Subsidiaries identified in writing by the Borrower to the Administrative Agent from time to time and (b) any Affiliate of any such competitor (excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the primary Person referenced in clause (a) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity) that is readily identifiable as such on the basis of its name or identified as such in writing by the Borrower to the Administrative Agent from time to time; it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan until such time such Person no longer constitutes a Lender. The identity of Disqualified Institutions shall be made available, upon request but not posted, to all Lenders and prospective assignees.

“Dollar” or “$” means the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Earnout Obligations” means, in connection with any Permitted Acquisition, any contingent obligation of the Borrower or any Subsidiary to make payments after the closing date thereof that is structured as an earnout or similar contingent payment or arrangement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person) approved by the party or parties whose approval is required under Section 11.06(b); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Borrower or any of its Affiliates, (y) any Defaulting Lender or (z) any Disqualified Institution.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all applicable federal, state, provincial, territorial, local, municipal and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company and unlimited liability company membership interest) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means one or more public or private sales of Qualified Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 412 of the Internal Revenue Code, that is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code and Section 302 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA or notification that a Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 9.01; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Excluded Account” means any deposit or securities account (a) used exclusively for payroll and/or payroll, local, state, federal and other Taxes and/or other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) used exclusively to pay all Taxes required to be collected, remitted or withheld (c) which any Credit Party holds exclusively as an escrow, fiduciary or trust for the benefit of another Person (other than a Credit Party) or (d) actually pledged pursuant to Section 8.01(f), (r), (s), (w) or (cc) so long as such deposit accounts or securities accounts are used solely to hold segregated deposits in respect of such Permitted Liens.

“Excluded Property” means (a) vehicles or other assets covered by a certificate of title or ownership, (b) fee interests in real property, (c) leasehold real property, (d) those assets as to which the Borrower and the Administrative Agent shall reasonably determine in writing that the costs (including adverse tax consequences) of obtaining a security interest therein are excessive in relation to the value of the security to be afforded thereby, (e) assets if the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate any applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any applicable jurisdiction or other similar applicable law in any jurisdiction) or principles of equity, (f) any right, title or interest in any instrument, permit, lease, intangible, general intangible (other than Equity Interests), license, contract or agreement to the extent, but only to the extent, that a grant of a security interest therein to secure the Obligations would, under the terms of such instrument, permit, lease, general intangible (other than Equity Interests), license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, termination, invalidation or unenforceability of, or require the consent of any Person other than a member of the Consolidated Group which has not been obtained, in each case, under such instrument, permit, lease, general intangible, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any applicable jurisdiction or any other similar applicable law in any jurisdiction (including, without limitation, Title 11 of the United States Code)) or any applicable law or principles of equity, (g) any Capital Stock acquired after the Closing Date (other than Capital Stock in a Subsidiary (including Professional Services Affiliates) issued or acquired after such Person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as, (i) such Capital Stock constitutes less than 50% of all applicable Capital Stock of such Person, and the Person or Persons holding the remainder of such Capital Stock are not Affiliates of the Borrower to the extent and for so long as a grant of a security interest therein to secure the Obligations would be prohibited by the Organization Documents of such Person, (ii) the granting or perfecting of a security interest in such assets in favor of the Collateral Agent would violate applicable law or a contractual obligation binding on such Capital Stock and (iii) with respect to such contractual obligations (other than contractual obligations in connection with limited liability company agreements, stockholders’ agreements and other joint venture agreements), such obligation existed at the time of the acquisition of such Capital Stock and was not created or made binding on such Capital Stock in contemplation of or in connection with the acquisition of such Person, (h) any Property purchased with the proceeds of Purchase Money Indebtedness or that is subject to a capital lease and/or Synthetic Leases and/or Indebtedness in respect of Sale and Leaseback Transactions, in each case, incurred in accordance with Section 8.03 if the contract or other agreement in which the Indebtedness and/or Liens related thereto is granted (or the documentation providing for such capital lease obligation) prohibits or requires the consent of any Person other than a member of the Consolidated Group as a condition to the creation of any other security interest on such Property, (i) any Capital Stock of Unrestricted Subsidiaries, (j) any property that is located outside of the United States to the extent a Lien thereon cannot be perfected by the filing of a UCC or delivery of original promissory notes or stock certificates (solely to the extent otherwise required by the Credit Documents); provided that, “Excluded Property” shall also include any voting Capital Stock in any Foreign Subsidiary that is a CFC or any CFC Holdco, in each case, that is directly owned by a Credit Party, in excess of 65% of the total outstanding voting Capital Stock of such Person, (k) Excluded Accounts, (l) any intent-to use Trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, and solely during the period in which, the grant of a security interest therein may impair the validity or enforceability of any Trademark registration that may issue from such intent to use Trademark application under applicable Law, (m) “margin stock” (within the meaning of Regulation U issued by the FRB), (n) commercial tort claims with a value of less than $5.0 million (with such value determined by the Borrower in good faith), (o) any Capital Stock of Receivables Subsidiaries and (p) any Blocked Property; provided, however, that Excluded Property shall not include (x) any Capital Stock of any Professional Service Affiliates and any agreements described in clause (i), (ii) or (iii) of the definition of “PC Entity Requirements” or (y) any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (p) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (p)).

“Excluded Sale and Leaseback Transaction” means any Sale and Leaseback Transaction with respect to Property owned by the Borrower or any Subsidiary so long as (a) such Property is acquired after the Closing Date and (b) such Sale and Leaseback Transaction is consummated within one hundred eighty (180) days of the acquisition of such Property.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Unrestricted Subsidiary, (c) any Subsidiary of the Borrower designated as an “Excluded Subsidiary” on the Closing Date on Schedule 6.14 hereto, (d) any Non-Wholly Owned Subsidiary, (e) any Subsidiary designated as an “Excluded Subsidiary” after the Closing Date by a written notice to the Administrative Agent; provided that, any such designation pursuant to this clause (e) shall constitute an Investment pursuant to Section 8.02 (and, for the avoidance of doubt, such Investment shall then be permitted to be made pursuant to Section 8.02), (f) any captive insurance subsidiaries or not-for-profit subsidiaries, (g) any Subsidiary that is not a Domestic Subsidiary, (h) [reserved], (i) any Subsidiary that is prohibited by applicable Law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from becoming a Guarantor or that would require a governmental (including regulatory) or third-party consent, approval, license or authorization that has not been obtained in order to become a Guarantor, (j) any Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness permitted under Section 8.03 and any Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor and such prohibition was not enacted in contemplation of such Permitted Acquisition, (k) any Subsidiary to the extent that the burden or cost (including any adverse tax consequences) of obtaining a guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower), (l) any Subsidiary that is (x) a CFC Holdco or (y) a Subsidiary of a Foreign Subsidiary that is a CFC; provided that this clause (l) shall not apply to any Subsidiary that is a Guarantor as of the Closing Date and (m) any Receivables Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Agent, any Lender, any L/C Issuer or any other recipient (a “Recipient”) or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any U.S. federal backup withholding Tax imposed under Section 3406 of the Code, and in the case of a Lender, any other U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to Laws in effect at the time (i) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, (c) any Tax that is attributable to a Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Existing Class” means a Class of Existing Revolving Commitments.

“Existing Revolving Commitments” has the meaning provided in Section 2.15(a).

“Extended Class” means a Class of Extended Revolving Commitments.

“Extended Revolving Commitments” has the meaning provided in Section 2.15(a).

“Extending Lender” has the meaning provided in Section 2.15(b).

“Extension Effective Date” has the meaning provided in Section 2.15(b).

“Extension Election” has the meaning provided in Section 2.15(b).

“Extension Request” has the meaning provided in Section 2.15(a).

“Fair Value” has the meaning provided in the definition of “Solvent.”

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Internal Revenue Code (or any amended or successor version described above), or any intergovernmental agreement (and any related laws, regulations or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Federal Health Care Program” means any federal health care program, as such term is defined in 42 U.S.C. § 1320a-7b(f), including the Medicare, Medicaid and TRICARE programs.

“Final Maturity Date” means, at any time, the latest of the Revolving Termination Date and any final maturity date specified in an Additional Credit Extension Amendment.

“Fixed Basket” means any basket that is subject to a fixed-dollar limit (including baskets based on a percentage of Consolidated EBITDA).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, or if no floor is specified, zero.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following:

(a) all Indebtedness for borrowed money or Indebtedness evidenced by bonds, bank notes, debentures or similar instruments;

(b) all Purchase Money Indebtedness; and

(c) all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (it being understood and agreed that outstanding letters of credit, bankers’ acceptances and similar facilities shall not constitute Funded Debt unless such letters of credit, bankers’ acceptances or similar facilities have been drawn on and the resulting obligations have not been paid by the Borrower);

provided, however, that the Indebtedness of a Subsidiary of the Borrower that is non- recourse to any of the Credit Parties and whose net income is excluded in the calculation of Consolidated Net Income due to the operation of clause (b) of the definition thereof shall be excluded.

For purposes of clauses (a) and (b) hereof, the amount of Funded Debt shall be determined based on (x) the outstanding principal amount, in the case of Indebtedness for borrowed money under clause (a) and Purchase Money Indebtedness (other than obligations in respect of capital leases) under clause (b) and (y) the Attributable Principal Amount in the case of Purchase Money Indebtedness in respect of capital leases under clause (b).

“GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis.

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, county, provincial, territorial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning provided in Section 11.06(h).

“Guaranteed Obligations” has the meaning provided in Section 4.01(a).

“Guarantors” means (a) as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.01(A) and (b) each other Subsidiary of the Borrower that becomes a Guarantor pursuant to the terms hereof, in each case, together with its successors; provided that no Excluded Subsidiary shall be required to be a Guarantor.

“Hazardous Materials” means all materials, substances or wastes characterized, classified or regulated as hazardous, toxic, pollutant, contaminant or radioactive under Environmental Laws, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Healthcare Laws” means all federal, state, provincial and territorial Laws relating to the regulation, provision or administration of, or payment for, diagnostic imaging services, including, but not limited to (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the Stark Law (42 U.S.C. § 1395nn and § 1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the exclusion laws (42 U.S.C. § 1320a-7) and the Civil Monetary Penalties provisions of the Social Security Act (42 U.S.C. § 1320 a-7a) and the regulations promulgated pursuant to such statutes; (ii) HIPAA; (iii) the Medicare statute (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) the Medicaid statute (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the federal TRICARE statute (10 U.S.C. § 1071 et seq.), (vi) [reserved]; (vii) quality and safety laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (viii) licensure laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (ix) state, provincial and territorial workers compensation laws; (x) other laws and regulations regarding confidentiality, security, or privacy (including state data breach laws) related to protected health information and other sensitive health information; and (xi) any and all other applicable healthcare laws or regulations, including those related to the corporate practice of medicine restrictions or prohibitions, or fee-splitting, as each of clauses (i) through (xi) may be amended from time to time.

“Hedge Bank” has the meaning provided in the definition of “Borrower Obligations.”

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, any Swap Contracts.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and all regulations promulgated thereunder.

“Honor Date” has the meaning provided in Section 2.03(c)(i).

“Immaterial Subsidiary” means at any date of determination, any Subsidiary of the Borrower designated as such in writing by the Borrower that had assets representing 2.5% or less of the Borrower’s Consolidated Total Assets on, and generated less than 2.5% of the Borrower’s and its Subsidiaries’ total revenues for the four quarters ending on, the last day of the most recently ended Measurement Period; provided that, if all Subsidiaries that are individually “Immaterial Subsidiaries” have aggregate Total Assets that would represent 5.0% or more of the Borrower’s Consolidated Total Assets on such last day or generated 5.0% or more of the Borrower’s and its Subsidiaries’ total revenues for such four fiscal quarters, then such number of Subsidiaries of the Borrower as are necessary shall become Material Subsidiaries so that Subsidiaries that are

“Immaterial Subsidiaries” have in the aggregate Total Assets that represent less than 5.0% of the Borrower’s Consolidated Total Assets and less than 5.0% of the Borrower’s and its Subsidiaries’ total revenues as of such last day or for such four quarters, as the case may be (it being understood that any such determination with respect to revenues and assets shall be made on a Pro Forma Basis). It is acknowledged and agreed that the Subsidiaries listed on Schedule 1.01(B) are Immaterial Subsidiaries in accordance with the definition hereof.

“Incremental Base Amount” has the meaning provided in Section 2.01(d)(i)(x).

“Incremental Equivalent Debt” means secured or unsecured Indebtedness of the Borrower or any Subsidiary in the form of pari passu secured notes or loans, junior notes or loans or unsecured notes or loans; provided that (a) such Indebtedness shall (x) to the extent secured on a pari passu basis with the Obligations, be subject to a customary pari passu intercreditor agreement, or (y) to the extent secured on a junior lien basis to the Obligations, be subject to a customary junior priority intercreditor agreement, in the case of each of clauses (x) and (y), on terms that are reasonably satisfactory to the Administrative Agent and the Borrower, (b) no Incremental Equivalent Debt shall (x) mature prior to the Revolving Termination Date (other than customary extension rollover provisions (including by conversion or exchange) for bridge facilities, in which case, such maturity may be earlier than that of the Revolving Loans if such maturity is automatically extended upon the initial maturity date to a date not earlier than the Revolving Termination Date) or (y) have amortization payments (or other scheduled payments of principal) that will result in more than, when taken together with the aggregate principal amount of all other Incremental Equivalent Debt and Permitted Notes Refinancing Debt, 25% of the aggregate principal amount of such Indebtedness being scheduled to be repaid prior to the Revolving Termination Date and (c) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate, redemption premiums and other pricing terms, and terms that are not customarily applicable to revolving credit facilities, as determined in good faith by the Borrower), taken as a whole, shall not be more restrictive in any material respect to the Borrower and its Subsidiaries than those applicable to the Revolving Loans under this Agreement, as determined by the Borrower in good faith, except to the extent such terms apply solely to any period after the Revolving Termination Date; provided that any such Incremental Equivalent Debt may contain any such provision that is more restrictive to the Borrower and its Subsidiaries than those in this Agreement and that applies prior to the Revolving Termination Date, so long as all Lenders also receive the benefit of such more restrictive terms, and any amendment to this Agreement to cause all Lenders to so receive the benefit of such restrictive terms shall not require the consent of any Lender.

“Incremental Loan Facilities” has the meaning provided in Section 2.01(d).

“Incremental Prepayment Amount” has the meaning provided in Section 2.01(d)(i)(y).

“Incremental Revolving Commitments” has the meaning provided in Section 2.01(d).

“Incremental Revolving Facilities” has the meaning provided in Section 2.01(d).

“incur” with respect to any Indebtedness, means to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to such Indebtedness.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Debt;

(b) net obligations under Swap Contracts;

(c) Support Obligations in respect of Indebtedness of another Person (based on the amount of Indebtedness that is the subject of the Support Obligations);

(d) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof; and

(e) obligations of such Person with respect to Disqualified Capital Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends); and

(f) amounts representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Purchase Money Indebtedness), except any such balance that constitutes an accrued expense or trade payable.

For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (b) and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (c).

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 11.04(b).

“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of the Borrower, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Information” has the meaning provided in Section 11.07.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the Closing Date, by and between the Collateral Agent, the collateral agent under the 2027 Senior Secured Notes and the collateral agent under the 2028 Senior Secured Notes, and acknowledged and agreed to by the Borrower and the Guarantors.

“Interest Payment Date” means, (a) as to any Base Rate Loan (including Swingline Loans), the last Business Day of each March, June, September and December, the Revolving Termination Date and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the Borrower and the Swingline Lender, and (b) as to any Term SOFR Rate Loan, the last Business

Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, the Revolving Termination Date and, in addition, where the applicable Interest Period exceeds three (3) months, the date every three (3) months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“International Trade Laws” means all applicable Laws relating to export controls, customs and anti-boycott measures.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in the Capital Stock, Indebtedness or other equity or Indebtedness interest of another Person, by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and (y) the sale of Capital Stock of a Person that is a Subsidiary or a Credit Party following which such Person ceases to be a Subsidiary or a Credit Party, respectively, shall be deemed to be an Investment by the Borrower in such Person an amount equal to the fair market value of the Capital Stock of such Person held by (A) in the case of a Person ceasing to be a Subsidiary, the Borrower and its Subsidiaries immediately following such sale and (B) in the case of a Person ceasing to be a Credit Party, the Borrower and the other Credit Parties immediately following such sale.

“IP Rights” has the meaning provided in Section 6.20.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application and any other document, agreement or instrument entered into by the Borrower and an L/C Issuer (or in favor of an L/C Issuer) relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit E, executed and delivered in accordance with the provisions of Section 7.12.

“Judgment Currency” has the meaning provided in Section 11.20.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, including, without limitation, Environmental Laws.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“L/C Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed.

“L/C Commitment” means, with respect to any L/C Issuer, the commitment of such L/C Issuer to issue and to honor payment obligations under Letters of Credit. As of the Closing Date, the L/C Commitment of PNC Bank, National Association is $5.0 million.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is five (5) days prior to the Revolving Termination Date (assuming for the purposes of this definition of “L/C Expiration Date” that the proviso in the definition of “Revolving Termination Date” is applicable unless the Springing Maturity Date shall have passed without the Revolving Termination Date occurring) then in effect (or, if such day is not a Business Day, the immediately preceding Business Day), as such date may be extended in accordance with the terms hereof and with the consent of the applicable L/C Issuer.

“L/C Issuer” means (a) PNC Bank, National Association, in its capacity as issuer of Letters of Credit hereunder, together with its successors in such capacity, and (b) any Revolving Lender approved by the Administrative Agent and the Borrower; provided that no Lender shall be obligated to become an L/C Issuer hereunder. References herein and in the other Credit Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, at any date of determination, the sum of (x) the aggregate amount available to be drawn under all outstanding Letters of Credit at such date plus (y) the aggregate amount of all Unreimbursed Amounts at such date, including, without duplication, all L/C Borrowings at such date. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” has the meaning provided in Section 2.01(b).

“LCA Election” has the meaning provided in Section 1.07.

“Lead Arrangers” means PNC Capital Markets LLC and Barclays Bank PLC, in their capacities as joint lead arrangers and joint bookrunners for the Revolving Facility.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto (and, as appropriate, includes the Swingline Lender) and each Person who joins as a Lender pursuant to the terms hereof, together with its successors and permitted assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time provide notice of to the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Fees” has the meaning provided in Section 2.09(b)(i).

“Liabilities” has the meaning provided in the definition of “Solvent.”

“Lien” means with respect to any asset, any mortgage, lien, hypothec, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Limited Condition Transaction” means (a) any Permitted Acquisition or other Investment by the Borrower or one or more of its Subsidiaries permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Transaction to the Administrative Agent by the prior written election of the Borrower and/or (b) the making of any irrevocable Restricted Payment, including any payment or prepayment of Subordinated Debt.

“Loan” means any Revolving Loan or Swingline Loan, and the Base Rate Loans and Term SOFR Rate Loans comprising such Loans.

“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swingline Loans), (b) a conversion of Loans from one Type to the other or (c) a continuation of Term SOFR Rate Loans, which shall be substantially in the form of Exhibit A.

“Management Services Agreement” means any agreement, however styled, between a Credit Party and a PC Entity, pursuant to which such Credit Party provides management services or similar services to such PC Entity. For purposes of this Agreement, all references to Management Services Agreements shall include all related documents necessary to ensure that each relationship with each PC Entity meets the PC Entity Requirements.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, business, properties or liabilities (actual or contingent) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of any Agent or any Lender under any material Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any material Credit Document to which it is a party.

“Material IP” has the meaning provided in the definition of “Unrestricted Subsidiary”.

“Material Subsidiary” means each Subsidiary of the Borrower other than an Excluded Subsidiary.

“Maximum Rate” has the meaning provided in Section 11.09.

“Measurement Period” means, at any date of determination, the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date of determination for which financial statements are internally available (other than for purposes of calculating ratios pursuant to Section 8.10, which shall look to the most recently completed four (4) fiscal quarters of the Borrower).

“Minimum Extension Condition” has the meaning provided in Section 2.15(f).

“Minority Interest Allocation” means, with respect to any measurement hereunder related to any Non-Wholly Owned Subsidiary, the portion of such amount that is allocable (based on the percentage of Equity Interests held in such Non-Wholly Owned Subsidiary) to Persons other than the Borrower or any of its Subsidiaries.

“Minority Investment” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity which is not a Subsidiary of such Person but of which any shares of securities or other interests are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Minority Investment” or to “Minority Investments” shall refer to a Minority Investment or Minority Investments of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee pension benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any member of the Consolidated Group in connection with any issuance of Capital Stock, net of (a) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, underwriting discounts, transfer Taxes, other customary expenses and brokerage, consultant and other customary fees and expenses, in each case, actually incurred in connection therewith and directly attributable thereto and (b) Taxes paid or payable as a result thereof (estimated reasonably and in good faith by the Borrower and after taking into account any available Tax credits or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“New 2027 Notes Indenture” means that certain Indenture, dated on or around the Closing Date, by and among the Borrower and UMB Bank, National Association, in respect of the 2027 Senior Secured Notes.

“New 2028 Notes Indenture” means that certain Indenture, dated on or around the Closing Date, by and among the Borrower and UMB Bank, National Association, in respect of the 2028 Senior Secured Notes.

“New York Courts” means any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Consenting Lender” has the meaning provided in Section 11.13(b).

“Non-Extension Notice Date” has the meaning provided in Section 2.03(b)(iii).

“Non-Fixed Basket” means any basket that is subject to compliance with a financial ratio or test (including the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio).

“Non-U.S. Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Non-Wholly Owned Subsidiary” means any Subsidiary that is not a Wholly Owned Subsidiary.

“Notes” means the Revolving Notes and the Swingline Note.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that, if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the Borrower Obligations and the Guaranteed Obligations, other than Excluded Swap Obligations.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation, memorandum of association and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company or unlimited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 11.13).

“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; (b) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Swingline Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, with respect to any amount denominated in Dollars, the rate comprised of both overnight federal funds and overnight eurodollar by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning provided in Section 11.06(d).

“Participant Register” has the meaning provided in Section 11.06(d).

“Patent” has the meaning set forth in the Pledge Security Agreement.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PC Entity” means any Person (other than a natural Person), including any professional corporation, professional association, limited liability company or limited partnership, providing medical, healthcare or related professional services, to the extent any applicable requirement of Law provides that the ownership of such Person shall be limited to appropriately licensed professionals (natural persons or professional corporations or similar entities which are wholly owned by natural persons) who are duly licensed or otherwise legally authorized to render the specific professional services for which the Person is organized.

“PC Entity Requirements” means (i) an executed management services agreement with the Borrower or a Guarantor, which terms shall include, but not be limited to, customary term and termination provisions, prohibitions on assignment by the PC Entity with no restrictions on assignment by the Borrower or any Guarantor, purchase provisions allowing the Borrower or a Guarantor (or other nominee designated by the Borrower or a Guarantor) to buy all assets of the PC Entity at a nominal price and a requirement that the PC Entity enter into cash management arrangements with the Borrower or a Guarantor providing such Borrower or Guarantor full dominion over such cash in a customary manner, including customary cash sweep agreements of cash to the Borrower or a Guarantor, (ii) customary stock transfer restriction agreements and (iii)

customary non-compete and non-solicit agreements with the primary physician employees and physician owners of the PC Entity responsible for providing all or substantially all of such PC Entity’s professional services, including the Borrower, which non-compete and non-solicit agreements shall be in force during the term of each such party’s relationship with the PC Entity and for a customary period following termination of such Person’s relationship with the PC Entity for any reason.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means that certain perfection certificate, dated as of the Closing Date, executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the holders of the Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Permitted Acquisition” means any Acquisition; provided that (a) if such Acquisition involves consideration greater than $10.0 million, then (A) subject to the Limited Condition Transaction provisions, the Borrower would be in compliance with Section 8.10 on a Pro Forma Basis as of the last day of the most recently ended Measurement Period (whether or not Section 8.10 was otherwise applicable as of such last day), and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating such compliance and (B) the Borrower shall have provided the Administrative Agent no less than five (5) Business Days’ prior written notice of the consummation of such Acquisition and (b) the aggregate amount of consideration paid by a Credit Party in respect of all Acquisitions of Persons that do not become Guarantors and/or assets that do not become Collateral during the term of this Agreement (other than any such Persons or assets owned by or that otherwise constitute an Investment (each, an “Ancillary Investment”) of any Person that is the subject to such Acquisition, as long as such Ancillary Investment was not made by such person in contemplation of such Acquisition) shall not exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period; provided that the Borrower may elect to allocate consideration expended in such Acquisition for Property to be held by members of the Consolidated Group that are not Credit Parties or Acquisitions of Subsidiaries that are not Guarantors to Investments made pursuant to any clause of Section 8.02, so long as capacity to make such Investments pursuant to the applicable clause is available at the time of such allocation (and any consideration so allocated shall reduce capacity for Investments pursuant to such clauses to the extent that capacity for such Investments are limited by such clauses), and to the extent such consideration is in fact so allocated to one of such clauses in accordance with the foregoing requirements, such consideration shall not count toward the limitations set forth in this clause (b).

“Permitted Business” means the businesses of the Borrower and its Subsidiaries conducted on the Closing Date and any business reasonably related, ancillary or complementary thereto and any reasonable extension thereof.

“Permitted Liens” means Liens permitted pursuant to Section 8.01.

“Permitted Notes Refinancing Debt” means Indebtedness that is not prohibited by the terms of this Agreement and that (i) does not mature earlier than the date that is one hundred eighty-one (181) days after the Revolving Termination Date, (ii) does not have a Weighted Average Life to Maturity that is shorter than the then-remaining Weighted Average Life to Maturity of the 2027 Senior Secured Notes or the 2028 Senior Secured Notes and is not otherwise subject to any amortization or required sinking fund payments; provided that customary amortization payments with respect to “term A loans” or “term B loans” shall be permitted (provided that such customary amortization payments shall not result in, when taken together with the aggregate principal amount all other Incremental Equivalent Debt and Permitted Notes Refinancing Debt, more than 25% of the aggregate principal amount of such Indebtedness being scheduled to be repaid prior to the Revolving Termination Date, (iii) does not have mandatory prepayment or mandatory offer to purchase events that are more onerous to the Borrower and its Subsidiaries than the terms of the 2027 Senior Secured Notes or the 2028 Senior Secured Notes; provided that customary “excess cash flow”, asset sale and casualty event prepayments with respect to “term A loans” and “term B loans” shall be permitted, (iv) to the extent secured, is not secured by assets that are not Collateral and the Liens on such Collateral are pari passu or junior to the Liens on such Collateral securing the 2027 Senior Secured Notes or the 2028 Senior Secured Notes (and shall be subject to the Intercreditor Agreement or to another intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower) and (v) is not guaranteed other than by a Credit Party.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning provided in Section 7.02.

“Pledge and Security Agreement” means the pledge and security agreement substantially in the form of Exhibit G, among the Borrower and the Credit Parties, as pledgors and grantors, and the Collateral Agent, and any other pledge and/or security agreements governed by the laws of any state of the United States of America that may be entered into by and among or between any Credit Party and the Collateral Agent pursuant to the terms hereof.

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Present Fair Saleable Value” has the meaning provided in the definition of “Solvent.”

“Prime Rate” has the meaning provided in the definition of “Base Rate.”

“primary obligor” has the meaning provided in the definition of “Support Obligations.”

“Professional Services Affiliate” means any PC Entity that (i) has entered into a Management Services Agreement with the Borrower or any Guarantor and (ii) is Controlled, directly or indirectly, by the Borrower. For the avoidance of doubt, any Professional Services Affiliate of a Subsidiary of the Borrower shall be a Professional Services Affiliate of the Borrower.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with the financial covenant set forth in Section 8.10 and any other financial test, fixed charge coverage ratio based test, leverage ratio based test (including for determining the Applicable Rate and Commitment Fee Rate) or covenant hereunder (including, but not limited to, “grower” baskets with respect to Indebtedness, Investments, Dispositions, Restricted Payments (including, without limitation, any payment or prepayment of Subordinated Debt) and Liens), that all Pro Forma Events that have occurred during the applicable period of four (4) consecutive fiscal quarters or subsequent to such period and prior to or simultaneously with the event for which the calculation of such covenant, test or ratio is made shall be deemed to have been consummated and incurred as of the first day of such period and all Pro Forma Cost Savings relating to any Pro Forma Event shall have been added to Consolidated EBITDA in accordance with the definitions of “Consolidated EBITDA” and “Pro Forma Cost Savings.” Notwithstanding anything herein or in any other Credit Document to the contrary, when calculating any ratios or tests for purposes of the incurrence of any Indebtedness under any leverage-ratio-based incurrence test, the cash and Cash Equivalents that are proceeds from the incurrence of any such Indebtedness shall not be netted for purposes of the pro forma calculation of any applicable ratio or test, but pro forma adjustment shall be given effect to any prepayment or repayment of Indebtedness with the use of such proceeds.

“Pro Forma Cost Savings” means, with respect to any Measurement Period, the reduction in net costs and expenses and related adjustments that:

(a) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the Measurement Period or subsequent to the Measurement Period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act, or

(b) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition or by any related business of the Borrower or any Subsidiary with which such business is proposed to be or is being or has been integrated within twenty-four (24) months after the date of the acquisition, merger, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(c) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition of the Borrower or any Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of the Borrower based upon specifically identifiable actions to be taken within twenty-four (24) months of the date of the acquisition, merger, consolidation or disposition, in each case, regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period. Pro Forma Cost Savings as of any date of determination, together with any addbacks to Consolidated EBITDA included pursuant to clause (h) of the definition thereof, shall not in the aggregate exceed 25% of Consolidated EBITDA for such Measurement Period (after giving effect to such Pro Forma Cost Savings or amounts pursuant to clause (h) of the definition of “Consolidated EBITDA” for such Measurement Period).

“Pro Forma Event” means (a) the Transactions, (b) any Incremental Loan Facilities, (c) any Incremental Equivalent Debt, (d) any Acquisition or similar Investment that is not prohibited by this Agreement, (e) any Subject Disposition, (f) any Disposition of all or substantially all of the assets or all the Equity Interests of the Borrower or any Subsidiary that is not prohibited by this Agreement, (g) any designation of a Subsidiary as an Unrestricted Subsidiary or any Subsidiary Redesignation, (h) any discontinuance of a division or line of business or operations, (i) any operational change and (j) any other similar events occurring or transactions consummated during the period (including any Indebtedness that is incurred, repaid or assumed in connection therewith, assuming such Indebtedness bears interest during any portion of the applicable period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of outstanding Revolving Commitments of such Lender at such time and the denominator of which is the aggregate amount of Revolving Commitments of all Lenders at such time; provided that, if any such Revolving Commitments have been terminated, then the Pro Rata Share of each applicable Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Public Lender” has the meaning provided in Section 7.02.

“Purchase Money Indebtedness” means Indebtedness (including obligations in respect of capital leases) incurred (within 365 days of such purchase) to finance or refinance the purchase (including, in the case of capital lease obligations, the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C.
 5390(c)(8)(D).

“QFC Credit Support” has the meaning provided in Section 11.21.

“Qualified Capital Stock” means any Capital Stock of the Borrower other than Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables Assets” means (a) any accounts receivable of the Borrower or any Subsidiary and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations, in each case in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable financing and which are sold, contributed, conveyed, assigned or otherwise transferred or pledged by the Borrower or any of its Subsidiaries in connection with a Receivables Facility.

“Receivables Facility” means any financing transaction, including any securitization, revolving credit facility, factoring arrangement or other form of financing transaction, as may be amended, modified, supplemented, replaced or refinanced from time to time, pursuant to which (a) the Borrower or any Subsidiary sells (directly or indirectly), conveys, assigns or otherwise transfers Receivables Assets or grants a security interest therein to a Receivables Subsidiary or other Person, and (b) the obligations of the Borrower or such Subsidiary, as applicable, thereunder are non-recourse (except for Standard Securitization Undertakings) to the Borrower and such Subsidiary that, in the case of each of clause (a) and (b) meets the following conditions: (i) the Borrower shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Subsidiaries (taken as a whole) and (ii) all Dispositions of accounts receivable and related assets by the Borrower or any Subsidiary to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Borrower).

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any Receivables Assets or participation interest issued or sold in connection with, and other fees paid to a Person that is not the Borrower or a Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary or Unrestricted Subsidiary (or another Person formed for the purposes of engaging in a Receivables Facility with the Borrower, any Subsidiary or any Unrestricted Subsidiary in which the Borrower, any Subsidiary or any Unrestricted Subsidiary makes an Investment and to which the Borrower, any Subsidiary or any Unrestricted Subsidiary sells, assigns, conveys or otherwise transfers assets constituting Receivables Assets) formed for the purpose of, and which engages in no activities other than in connection with, the financing of accounts receivable of the Borrower and its Subsidiaries and Unrestricted Subsidiaries and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower, any Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower, any Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower any Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which none of the Borrower, any Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower, such Subsidiary (other than any Receivables Subsidiary) or such Unrestricted Subsidiary (other than any Receivables Subsidiary) reasonably believes to be no less favorable to the Borrower, such Subsidiary (other than any Receivables Subsidiary) or such Unrestricted Subsidiary (other than any Receivables Subsidiary) than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(c) to which none of the Borrower, any Subsidiary (other than any Receivables Subsidiary) or any Unrestricted Subsidiary (other than any Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Recipient” has the meaning provided in the definition of “Excluded Taxes.”

“Register” has the meaning provided in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning provided in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reorganization Plan” has the meaning provided in the recitals hereto.

“Reorganization Transactions” means transactions taken under or contemplated by the Restructuring Support Agreement and all other related and ancillary transactions thereto.

“Replaced Revolving Commitments” has the meaning provided in Section 2.16(a).

“Replacement Revolving Commitments” has the meaning provided in Section 2.16(a).

“Replacement Revolving Lender” has the meaning provided in Section 2.16(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period to the PBGC has been waived by regulation.

“Reportable Compliance Event” means that: (a) any Specified Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, or criminally penalized or the subject of an investigation by a Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law, International Trade Laws, or Sanctions; (b) any Specified Covered Entity engages in a transaction that has caused any Person hereunder (including the Administrative Agent, the L/C Issuer, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any Anti-Corruption Law, International Trade Law, or Sanctions, including a Specified Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or located in any Sanctioned Jurisdiction; or (c) any pledged Collateral qualifies as Blocked Property.

“Request for Credit Extension” means (a) with respect to a Borrowing of Loans (including Swingline Loans), a Loan Notice and (b) with respect to an L/C Credit Extension, a L/C Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Aggregate Revolving Commitments or, if the Revolving Commitments shall have expired or been terminated, Lenders holding more than 50% of the aggregate principal amount of the Revolving Obligations (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Credit Party, the chief executive officer, chief operating officer, the president, any executive vice president, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, any vice president, any senior vice president, the secretary or the general counsel of such Credit Party, any manager of such Credit Party (if such Credit Party is a limited liability company) or the general partner of such Credit Party (if such Credit Party is a limited partnership). Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Party List” means any export controls-related list administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security (e.g., Entity List, Denied Persons List, Unverified List, or Military End-User List).

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any member of the Consolidated Group, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock or (iii) any payment or prepayment of principal on or redemption, repurchase or acquisition for value of, any Subordinated Debt of any member of the Consolidated Group, except any scheduled payment of principal (including at maturity) or any prepayment, redemption, repurchase or acquisition for value thereof within three hundred sixty- five (365) days of the stated maturity thereof.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of October 20, 2023, by and among the Borrower, the Lenders party thereto, Stonepeak Magnet Holdings LP, and the various other parties thereto.

“Revolving Commitment” means, for each Revolving Lender, the commitment of such Lender to make Revolving Loans (and to share in Revolving Obligations) hereunder, under documentation relating to Incremental Revolving Commitments or pursuant to an Additional Credit Extension Amendment, in each case, in the amount of such Lender’s Revolving Committed Amount, as such commitment may be increased or decreased pursuant to the other provisions hereof.

“Revolving Commitment Percentage” means, for each Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Revolving Lender’s Revolving Committed Amount at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The Revolving Commitment Percentages as of the Closing Date are set forth in Schedule 2.01 hereto under the column entitled “Revolving Commitment Percentage”.

“Revolving Committed Amount” means, for each Revolving Lender, the amount set forth in Schedule 2.01 hereto under the row applicable to such Lender in the column entitled “Revolving Committed Amount”, in the Assignment and Assumption by which such Revolving Lender became a Revolving Lender or in any documentation relating to Incremental Revolving Commitments or Additional Credit Extension Amendments, as such Revolving Committed Amount may be reduced or increased pursuant to the other provisions hereof.

“Revolving Facility” means the Aggregate Revolving Commitments and the provisions herein related to the Revolving Loans, the Swingline Loans and the Letters of Credit.

“Revolving Lender Joinder Agreement” means a joinder agreement, in a form to be agreed among the Administrative Agent, the Borrower and each Lender with an Incremental Revolving Commitment or commitment under an Incremental Revolving Facility, executed and delivered in accordance with the provisions of Section 2.01(d).

“Revolving Lenders” means the Persons listed on Schedule 2.01 hereto under the heading “Revolving Lender” together with their successors and permitted assigns, and any Person that shall be designated a “Revolving Lender” pursuant to Incremental Revolving Commitments or an Additional Credit Extension Amendment in accordance with the provisions hereof.

“Revolving Loans” has the meaning provided in Section 2.01(a).

“Revolving Notes” means the promissory notes, if any, given to evidence the Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Revolving Note is attached as Exhibit B-1.

“Revolving Obligations” means the Revolving Loans, the L/C Obligations and the Swingline Loans; provided that Excluded Swap Obligations shall not constitute Revolving Obligations of any Guarantor that is not a Qualified ECP Guarantor.

“Revolving Termination Date” means November 2, 2027; provided that, if on the date that is one hundred eighty-one (181) days prior to the maturity date of the 2027 Senior Secured Notes (the “Springing Maturity Date”), more than $30.0 million in aggregate principal amount of the 2027 Senior Secured Notes remain outstanding or all amounts in excess of such $30.0 million have not been refinanced, repaid, prepaid, redeemed, satisfied and discharged or defeased with (a) Permitted Notes Refinancing Debt, (b) net proceeds of an issuance of Qualified Capital Stock of the Borrower to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary, (c) net proceeds of an asset sale or other disposition of property or assets to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary otherwise permitted under this Agreement, (d) a capital contribution to the Borrower from a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary and/or (e) cash from operations, then the Revolving Termination Date shall be the Springing Maturity Date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

“Same Day Funds” means, with respect to disbursements and payments in Dollars, immediately available funds.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions.

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any Sanctions-related list; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of or at the direction of, one or more Persons described in clauses (a) or (b) above.

“Sanctions” means all Laws relating to economic and financial sanctions or trade embargoes administered by the United States, including the U.S. Department of State and the U.S. Department of the Treasury’s Office of Foreign Assets Control, Canada, the European Union or any Member State, the United Kingdom, or the United Nations Security Council.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Section 2.02(b) Ratable Share” has the meaning provided in Section 2.02(b).

“Secured Party” has the meaning provided in the Pledge and Security Agreement.

“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Senior Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries that is not expressly subordinated in right of payment to any other Indebtedness of Borrower or any of its Subsidiaries.

“Significant Subsidiary” means (a) any Subsidiary that satisfies the criteria for a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Laws, as such Regulation is in effect on the Closing Date and (b) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 9.01(f) or (h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Determination Date” has the meaning provided in the definition of “Daily Simple SOFR”.

“SOFR Floor” means a rate of interest per annum equal to 0.00%.

“SOFR Rate Day” has the meaning provided in the definition of “Daily Simple SOFR”.

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the Fair Value and Present Fair Saleable Value of the aggregate assets of such Person exceeds the value of its Liabilities; (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business; (c) such Person will be able to pay its Liabilities as they mature or become absolute; and (d) the Fair Value and Present Fair Saleable Value of the aggregate assets of such Person exceeds the value of its Liabilities by an amount that is not less than the capital of such Person (as determined pursuant to Section 154 of the Delaware General Corporate Law). The term “Solvency” shall have an equivalent meaning. For the purposes of this definition, “Fair Value” means the aggregate amount at which the assets of the applicable entity (including goodwill) would change hands between a willing buyer and a willing seller, within a commercially reasonable amount of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act and with equity to both; “Present Fair Saleable Value” means the aggregate amount of net consideration (giving effect to reasonable and customary costs of sale or Taxes) that could be expected to be realized if the aggregate assets of the applicable entity are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of assets of comparable business enterprises; and “Liabilities” means all debts and other liabilities of the applicable entity, whether secured, unsecured, fixed, contingent, accrued or not yet accrued.

“SPC” has the meaning provided in Section 11.06(h).

“Specified Covered Entity” means (a) the Borrower and each of the Borrower’s Subsidiaries; and (b) each Guarantor and any Person who has pledged (or will pledge) Collateral hereunder or under any Credit Document.

“Springing Maturity Date” has the meaning provided in the definition of “Revolving Termination Date.”

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any of its Subsidiaries or Unrestricted Subsidiary which the Borrower has determined in good faith to be customary in a Receivables Facility, including those relating to the servicing of the Receivables Assets.

“Stonepeak” means Stonepeak Magnet Holdings LP and any investment funds advised, managed or controlled by Stonepeak Infrastructure Partners and, in each case (whether individually or as a group), Affiliates of any of the foregoing.

“Strategic Investor” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners.

“Subject Disposition” means any Disposition other than (a) Dispositions of damaged, worn-out or obsolete Property that, in the Borrower’s reasonable judgment, is no longer used or useful in the business of the Borrower or its Subsidiaries; (b) Dispositions of inventory, services or other property in the ordinary course of business; (c) Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement equipment or property (which replacement property is actually promptly purchased); (d) licenses, sublicenses, leases, subleases and assignments not interfering in any material respect with the business of the Borrower or its Subsidiaries; (e) the sale, discount or other Disposition (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of inventory, accounts receivable or notes receivable in the ordinary course of business or in connection with the compromise or collection thereof or consistent with past practice or in bankruptcy or similar proceedings, or the conversion or exchange of accounts receivable for notes receivable; (f) any Disposition at any time by (i) a Credit Party to any other Credit Party, (ii) a Subsidiary that is not a Credit Party to a Credit Party or (iii) a Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party; (g) the Disposition of cash or Cash Equivalents; (h) Excluded Sale and Leaseback Transactions; (i) Restricted Payments not prohibited by Section 8.06; (j) mergers, amalgamations and consolidations not prohibited by Section 8.04; (k) the granting of Liens not prohibited by Section 8.01; (l) a Disposition of Property, to the extent constituting the making of an Investment not prohibited by Section 8.02 (other than Section 8.02(a)); (m) Dispositions, in one transaction or a series of related transactions, of assets or other properties of the Borrower or its Subsidiaries with fair market value in the aggregate not exceeding the greater of (i) $15.0 million and (ii) 20% of Consolidated EBITDA for the most recently ended Measurement Period in the aggregate during the term of this Agreement; (n) Dispositions related to the unwinding of any Swap Contract in accordance with its terms; (o) the sale of assets received by the Borrower or any of its Subsidiaries upon the foreclosure on a Lien; (p) the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice; (q) sales, transfers or other Dispositions to Professional Services Affiliates in the ordinary course of business and consistent with past practices pursuant to Management Services Agreements; (r) the issuance of Capital Stock by a Subsidiary to the Borrower or to another Subsidiary or as part of, or pursuant to, an equity incentive or compensation plan approved by the Board of Directors of the Borrower; (s) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or any institution of a proceeding for, or actual condemnation, seizure or taking by the exercise of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing; (t) sales, transfers or other Dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to, customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding arrangements; (u) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind; (v) any sales or grants of licenses or sublicenses to use the intellectual property, or the abandonment, dedication to the public or other disposition thereof, and licenses, leases or subleases of other assets, of the Borrower or any of its Subsidiaries to the extent not materially interfering with the business of the Borrower and its Subsidiaries; (w) Dispositions of non-voting Preferred Equity Interests in a Subsidiary to a Strategic Investor in the ordinary course of business and for a bona fide business purpose; (x) Dispositions of Equity Interests of, or sale of Indebtedness or other assets or securities of, Unrestricted Subsidiaries; and (y) any sale, contribution, transfer, assignment or other disposition of Receivables Assets, or participations therein, in connection with any Receivables Facility.

“Subordinated Debt” means (a) as to the Borrower, any Funded Debt of the Borrower that is expressly subordinated in right of payment to the prior payment of any of the Revolving Obligations of the Borrower and (b) as to any Guarantor, any Funded Debt of such Guarantor that is expressly subordinated in right of payment to the prior payment of any of the Revolving Obligations of such Guarantor.

“Subsidiary” of a Person means (a) a Professional Services Affiliate of such Person, (b) a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person or (c) any other Person that is a consolidated subsidiary of such Person under GAAP and designated as a Subsidiary of such Person in a certificate to the Administrative Agent by a financial or accounting officer of such Person; provided that, notwithstanding the foregoing or anything to the contrary herein or in any other Credit Document, no Minority Investment shall be considered to be a Subsidiary of the Borrower for purposes of this Agreement or any other Credit Document. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower; provided that an Unrestricted Subsidiary shall be deemed not to be a Subsidiary for purposes of this Agreement and each other Credit Document.

“Subsidiary Redesignation” has the meaning provided in the definition of “Unrestricted Subsidiary.”

“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person. The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Supported QFC” has the meaning provided in Section 11.21.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.01(c).

“Swingline Commitment” means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans, and with respect to each Lender, the commitment of such Lender to purchase participation interests in Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means PNC Bank, National Association, in its capacity as such, together with any successor in such capacity.

“Swingline Loans” has the meaning provided in Section 2.01(c).

“Swingline Note” means the promissory note given to evidence the Swingline Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Swingline Note is attached as Exhibit B-2.

“Swingline Sublimit” has the meaning provided in Section 2.01(c).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Tax Returns” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules) including any informational return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Date” has the meaning provided in the definition of “Term SOFR Rate”.

“Term SOFR Rate” means, for any calculation with respect to any Borrowing of Term SOFR Rate Loans, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” means a Loan that bears interest at a rate based on the Term SOFR Rate.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party Payor” means Medicare, Medicaid or any Federal Health Care Program, private insurance company, health maintenance organization, preferred provider organization, alternative delivery system, managed care system, government contracting agency or other similar entity that is obligated to make payments on behalf of any Account Debtor of any Person.

“Total Assets” of any Person means the total assets of such Person as set forth on such Person’s most recent balance sheet.

“Trademark” has the meaning set forth in the Pledge and Security Agreement.

“Transaction Agreement Date” has the meaning provided in Section 1.07.

“Transactions” means (i) the establishment of the Revolving Commitments, (ii) the Reorganization Transactions, (iii) the incurrence of the 2027 Senior Secured Notes, (iv) the incurrence of the 2028 Senior Secured Notes and (v) the payment of fees and expenses in connection with the foregoing.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, purchase cards, account reconciliation and reporting and trade finance services.

“Treasury Management Bank” has the meaning provided in the definition of “Borrower Obligations.”

“Type” means, with respect to any Revolving Loan, its character as a Base Rate Loan or a Term SOFR Rate Loan.

“UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unreimbursed Amount” has the meaning provided in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary that is designated as an Unrestricted Subsidiary hereunder by written notice from the Borrower to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary if (a) no Default or Event of Default would result and be continuing after giving effect thereto; (b) when any Subsidiary is designated as an Unrestricted Subsidiary, the portion of the aggregate fair value of the assets of such newly designated Unrestricted Subsidiary (proportionate to the Borrower’s or applicable Subsidiary’s equity interest in such Unrestricted Subsidiary) at the time of the designation thereof as an Unrestricted Subsidiary shall be treated as Investments pursuant to Section 8.02 and such designation shall only be permitted if there is capacity for such Investment under Section 8.02(x); and (c) with respect to any Indebtedness for borrowed money with an aggregate principal amount in excess of $25.0 million (to the extent the concept of an Unrestricted Subsidiary exists in such other Indebtedness), such Subsidiary shall have been designated an Unrestricted Subsidiary (or otherwise not be subject to the covenants and defaults except on a basis substantially similar to this Agreement) under the documents governing such Indebtedness permitted to be incurred hereunder; provided, further, that (A) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary being designated as an Unrestricted Subsidiary, immediately after such designation: (i) is guaranteed by the Borrower or any of its Subsidiaries; (ii) is recourse to the Borrower or any of its Subsidiaries; or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries to satisfaction thereof, (B) except as otherwise permitted by this Agreement (including Section 8.09), neither the Borrower nor any Subsidiary has any contract, agreement, arrangement or understanding with such Subsidiary being so designated as an Unrestricted Subsidiary, written or oral, other than on terms no less favorable to the Borrower or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, (C) neither the Borrower nor any Subsidiary (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Capital Stock of such Subsidiary being so designated as an Unrestricted Subsidiary or other equity interests therein or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results and (D) at the time any Subsidiary is designated as an Unrestricted Subsidiary, such newly designated Unrestricted Subsidiary may not own or hold (directly or indirectly) any rights in any intellectual property that is material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole (“Material IP”). Any Unrestricted Subsidiary may be designated by the Borrower to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that no Event of Default would result therefrom. The term “Unrestricted Subsidiary” shall also include any subsidiary of an Unrestricted Subsidiary. An Unrestricted Subsidiary, for as long as such Subsidiary remains an Unrestricted Subsidiary, shall be deemed to not be a Subsidiary or Borrower for all purposes under the Credit Documents.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regime” has the meaning provided in Section 11.21.

“Voting Stock” has the meaning provided in the definition of “Change of Control.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the outstanding principal amount of such Indebtedness on such date.

“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.

“Withholding Agent” means any Credit Party, the Administrative Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Interpretative Provisions.

With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to “Articles,” “Sections,” “Exhibits” and “Schedules” shall be construed to refer to articles and sections of, and exhibits and schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(d) If a new Class of Revolving Commitments is established after the Closing Date pursuant to an Additional Credit Extension Amendment, references to “Revolving Commitments” herein shall mean all Classes of Revolving Commitments, unless the Additional Credit Extension Amendment provides otherwise with respect to any one or more particular references to “Revolving Commitments”; and references to “Revolving Facility,” “Revolving Lender” and “Revolving Loan” shall also be subject to such rule of interpretation.

(e) Notwithstanding anything in this Agreement or any Credit Document to the contrary, in calculating any Non-Fixed Basket, any amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket (and proceeds thereof) in a substantially concurrent transaction with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket shall be disregarded in the calculation of such Non-Fixed Basket.

(f) Notwithstanding anything in this Agreement or any Credit Document to the contrary, in the event any Lien, Indebtedness, Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Credit Document (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of baskets under this Agreement (including within any defined terms or within or, to the extent reallocation of available capacity is expressly permitted between the applicable covenants, among negative covenants), including any Fixed Basket or Non-Fixed Basket, as applicable, the Borrower shall be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re-classification) any such Lien, Indebtedness, Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable baskets under this Agreement (in the case of re-classification or re-division, so long as the amount so re-classified or re-divided is permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable basket into which such amount is re-classified or re-divided at such time). For the avoidance of doubt, the amount of any Lien, Indebtedness, Disposition, Investment, Restricted Payment

or other transaction, action, judgment or amount that shall be allocated to each such basket shall be determined by the Borrower at the time of such division, classification, re-division or re-classification, as applicable. If any Lien, Indebtedness (including pursuant to Incremental Loan Facilities, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or Extended Loans/Commitments), Disposition, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Credit Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any Fixed Basket, could subsequently be re-divided and re-classified under a Non-Fixed Basket, such re-division and re-classification shall be deemed to occur automatically, in each case, unless otherwise elected by the Borrower. Notwithstanding the foregoing, (i) all Indebtedness outstanding under the Credit Documents will be deemed to have been incurred in reliance only on the exception in Section 8.03(a), (ii) the 2027 Senior Secured Notes and the 2028 Senior Secured Notes will be deemed to have been incurred in reliance only on the exception in Section 8.03(k) (and any refinancing thereof pursuant to Section 8.03(l) shall only be incurred pursuant to such Section 8.03(l)) and (iii) Incremental Equivalent Debt will be deemed to have been incurred in reliance only on the exception in Section 8.03(y).

1.03 Accounting Terms and Provisions.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis in a manner consistent with that used in preparing the audited financial statements referenced in Section 7.01(a), except as otherwise specifically prescribed herein.

(b) Notwithstanding any provision herein to the contrary, determinations of (i) the Consolidated Senior Secured Net Leverage Ratio for purposes of determining the applicable pricing level under the definition of “Applicable Rate” or “Commitment Fee Rate,” (ii) Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio for the purposes of determining compliance with covenants, conditions and the Incremental Loan Facilities and (iii) revenues for determining Material Subsidiaries and Immaterial Subsidiaries shall be made on a Pro Forma Basis.

(c) If, at any time after the Closing Date, any change in GAAP or in the consistent application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, the Borrower may, after giving written notice thereof to the Administrative Agent, determine all such computations on such a basis; provided that, if any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, further, that, until so amended (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d) Notwithstanding anything in this Agreement to the contrary, any obligation of the Borrower and/or any of its Subsidiaries that would have been characterized as an operating lease as determined in accordance with GAAP as in effect prior to January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a capital lease) and be excluded from the definition of “Indebtedness” and other relevant definitions for all purposes under this Agreement, regardless of any change in GAAP following such date that would otherwise require such obligation to be re-characterized as a capital lease.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise provided, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount available to be drawn of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

1.07 Limited Condition Transactions.

In connection with any action being taken in connection with a Limited Condition Transaction for purposes of determining:

(a) any calculation of the relevant ratios (including the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio), Consolidated Net Income, Consolidated EBITDA and testing availability under baskets (including baskets measured as a percentage of Consolidated EBITDA) with respect to the incurrence of any Indebtedness or Liens, the making of any Permitted Acquisitions or similar Investments, Restricted Payments (including, without limitation, any payment or prepayment of Subordinated Debt subject to Section 8.06), asset sales or other sales or Dispositions of assets or fundamental changes, any designation of Unrestricted Subsidiaries and any Subsidiary Redesignation, or

(b) compliance with representations and warranties or whether a Default or Event of Default exists in connection with any of the foregoing (in each case, other than with respect to any Credit Extension), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date that the definitive agreement for such Limited Condition Transaction is entered into or the date that such Limited Condition Transaction is declared (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis,” Consolidated EBITDA or “Consolidated Net Income”. For the avoidance of doubt, if the Borrower makes an LCA Election, (a) any fluctuation or change in the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Net Income and/or Consolidated EBITDA, from the Transaction Agreement Date to the date of consummation of such Limited Condition Transaction will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred, or whether any other transaction undertaken in connection with such Limited Condition Transaction by the Borrower or any of its Subsidiaries complies with the Credit Documents and (b) after the Transaction Agreement Date and until such Limited Condition Transaction is consummated or the definitive agreements in respect thereof are terminated or expire, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including without limitation the incurrence of Indebtedness and Liens) will be given Pro Forma Effect as if they occurred at the beginning of the most recently ended Measurement Period when determining compliance of other transactions (including without limitation the incurrence of Indebtedness and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Agreement Date and on or prior to the date of consummation of such Limited Condition Transaction and any such transactions (including without limitation any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and be outstanding thereafter for purposes of calculating any baskets or ratios under the Credit Documents after the Transaction Agreement Date and before the date of consummation of such Limited Condition Transaction (or the date the definitive agreements in respect thereof are terminated or expire).

1.08 Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.09 Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Commitments.

Subject to the terms and conditions set forth herein:

(a) Revolving Loans. On and after the Closing Date, each Revolving Lender severally agrees to make revolving credit loans (the “Revolving Loans”) in Dollars to the Borrower from time to time on any Business Day prior to the Revolving Termination Date; provided that, after giving effect to any such Revolving Loan, (x) with respect to the Revolving Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed $55.0 million (as such amount may be increased pursuant to Section 2.01(e) or decreased pursuant to Section 2.07 or 9.02(a), the “Aggregate Revolving Committed Amount”) and (y) with respect to each Revolving Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans, Term SOFR Rate Loans or a combination thereof, as the Borrower may request. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

(b) Letters of Credit. On and after the Closing Date, (x) each L/C Issuer, in reliance upon the commitments of the Revolving Lenders set forth herein, agrees (A) to issue Letters of Credit for the account of the Borrower (or for the account of any member of the Consolidated Group, but in such case, the Borrower will remain obligated to reimburse such L/C Issuer for any and all drawings under such Letter of Credit, and the Borrower acknowledges that the issuance of Letters of Credit for the account of members of the Consolidated Group inures to the benefit of the Borrower and the Borrower’s business derives substantial benefits from the business of such members of the Consolidated Group) on any Business Day, (B) to amend or extend Letters of Credit previously issued hereunder and (C) to honor drawings under Letters of Credit; and (y) each Revolving Lender severally agrees to purchase from such L/C Issuer a participation interest in each Letter of Credit issued hereunder in an amount equal to such Revolving Lender’s Pro Rata Share thereof; provided that (A) the Outstanding Amount of L/C Obligations shall not exceed $5.0 million (as such amount may be decreased in accordance with the provisions hereof, the “L/C Sublimit”), (B) with regard to the Revolving Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, (C) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed such Lender’s Revolving Commitment, and (D) no L/C Issuer shall be required to (but, in its sole discretion, any L/C Issuer may) issue, amend, extend or increase any Letter of Credit if, after giving effect thereto, there would be L/C Obligations arising from Letters of Credit issued by such L/C Issuer in excess of its L/C Commitment. Subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(c) Swingline Loans. During the Commitment Period, the Swingline Lender agrees, in reliance upon the commitments of the other Revolving Lenders set forth herein, to make revolving credit loans (the “Swingline Loans”) to the Borrower in Dollars on any Business Day; provided that (i) the Outstanding Amount of Swingline Loans shall not exceed $5.0 million (as such amount may be decreased in accordance with the provisions hereof, the “Swingline Sublimit”), (ii) with respect to the Revolving Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed such Revolving Lender’s Revolving Commitment. Swingline Loans shall be comprised solely of Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a participation interest in such Swingline Loan in an amount equal to such Lender’s Revolving Commitment Percentage thereof.

(d) Incremental Loan Facilities. Any time after the Closing Date, the Borrower may, upon written notice to the Administrative Agent, establish additional revolving credit facilities by increasing the Aggregate Revolving Commitments hereunder as provided in Section 2.01(e) (the “Incremental Revolving Commitments”) or establishing one or more additional revolving credit facility tranches hereunder (including, for the avoidance of doubt, increasing any existing Incremental Revolving Facility) as provided in Section 2.01(e) (the “Incremental Revolving Facilities”; the Incremental Revolving Facilities and the Incremental Revolving Commitments are collectively referred to as the “Incremental Loan Facilities”); provided that:

(i) the aggregate principal amount of loans and commitments for all the Incremental Loan Facilities established after the Closing Date will not exceed an amount equal to the sum of (x) (A) an amount equal to (I) the greater of $75.0 million and 100% of Consolidated EBITDA for the most recently ended Measurement Period minus (II) $55.0 million (the “Incremental Base Amount”), minus (B) the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to Section 8.03(y)(i) after the Closing Date, plus (y) the aggregate principal amount of all permanent reductions in the Revolving Commitments pursuant to Section 2.07 and all voluntary prepayments of the 2027 Senior Secured Notes and the 2028 Senior Secured Notes and any Incremental Equivalent Debt that is secured by the Collateral on a pari passu basis with the Obligations, in each case, made prior to the date of such incurrence other than from proceeds of long-term Indebtedness (the “Incremental Prepayment Amount”), minus the aggregate principal amount of Incremental Equivalent Debt incurred or established pursuant to Section 8.03(y)(ii), plus (z) additional amounts of Indebtedness that may be incurred at such time that would not cause the Consolidated First Lien Net Leverage Ratio, on a Pro Forma Basis (for the avoidance of doubt, after giving effect to such Incremental Loan Facilities and the immediately following provisos) as of the last day of the most recently ended Measurement Period, to exceed 5.00:1.00; provided, further, that, in each case, with respect to any Incremental Loan Facility, the maximum amount of loans available to be drawn thereunder is assumed to have been borrowed, but without giving effect to any incurrence under the Incremental Base Amount that is incurred substantially simultaneously with amounts under this clause (z); provided, further, that the Borrower shall be deemed to have utilized the amounts under clauses (y) and (z) prior to utilization of the amounts under clause (x);

(ii) subject to the Limited Condition Transaction provisions, no Event of Default shall have occurred and be continuing or shall result after giving effect to any such Incremental Loan Facility; and

(iii) the conditions to the making of a Credit Extension under Section 5.02(a) shall be satisfied.

In connection with the establishment of any Incremental Loan Facility, (A) none of the Lead Arrangers or the Administrative Agent shall have any obligation to arrange for or assist in arranging any Incremental Loan Facility, (B) any Incremental Loan Facility shall be subject to such conditions, including fee arrangements, as may be provided in connection therewith and (C) none of the Lenders shall have any obligation to provide commitments or loans for any Incremental Loan Facility.

(e) Establishment of Incremental Revolving Commitments and Incremental Revolving Facilities. Subject in all cases to Section 2.01(d), the Borrower may (x) establish Incremental Revolving Commitments or Incremental Revolving Facilities by increasing the Aggregate Revolving Committed Amount hereunder and (y) establish Incremental Revolving Facilities; provided that:

(i) any Person that is not a Revolving Lender that is proposed to be a Lender under any such increased Aggregate Revolving Committed Amount or Incremental Loan Facility shall be reasonably acceptable to the Administrative Agent, each L/C Issuer and the Swingline Lender;

(ii) Persons providing commitments for the Incremental Revolving Commitments or Incremental Loan Facilities pursuant to this Section 2.01(e) will provide a Revolving Lender Joinder Agreement;

(iii) increases in the Aggregate Revolving Committed Amount will be in a minimum principal amount of $5.0 million and integral multiples of $1.0 million in excess thereof and Incremental Revolving Facilities shall be in a minimum principal amount of $5.0 million and integral multiples of $1.0 million in excess thereof;

(iv) if any Incremental Revolving Commitments are established and any Revolving Loans are outstanding at the time of any such increase under the applicable Revolving Facility, either, at the option of the Borrower (x) the Borrower will prepay such Revolving Loans on the date of effectiveness of the Incremental Revolving Commitments (including payment of any break-funding amounts owing under Section 3.05) or (y) each Lender with an Incremental Revolving Commitment shall purchase at par interests in each Borrowing of Revolving Loans then outstanding under the applicable revolving facility such that immediately after giving effect to such purchases, each Borrowing thereunder shall be held by each Lender in accordance with its Pro Rata Share of the Revolving Facility;

(v) the final maturity date of any Incremental Revolving Facility shall be no earlier than the Revolving Termination Date and no Incremental Revolving Facility will require any scheduled amortization or mandatory commitment reduction prior to the Revolving Termination Date;

(vi) the final maturity date of any Incremental Revolving Commitment shall be the same as the final maturity date of the revolving facility being increased and no Incremental Revolving Commitment will require any scheduled amortization or mandatory commitment reduction prior to the final maturity date of the revolving facility being increased;

(vii) all Incremental Revolving Facilities shall only be incurred by Credit Parties and shall only be secured by assets that constitute Collateral; and

(viii) the effective yield with respect to any Incremental Revolving Facility shall be determined by the Borrower and the Lenders of the Incremental Revolving Facility.

Any Incremental Revolving Commitment established hereunder shall have terms identical to the Revolving Commitments existing on the Closing Date or those of the applicable Incremental Revolving Facility being increased; provided that, if required to consummate an Incremental Revolving Commitment, the pricing, interest rate margins, rate floors and undrawn fees on the revolving facility being increased may also be increased for all Lenders of such revolving facility without the consent of any Lender, but additional upfront or similar fees may be payable to the Lenders participating in the Incremental Revolving Commitment without any requirement to pay such amounts to any existing Lenders, it being understood that the Credit Parties and the Administrative Agent may make (without the consent of or notice to any other party) any amendment to reflect such increase in any Revolving Commitments.

Any Incremental Revolving Facility established hereunder shall be on terms to be determined by the Borrower and the Lenders thereunder (and the Borrower and the Administrative Agent may, without the consent of any other Lender, enter into an amendment to this Agreement to appropriately include the Incremental Revolving Facilities hereunder); provided that, to the extent that such terms and documentation are not consistent with the applicable revolving facility (except to the extent permitted by clause (v) or (vii) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that (x) without the consent of the Administrative Agent, such documentation may contain additional or more restrictive covenants than the Revolving Facility if such covenants are applicable only after the Final Maturity Date hereunder then in effect at the time such Incremental Revolving Facility is established and (y) to the extent that any financial maintenance covenant or other term is added for the benefit of any Incremental Revolving Facility that applies prior to the Final Maturity Date hereunder then in effect at the time such Incremental Revolving Facility is established, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant or other term is also added for the benefit of the Revolving Facility.

The Administrative Agent shall be entitled to request such legal opinions, certificates (such legal opinions and certificates to be consistent with those delivered under Section 5.01 at the Closing Date, appropriately adjusted, and only to the extent requested by the prospective lenders under any Incremental Revolving Facility or Incremental Revolving Commitments) and affirmations of collateral and guarantees as the Administrative Agent may reasonably deem necessary or advisable in connection with any Incremental Revolving Facility or Incremental Revolving Commitments.

2.02 Borrowings, Conversions and Continuations.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of a Term SOFR Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent by delivery to the Administrative Agent of a written Loan Notice appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Administrative Agent not later than (i) with respect to Term SOFR Rate Loans, 12:00 noon (New York City time) three (3) Business Days prior to the requested date of any such Borrowing, conversion or continuation and (ii) with respect to Base Rate Loans, 12:00 noon (New York City time) on the requested date of any such Borrowing, conversion or continuation. Except in the case of any Revolving Loan that is borrowed to refinance a Swingline Loan or L/C Borrowing (which may be in an amount sufficient to refinance such Swingline Loan or L/C Borrowing), each Borrowing, conversion or continuation shall be in a principal amount of (i) with respect to Term SOFR Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof, or (ii) with respect to Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether such request is for a Borrowing, conversion, or continuation, (ii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed, converted or continued and (v) if applicable, the duration of the Interest Period with respect thereto. If the

Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Rate Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one (1) month. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans (the “Section 2.02(b) Ratable Share”), and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York City time) on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, without the consent of the Required Lenders, a Term SOFR Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Rate Loan. During the existence of an Event of Default, at the request of the Required Lenders, (i) no Loan denominated in Dollars may be requested as, converted to or continued as a Term SOFR Rate Loan and (ii) any outstanding Term SOFR Rate Loan shall be converted to a Base Rate Loan on the last day of the Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of such interest rate. The determination of the Term SOFR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Loans.

2.03 Additional Provisions with Respect to Letters of Credit.

(a) Obligation to Issue or Amend.

(i) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless such L/C Issuer has approved such expiry date;

(B) the expiry date of any requested Letter of Credit would occur after the L/C Expiration Date, unless either (1) all the Revolving Lenders have approved such expiry date or (2) prior to the issuance of such Letter of Credit, such Letter of Credit shall have been Cash Collateralized in a manner consistent with the provisions of Section 2.03(g) below or backstopped by a letter of credit in a face amount equal to 103% of the then- undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the applicable L/C Issuer in its sole discretion; or

(C) such Letter of Credit is to be denominated in a currency other than Dollars.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate any Law applicable to such L/C Issuer;

(C) except as otherwise agreed by such L/C Issuer and the Administrative Agent, such Letter of Credit is in an initial stated amount less than $5,000;

(D) except as otherwise agreed by such L/C Issuer, such Letter of Credit contains provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(E) any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential L/C Obligations (after giving effect to Section 2.14) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has exposure; and

(F) such Letter of Credit is a commercial Letter of Credit, unless such L/C Issuer otherwise consents, or if the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer with respect to letters of credit.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) The applicable L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with such Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Each such L/C Application must be received by the applicable L/C Issuer not later than 12:00 noon (New York City time) at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit (or such later date and time as the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day);

(C) the nature of the proposed amendment; (D) the purpose and nature of the requested Letter of Credit; and (E) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to such L/C Issuer such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer may require.

(ii) Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from the Administrative Agent, any Revolving Lender or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.01 (if issued on the Closing Date) or 5.02 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.

(iii) If the Borrower so requests in any L/C Application, the applicable L/C Issuer will issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued (but in any event not later than thirty (30) days prior to the scheduled expiry date thereof). Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non- Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 noon (New York City time) on or prior to the date that is three (3) Business Days following the date that the Borrower receives notice from any L/C Issuer of any payment by such L/C Issuer under a Letter of Credit (each such date of payment by such L/C Issuer under a Letter of Credit, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in Dollars in an amount equal to the amount of such drawing; provided, that the Borrower and the applicable L/C Issuer may, each in their discretion, with the consent of the Administrative Agent and so long as such arrangements do not adversely affect the rights of any Lender in any material respect, enter into Letter of Credit cash collateral prefunding arrangements acceptable to them for the purpose of reimbursing Letter of Credit draws. If the Borrower does not reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent, at the request of such L/C Issuer, shall promptly notify each Revolving Lender as of the Honor Date of such unreimbursed drawing (an “Unreimbursed Amount”) and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Term SOFR Rate Loans having an Interest Period of one (1) month (unless otherwise specified by the Borrower), to be disbursed on the third (3rd) Business Day after the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Loans but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) shall be in writing.

(ii) Each Revolving Lender shall, upon any notice pursuant to Section 2.03(c)(i), make funds available to the Administrative Agent for the account of such L/C Issuer, in Dollars at the Administrative Agent’s Office for payments in Dollars in an amount equal to its Pro Rata Share of such Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent. With respect to any Unreimbursed Amount, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of such Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at (i) through and including the third Business Day following the Honor Date, the rate of interest applicable to Revolving Loans that are Base Rate Loans and (ii) thereafter, the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to this Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iii) Until a Revolving Lender funds its L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(iv) Each Revolving Lender’s obligation to make L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that such L/C Issuer shall have complied with the provisions of Section 2.03(b)(ii). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(v) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s L/C Advance in respect of the relevant L/C Borrowing. A certificate of the applicable L/C Issuer submitted to any applicable Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding), in the same type of funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the

Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Bank Funding Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to the Borrower and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of the L/C Issuers in such Capacity. Each Revolving Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to the Borrower’s use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as the Borrower may have against the beneficiary or transferee at law, in equity or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer, shall be liable or responsible for any of the matters described in Sections 2.03(e)(i) through (v); provided, however, that, notwithstanding anything in such clauses to the contrary, the Borrower shall have a claim against each L/C Issuer, and each L/C Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that are determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and each L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the applicable L/C Issuer, if, as of the L/C Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 103% of such Outstanding Amount determined as of the L/C Expiration Date). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Revolving Lenders, as collateral for such L/C Obligations, cash or deposit account balances pursuant to customary documentation in form and substance reasonably satisfactory to such L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash collateral shall be maintained in blocked, interest bearing deposit accounts or money market fund accounts at the Administrative Agent.

(h) Applicability of ISP. Unless otherwise expressly agreed by any L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of any Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Borrower’s Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(j) Letter of Credit Fees. The Borrower shall pay Letter of Credit Fees as set forth in Section 2.09(b).

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Addition of L/C Issuer. The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an L/C Issuer under the terms of this Agreement with the consent of such Revolving Lender and upon notice to the Administrative Agent. Any Revolving Lender designated as an L/C Issuer pursuant to this Section 2.03(l) shall have all the rights and obligations of an L/C Issuer under the Credit Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Credit Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as an L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such additional L/C Issuer. If at any time there is more than one L/C Issuer hereunder, the Borrower may, in its discretion, select which L/C Issuer is to issue any particular Letter of Credit.

(m) Provisions Related to Maturing Revolving Commitments. If the Final Maturity Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the Final Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(c) and 2.03(d)) under (and ratably participated in by Revolving Lenders pursuant to) the relevant Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Final Maturity Date of any tranche of Revolving Commitments, if not previously determined, the sublimit for Letters of Credit shall be agreed with the Administrative Agent under the extended tranches and the L/C Commitment of each L/C Issuer shall be agreed with such L/C Issuer. No L/C Issuer shall have any obligation to issue a Letter of Credit with an expiration date beyond the L/C Expiration Date unless it is satisfied there will be sufficient available Revolving Commitments (or backstopping arrangements reasonably satisfactory to the applicable L/C Issuer have been made) to cover its exposure in respect thereof.

2.04 Swingline Loans.

(a) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent by delivery to the Swingline Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swingline Lender of any Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent prior to 3:00 p.m. (New York City time) on the date of the proposed Swingline Borrowing directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Section 5.01 (if on the Closing Date) or Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 4:00 p.m. (New York City time) on the borrowing date specified in such Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds. The Swingline Lender shall not be required to make any Swingline Loan at any time when a Revolving Lender is a Defaulting Lender (except if all of the Swingline Exposure of such Defaulting Lender is reallocated pursuant to Section 2.14).

(b) Refinancing.

(i) The Swingline Lender at any time in its sole and absolute discretion may (and, in any event, within ten (10) Business Days of the applicable Swingline Borrowing, shall) request that each Revolving Lender fund its risk participations in Swingline Loans in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of Swingline Loans then outstanding. Each Revolving Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such notice. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) Each Revolving Lender’s funding of its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(b)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(b) by the time specified in Section 2.04(b)(i), the Swingline Lender shall be entitled to recover from such Revolving

Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s funded participation in the relevant Swingline Loan. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02 or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that the Swingline Lender has complied with the provisions of Section 2.04(a). No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(c) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(d) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its risk participation pursuant to this Section 2.04 of any Swingline Loan, interest in respect thereof shall be solely for the account of the Swingline Lender.

(e) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05 Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Revolving Lenders the Outstanding Amount of the Revolving Loans on the Revolving Termination Date.

(b) Swingline Loans. The Borrower shall repay to the Swingline Lender the Outstanding Amount of the Swingline Loans on the Revolving Termination Date.

2.06 Prepayments.

(a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided that:

(i) in the case of Loans other than Swingline Loans, (A) notice thereof must be received by 12:00 noon (New York City time) by the Administrative Agent at least three (3) Business Days prior to the date of prepayment, in the case of Term SOFR Rate Loans, and one (1) Business Day prior to the date of prepayment, in the case of Base Rate Loans, (B) any such prepayment shall be a minimum principal amount of (x) $500,000 and integral multiples of $100,000 in excess thereof, in the case of Term SOFR Rate Loans and (y) $500,000 and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans, or, in each case, the entire remaining principal amount thereof, if less; and

(ii) in the case of Swingline Loans, (A) notice thereof must be received by the Swingline Lender by 1:00 p.m. (New York City time) on the date of prepayment (with a copy to the Administrative Agent), and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or any lesser amount that may be acceptable to the Swingline Lender).

Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the date and amount of such prepayment, the Loans and Types of Loans that are being prepaid and, if Term SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein. Prepayments of Term SOFR Rate Loans hereunder shall be accompanied by accrued interest on the amount prepaid and breakage or other amounts due, if any, under Section 3.05. Notwithstanding the foregoing, a notice of voluntary prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other contingent events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory Prepayments. Subject in each case to Section 2.06(c):

(i) Revolving Commitments. If at any time (1) the Outstanding Amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (2) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit or (3) the L/C Obligations shall exceed the L/C Sublimit, immediate prepayment will be made on or in respect of the applicable Revolving Obligations in an amount equal to such difference; provided, however, that, except under the circumstances described in Section 2.03(a)(ii)(E), 2.03(g), 2.14(d) or 9.02(c), L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full.

(ii) Term SOFR Prepayment Account. If the Borrower is required to make a mandatory prepayment of Term SOFR Rate Loans under this Section 2.06(b), so long as no Event of Default exists, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Term SOFR Rate Loans and shall be applied to the prepayment of the applicable Term SOFR Rate Loans at the earliest of (x) the end of the current Interest Periods applicable thereto, (y) three (3) months following the date of such deposit and (z) at the election of the Administrative Agent, upon the occurrence of an Event of Default. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Term SOFR Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

(c) Application. Within each Loan, prepayments will be applied first to Base Rate Loans, then to Term SOFR Rate Loans in direct order of Interest Period maturities. In addition:

(i) Voluntary Prepayments of Loans. Voluntary prepayments of any Class of Loans will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests in such Class of Loans.

(ii) Mandatory Prepayments of Loans. Mandatory prepayments will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein; provided that mandatory prepayments in respect of the Revolving Commitments under Section 2.06(b)(i) above shall be applied to the respective Revolving Obligations as appropriate.

2.07 Termination or Reduction of Commitments.

The Revolving Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrower to the Administrative Agent; provided that (i) any such notice thereof must be received by 12:00 noon (New York City time) at least three (3) Business Days prior to the date of reduction or termination and any such reduction or terminations shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof; and (ii) the Commitments may not be reduced to an amount less than the Outstanding Amount of Revolving Obligations that will be then outstanding thereunder. The Administrative Agent will give prompt notice to the Lenders of any such reduction in Commitments. Any reduction of any Commitments shall be applied to the Commitment of each applicable Lender according to its Pro Rata Share. All commitment or other fees accrued with respect to any Commitment through the effective date of any termination thereof shall be paid on the effective date of such termination. A notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b) below, (i) each Term SOFR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR Rate for such Interest Period plus the Applicable Rate; (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount payable by the Borrower under any Credit Document is not paid when due, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e) Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time with the consent of the Borrower and, notwithstanding anything to the contrary herein or any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other the Credit Documents; provided that, the Administrative Agent shall provide notice to the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

2.09 Fees.

(a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a commitment fee equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Revolving Committed Amount exceeds the sum of (i) the Outstanding Amount of Revolving Loans (but not, for the avoidance of doubt, any Swingline Loans) and (ii) the Outstanding Amount of L/C Obligations, (such fees, collectively, the “Commitment Fees”). The Commitment Fees shall accrue from and including the Closing Date, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date; provided that all outstanding Commitment Fees shall be due and payable on the Revolving Termination Date.

(b) Letter of Credit Fees.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Pro Rata Share, a Letter of Credit fee, in Dollars, for each Letter of Credit, an amount equal to the Applicable Rate for Revolving Loans that are Term SOFR Rate Loans multiplied by the daily maximum undrawn Outstanding Amount under such Letter of Credit (the “Letter of Credit Fees”). For purposes of computing the daily undrawn Outstanding Amount under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. The Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the tenth (10th) day of each January, April, July and October (for the Letter of Credit Fees accrued during the previous calendar quarter or portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default has occurred and is continuing under Section 9.01(a) or (f), all Letter of Credit Fees shall accrue at the Default Rate.

(ii) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December (for fronting fees accrued during such calendar quarter or portion thereof), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c) Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as set forth in the Administrative Agent Fee Letter.

2.10 Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by any Credit Party hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments of principal and interest on any Loan shall be payable in Dollars. All payments of fees pursuant to Section 2.09 shall be payable in Dollars. All payments in respect of Unreimbursed Amounts shall be payable in Dollars. All other payments herein shall be payable in Dollars. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Same Day Funds not later than 3:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the

Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, receiving any such payment severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligation of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them; provided that:

(a) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.12 shall apply) or (z) any payments made pursuant to Section 2.15 or 2.16.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.12 shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders.

2.13 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. Each other Agent shall promptly provide the Administrative Agent with all information needed to maintain such accounts in respect of the Loans administered by such Agent. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent a Note for such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.13(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Each Lender having sold a participation in any of its Obligations, acting solely for this purpose as a non-fiduciary agent for the Borrower, shall maintain a register for the recordation of the names and addresses of such Participants (and each change thereto, whether by assignment or otherwise) and the rights, interest or obligation of such Participants in any Obligation, in any Commitment and in any right to receive any payments hereunder.

2.14 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender hereunder (as reasonably determined by the Administrative Agent or, in the case of clause (d) below, any applicable L/C Issuer), then the following provisions shall apply for so long as such Defaulting Lender is a Defaulting Lender:

(a) the Administrative Agent (or the applicable L/C Issuer, as the case may be) shall promptly notify the Borrower and each Lender that such Lender is a Defaulting Lender for purposes of this Agreement;

(b) fees under Section 2.09(a) shall cease to accrue on the Commitment of such Defaulting Lender (except to the extent reallocated pursuant to Section 2.14(e));

(c) the Commitments and Loans of such Defaulting Lender shall be disregarded for all purposes of any determination of whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.01);

(d) if any Swingline Loan or Letter of Credit is outstanding at the time the notice described in clause (a) above is provided, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (i) prepay such Swingline Loan and (ii) cash collateralize such Defaulting Lender’s L/C Obligations in accordance with Section 2.03(a)(ii)(E) and on terms similar to the procedures set forth in Section 2.03(g) for so long as such L/C Obligations are outstanding; provided that, to the extent the sum of the total Revolving Obligations (other than any Revolving Obligations constituting outstanding Revolving Loans made by any Defaulting Lender but including each Defaulting Lender’s L/C Obligations and Swingline Exposure) does not exceed the sum of the total Revolving Commitments (excluding the Revolving Commitment of any Defaulting Lender except to the extent of any outstanding Revolving Loans of such Defaulting Lender), the Administrative Agent shall, by notice to the Revolving Lenders, elect to reallocate the Swingline Exposure among all non-Defaulting Lenders by disregarding the Revolving Commitments of all Defaulting Lenders (except to the extent of any outstanding Revolving Loans of such Defaulting Lenders) for purposes of calculating each non-Defaulting Lender’s Revolving Commitment Percentage, and no such Swingline Loan shall be required to be repaid, and no L/C Obligations shall be required to be cash collateralized, pursuant to this Section 2.14(d) to the extent of such reallocation;

(e) to the extent:

(i) the Borrower cash collateralizes any Defaulting Lender’s L/C Obligations pursuant to Section 2.14(d), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09(b)(i) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized (but shall be reallocated pursuant to clause (ii) below);

(ii) the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to the proviso to Section 2.14(d), then the fees payable to the Lenders pursuant to Section 2.09(b)(i) shall be adjusted proportionately to reflect such reallocation; or

(iii) the Borrower fails to cash collateralize any Defaulting Lender’s L/C Obligations pursuant to Section 2.14(d) and the L/C Obligations are not reallocated pursuant to the proviso to Section 2.14(d), then, without prejudice to any rights or remedies of any L/C Issuer or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender pursuant to Section 2.09(b)(i) with respect to such Defaulting Lender’s L/C Obligations shall be payable to each applicable L/C Issuer until such L/C Obligations are cash collateralized or reallocated pursuant to Section 2.14(d);

(f) for purposes of determining:

(i) the amount of the total Commitments for purposes of Sections 2.01, 2.03(b) and 2.04(a), the Commitment of each Defaulting Lender shall be excluded therefrom (other than any portion of such Commitment pursuant to which there is then outstanding a Loan from such Defaulting Lender); and

(ii) the applicable L/C Obligations of any Lender with respect to any Letter of Credit that is issued, increased (to the extent of the increase only) or renewed (but, for the avoidance of doubt, not with respect to any other applicable L/C Obligations relating to any other Letter of Credit) during the period in which there is a Defaulting Lender or the Swingline Exposure of any Lender with respect to any Swingline Loan made during the period in which there is a Defaulting Lender, the Commitment of such Defaulting Lender shall be deemed to be zero; and

(g) any amount paid by the Borrower for the account of a Defaulting Lender that was or is a Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest-bearing account until (subject to the proviso set out below) the Revolving Termination Date and will be applied by the Administrative Agent, to the fullest extent permitted by Law, to the making of payments from time to time in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swingline Lender (pro rata as to the respective amounts owing to each of them) under this Agreement; third, to Cash Collateralize the L/C Issuers’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of post-default interest and then current interest due and payable to the Lenders other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; seventh, to the payment of fees then due and payable to the Lenders (other than Defaulting Lenders), ratably among them in accordance with the amounts of such fees then due and payable to them; eighth, to pay unreimbursed payments made by the L/C Issuers pursuant to a Letter of Credit then due and payable to the Lenders that are Non-Defaulting Lenders ratably in accordance with the amounts thereof then due and payable to them; ninth, to the ratable payment of other amounts then due and payable to the Lenders (other than Defaulting Lenders); tenth, on the Revolving Termination Date, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eleventh, after the Revolving Termination Date, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

In the event that the Administrative Agent, the Borrower, each L/C Issuer and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent shall promptly notify each Lender that such Lender has ceased to be a Defaulting Lender and, from and after the date of such notification, the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

2.15 Extended Revolving Commitments.

(a) The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments of any Class (the Commitments of such applicable Class, the “Existing Revolving Commitments”) be converted into a new Class of Revolving Commitments (the Commitments of such applicable Class, the “Extended Revolving Commitments”) with terms consistent with this Section 2.15. In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (an “Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be substantially identical to those applicable to the Existing Revolving Commitments, as determined by the Borrower in good faith and such determination shall be conclusive evidence that such terms are substantially identical to such Existing Revolving Commitment (unless a Lender shall have objected thereto in writing within five (5) Business Days and has set forth such Lender’s objections with specificity), except that:

(i) the maturity date of the Extended Revolving Commitments shall be later than the maturity date of the Existing Revolving Commitments;

(ii) (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments, (B) additional fees and/or premiums may be payable to the Extending Lenders in addition to or in lieu of any of the items contemplated by the preceding clause (A) and/or (C) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments;

(iii) subject to the foregoing clauses (i) and (ii), the Credit Parties may be subject to covenants and other terms for the benefit of the Extending Lenders that

(iv) apply only after the Final Maturity Date of the Existing Revolving Commitments (before giving effect to the Extended Revolving Commitments) or (y) are also added for the benefit of all Lenders holding Existing Revolving Commitments;

(v) no existing Lender shall be required to provide any Extended Revolving Commitments and no Existing Revolving Commitments will become Extended Revolving Commitments without such party’s affirmative consent thereto; and

(vi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b) Each Extension Request shall specify the date (the “Extension Effective Date”) on which the Borrower proposes that the conversion of an Existing Class into an Extended Class shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent. Each Lender of an Existing Class that is requested to be extended shall be offered the opportunity to convert its Existing Class into the Extended Class on the same basis as each other Lender of such Existing Class. Any Lender (to the extent applicable, an “Extending Lender”) wishing to have all or a portion of its Existing Class subject to such Extension Request converted into an Extended Class shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Class subject to such Extension Request that it has elected to convert into an Extended Class. In the event that the aggregate portion of the Existing Class subject to Extension Elections exceeds the amount of the Extended Class requested pursuant to the Extension Request, the portion of the Existing Class converted shall be allocated on a pro rata basis based on the amount of the Existing Class included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically with all Existing Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Swingline Loans under Section 2.01(c) and Letters of Credit under Section 2.03, except that the applicable Additional Credit Extension Amendment may provide that the maturity date for Swingline Loans and/or the Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as the Swingline Lender and/or the applicable L/C Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender (other than the Extending Lenders) shall be required in connection with any such extension). In no event may the Swingline Sublimit or the L/C Sublimit be increased without the consent of the Swingline Lender or each L/C Issuer, as the case may be.

(c) An Extended Class shall be established pursuant to an Additional Credit Extension Amendment executed by the Extending Lenders (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender). No Additional Credit Extension Amendment shall provide for any Class of Extended Revolving Commitments in an aggregate principal amount that is less than $5.0 million.

(d) Notwithstanding anything to the contrary contained in this Agreement, on the Extension Effective Date, (i) the amount of each Existing Revolving Commitment shall be deemed reduced by an amount equal to the amount converted into an Extended Revolving Commitment and (ii) if, on any Extension Effective Date, any Loans of any Extending Lender are outstanding under the applicable Existing Revolving Commitments, such Loans (and any related participations) shall be deemed to be converted into Loans (and related participations) made pursuant to the Extended Revolving Commitments in the same proportion as such Extending Lender’s Existing Revolving Commitments are converted to Extended Revolving Commitments.

(e) This Section 2.15 shall supersede any provisions in Section 2.12 or 11.01 to the contrary. Each Extended Class shall be documented by an Additional Credit Extension Amendment executed by the Extending Lenders providing such Extended Class (and the other persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.15.

(f) The Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and which may be waived by the Borrower) of Revolving Commitments of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Request (which shall be consistent with the foregoing provisions of this Section 2.15)) and hereby waive the requirements of any provision of this Agreement (including Sections 2.06, 2.12 and 11.01) or any other Credit Document that may otherwise prohibit or conflict with any such extension or any other transaction contemplated by this Section 2.15.

2.16 Replacement Revolving Commitments.

(a) The Borrower may at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment of one or more additional Classes of Revolving Commitments (“Replacement Revolving Commitments”) to replace all or a portion of any existing Classes of Revolving Commitments under this Agreement (“Replaced Revolving Commitments”); provided that:

(i) substantially concurrently with the effectiveness of the Replacement Revolving Commitments, all or an equivalent portion of the Revolving Commitments in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Loans and Swingline Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, than any Letters of Credit issued and outstanding under the Replaced Revolving Commitments shall be deemed to have been issued under the Replacement Revolving Commitments if the amount of such Letters of Credit would exceed the remaining amount of commitments under the Replaced Revolving Commitments after giving effect to the reduction contemplated hereby);

(ii) such Replacement Revolving Commitments shall be in an aggregate amount not greater than the aggregate amount of Replaced Revolving Commitments to be replaced plus any accrued interest, fees, costs and expenses related thereto (including any upfront fees);

(iii) the final maturity date of such Replacement Revolving Commitments shall be later than the maturity date of the Replaced Revolving Commitments;

(iv) the L/C Sublimit and the Swingline Sublimit under such Replacement Revolving Commitments shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent, the L/C Issuer (or any replacement L/C Issuer) and the Swingline Lender (or any replacement Swingline Lender); provided that in no event may the Swingline Sublimit of any Swingline Lender or the L/C Sublimit of any L/C Issuer be increased without its consent;

(v) (A) the pricing, rate floors, discounts, fees and optional prepayment or redemption provisions applicable to such Replacement Revolving Commitments shall be as agreed between the Borrower and the Replacement Revolving Lenders so long as, in the case of any optional prepayment or redemption provisions, such Replacement Revolving Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Replaced Revolving Commitments and (B) the covenants and other terms applicable to such Replacement Revolving Commitments (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Replacement Revolving Commitments, shall not be more favorable (when taken as a whole) to the lenders providing the Replacement Revolving Commitments than those applicable to the Replaced Revolving Commitments (as determined by the Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Final Maturity Date applicable under this Agreement (before giving effect to the Replacement Revolving Commitments) or such covenants or other terms apply equally for the benefit of the other Lenders; provided that the Replacement Revolving Commitments may be guaranteed by Subsidiaries that are Credit Parties (but not other Subsidiaries);

(vi) no existing Lender shall be required to provide any Replacement Revolving Commitments;

(vii) the Replacement Revolving Commitments shall rank pari passu in right of payment and security with the existing Revolving Commitments; and

(viii) any Loans under a Replacement Revolving Commitment will be drawn and participate in Letters of Credit and Swingline Loans on a pro rata basis with any existing Revolving Commitments.

(b) Each such notice shall specify (x) the date on which the Borrower proposes that the Replacement Revolving Commitments become effective, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Replacement Revolving Commitments as if it were an assignee)) whom the Borrower proposes would provide the Replacement Revolving Commitments (each such person, a “Replacement Revolving Lender”) and the portion of the Replacement Revolving Commitments to be provided by each such Person.

(c) This Section 2.16 shall supersede any provisions in Section 2.12 or 11.01 to the contrary. The Replacement Revolving Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Replacement Revolving Commitments (and the other Persons specified in the definition of “Additional Credit Extension

Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Except as otherwise required by Law (as determined in the good faith discretion of the applicable Withholding Agent), any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if any applicable Withholding Agent shall be required by applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes in respect of such payments, then (i) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 3.01) the applicable Lender (or in the case of a payment received by an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided that, if the applicable Withholding Agent in respect of an Indemnified Tax is a Person other than a Credit Party or the Administrative Agent (e.g., in the case of U.S. federal withholding taxes, a Lender that is a U.S. partnership), the additional amounts required to be paid by a Credit Party under this Section 3.01(a) in respect of such Indemnified Tax shall not be greater than the additional amounts such Credit Party would have been obligated to pay had such Credit Party made payment of such sum directly to the applicable beneficial owner of such payment, (ii) the applicable Withholding Agent shall make such deductions or withholdings and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes. Without limiting the provisions of Section 3.01(a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the request of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. Without duplication of any amounts payable under Section 3.01(a), the Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, together with any reasonable supporting documentation, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Upon the reasonable request of any Credit Party, the Lenders, and the Administrative Agent agree to use their reasonable efforts to cooperate with such Credit Party (at such Credit Party’s expense) in claiming a refund of, any Indemnified Taxes paid by such Credit Party pursuant to this Section 3.01, that such Credit Party reasonably believes were not correctly or legally asserted by the relevant Governmental Authority unless such Lender or the Administrative Agent, as the case may be, determines in good faith that pursuing such a refund would be materially disadvantageous to it. Any refund obtained pursuant to the preceding sentence shall be payable to the Borrower in accordance with and to the extent provided by Section 3.01(f).

(d) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes pursuant to this Section 3.01 by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and executed documentation that is required by applicable Law and that is reasonably requested in writing by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrower or the Administrative Agent, shall, to the extent it is legally eligible to do so, deliver such other documentation prescribed by applicable Law and reasonably requested in writing by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i) each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) two (2) duly completed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii) each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) two (2) duly completed copies of an applicable IRS Form W-8, certifying that it is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code; provided that, each Non-U.S. Lender that becomes a party to this Agreement after the Closing Date, the date on which it becomes a party to this Agreement) (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) two (2) duly completed copies of whichever of the following is applicable:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, IRS Form W-8BEN or W- 8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and/or (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such treaty,

(B) IRS Form W-8ECI (or any successor forms),

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate, in substantially the form of Exhibit C-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with the Credit Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “United States Tax Compliance Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Non-U.S. Lender is not the beneficial owner, IRS Form W-8IMY (or any successor forms), accompanied by a IRS Form W-8ECI, W-8BEN, W8IMY, W-8BEN-E or W-9, United States Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3 (or, in each case, other successor forms) and/or any other required documentation from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of such direct or indirect partner(s),

(E) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Laws to permit the applicable Withholding Agent to determine the withholding or deduction required to be made (if any) on any payments to such Lender under the Credit Documents.

(iii) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iii), FATCA shall include any amendments made to FATCA after the date of this Agreement.

(iv) The Administrative Agent (and any assignee or successor) will deliver, to the Borrower, on or prior to the execution and delivery of this Agreement (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” that assumes primary responsibility for U.S. federal withholding or a “U.S. branch” that has agreed to be treated as a U.S. person with respect to payments under the Loans) for the amounts the Administrative Agent receives for the account of Lenders, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable. Notwithstanding any other provision of this Section 3.01(e), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the date on which such Administrative Agent becomes the Administrative Agent hereunder. The Administrative Agent agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower in writing of its legal ineligibility to do so.

Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and any successor Administrative Agent any documentation delivered by the Lender to the Administrative Agent pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its reasonable discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes imposed with respect to the refund) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided that the applicable Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party pursuant to this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event the Administrative Agent or such Lender, as the case may be, is required to repay such refund to such Governmental Authority. This Section 3.01(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person. Notwithstanding anything to the contrary, in no event will any Lender or the Administrative Agent be required to pay any amount to any Credit Party the payment of which would place such Lender or the Administrative Agent, as the case may be, in a less favorable net after-Tax position than such Lender or the Administrative Agent, as the case may be, would have been in if the Indemnified Tax giving rise to such refund had never been imposed.

(g) Survival of Obligations. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document

(h) L/C Issuers and Swingline Lenders. For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” shall include any L/C Issuer and the Swingline Lender.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Rate Loans, or to determine or charge interest rates based upon the Term SOFR Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Rate Loans or to convert Loans that are Base Rate Loans to Term SOFR Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates; Benchmark Replacement Setting.

(a) Inability to Determine Rates. If prior to the commencement of any Interest Period for a Term SOFR Rate Loan:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or

(ii) the Administrative Agent is advised by the Required Lenders that the Term SOFR Rate for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of funding, establishing or maintaining such Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request for the conversion of any Loan to, or continuation of a Loan in Dollars as, a Term SOFR Rate Loan shall be ineffective and such Loan shall be continued as a Base Rate Loan and (B) if any Loan Notice requests a Loan that is a Term SOFR Rate Loan, such Loan shall be made as a Base Rate Loan.

(b) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or after the Closing Date and prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii) Notices. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document except, in each case, as expressly required pursuant to this Section 3.03.

(iv) Unavailability of Tenor of Benchmarks. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for, conversion to or continuation of a loan to be made, converted or continued at the then-current Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Base Rate Loans based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination thereof.

3.04 Increased Cost; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, insurance charge or similar requirement against, credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate) or L/C Issuer;

(ii) subject any Lender or L/C Issuer to any Tax of any kind whatsoever with respect to any Credit Document, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or L/C Issuer in respect thereof (except, in each case, for Indemnified Taxes, any Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” and Connection Income Taxes); or

(iii) impose on any Lender or L/C Issuer or relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Rate Loan (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that, such increased costs may only be requested by a Lender imposing such increased costs on borrowers similarly situated to the Borrower under credit facilities comparable to those provided hereunder.

(b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law, then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) days period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any reasonable loss, cost or expense (but not loss of profit) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term SOFR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, pursuant to Section 2.01(e)(iv), by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any reasonable loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of a Lender, shall be conclusive absent manifest error.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (or if any Lender gives a notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 11.13.

(c) Limitation on Additional Amounts, Etc. Notwithstanding anything to the contrary contained in this Article III, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under this Article III within one hundred and eighty (180) days after the latest of the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, (ii) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital or (iii) where the increased costs, loss, expense, liability, etc. relates to a third party claim (e.g., a Tax claim), the date on which the Lender has actual knowledge of such claim, then such Lender shall not be entitled to be compensated for such amounts by the Borrower pursuant to this Article III to the extent any portion of such amounts are directly attributable (e.g., late penalties payable on a third party claim) to such Lender’s failure to provide notice within the required period.

3.07 Survival Losses.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender or L/C Issuer.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees (other than with respect to its own Obligations) to the Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Borrower Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts or other documents relating to the Guaranteed Obligations, the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances, but subject in any case to Sections 10.10 and 10.12. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Credit Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable costs and expenses (including all reasonable fees, expenses and disbursements of counsel to the extent set forth in Section 11.04(a)) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04 Certain Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require that action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement of any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Credit Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been indefeasibly paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances, but subject in any case to Sections 10.10 and 10.12.

4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) for purposes of Section 4.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that the Guaranteed Obligations are secured in accordance with the terms of the Collateral Documents and that the holders of the Guaranteed Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

4.07 Guaranty of Payment; Continuing Guaranty.

The guarantee in this Article IV is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

4.08 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this guarantee and any security interest granted under the Pledge and Security Agreement in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.08, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends that this Section 4.08 constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions to Closing Date.

The obligation of each Lender and L/C Issuer to honor any Request for Credit Extension hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent:

(a) Executed Credit Documents. The Administrative Agent shall have received executed counterparts to (i) this Agreement, (ii) the Pledge and Security Agreement, (iii) the Perfection Certificate and (iv) the Notes, to the extent requested by a Lender by written notice delivered to the Administrative Agent at least three (3) Business Days prior to the Closing Date, in each case, duly executed by a Responsible Officer of the Borrower and the other Credit Parties as of the Closing Date, dated of the Closing Date and in form and substance satisfactory to the Administrative Agent, the Lead Arrangers and each of the Lenders.

(b) Personal Property Collateral. The Collateral Agent shall have received the following:

(i) UCC Financing Statements. Such UCC financing statements as are necessary to perfect the security interests in the Collateral;

(ii) Intellectual Property. Such Patent, Trademark and Copyright security agreements as are necessary to perfect the security interests in the Credit Parties’ Patents and Trademarks which have been issued by, or registered or applied for in the United States Patent and Trademark Office, and in the Credit Parties’ Copyrights that are registered in the United States Patent and Trademark Office; and

(iii) Insurance. Copies of insurance certificates or policies with respect to all insurance required to be maintained pursuant to the Credit Documents together with endorsements identifying the Collateral Agent, on behalf of the holders of the Obligations, as additional insured or loss payee, with respect to all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Collateral (including any general liability policies).

(c) Opinions of Counsel. The Administrative Agent shall have received a customary duly executed opinion of Sidley Austin LLP, counsel to the Credit Parties, dated as of the Closing Date.

(d) Organization Documents, Etc. The Administrative Agent shall have received a duly executed certificate of a Responsible Officer of each Credit Party, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the Closing Date:

(i) Charter Documents. Copies of its articles or certificate of organization or formation, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation;

(ii) Bylaws. Copies of its bylaws, operating agreement or partnership agreement;

(iii) Resolutions. Copies of its resolutions approving and adopting the Credit Documents to which it is party, the transactions contemplated therein, and authorizing the execution and delivery thereof;

(iv) Incumbency. Incumbency certificates identifying the Responsible Officers of such Credit Party that are authorized to execute Credit Documents; and

(v) Good Standing Certificates. Certificates of good standing or the equivalent (if any) from its jurisdiction of organization or formation, in each case certified as of a recent date by the appropriate Governmental Authority.

(e) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying that the conditions set forth in Sections 5.02(a) and (b) have been satisfied as of the Closing Date.

(f) Fees and Expenses. All fees required to be paid hereunder or pursuant to any letter agreement among the Borrower and/or one or more Revolving Lenders, and all costs and expenses invoiced at least three (3) Business Days prior to the Closing Date (or such shorter period of time as may be agreed to by the Administrative Agent) shall have been paid in full or shall be paid in full on the Closing Date.

(g) [Reserved].

(h) Restructuring Support Agreement Transactions. The Reorganization Transactions shall have been consummated on substantially the terms contemplated by the Restructuring Support Agreement (with such deviations as permitted by the terms thereof or as consented to as contemplated therein).

(i) KYC Information and Beneficial Ownership Certificate. The Credit Parties shall have provided all documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, to the extent requested at least ten (10) Business Days prior to the Closing Date. Further, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have provided, at least five (5) days prior to the Closing Date, to any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Closing Date, a Beneficial Ownership Certification; provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition to deliver such Beneficial Ownership Certification shall be deemed to be satisfied.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

5.02 Conditions to All Credit Extensions.

The obligation of each Lender and L/C Issuer to honor any Request for Credit Extension is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Credit Party contained in Article VI and in the other Credit Documents shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality shall be true and correct in all respects).

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Credit Parties represent and warrant to the Administrative Agent, the Lenders and the L/C Issuers that:

6.01 Existence, Qualification and Power.

Each Credit Party (a) is duly organized or formed, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) execute, deliver and perform its obligations under the Credit Documents to which it is a party and (ii) except to the extent it would not reasonably be expected to have a Material Adverse Effect, own its assets and carry on its business, and (c) except to the extent it would not reasonably be expected to have a Material Adverse Effect, is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

6.02 Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Credit Document to which it is party have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of such Credit Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, (i) any Contractual Obligation to which such Credit Party is party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its Property is subject; or (c) violate any Law applicable to such Credit Party and the relevant Credit Documents, except, in the case of clause (b) or (c) of this Section 6.02, as would not reasonably be expected to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document (other than (a) as have already been obtained and are in full force and effect, (b) filings to perfect security interests granted pursuant to the Credit Documents and (c) approvals, consents, exemptions, authorizations, or other actions, notices or filings the failure of which to procure would not reasonably be expected to have a Material Adverse Effect).

6.04 Binding Effect.

Each Credit Document has been duly executed and delivered by each Credit Party that is party hereto or thereto. Each Credit Document constitutes legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing.

6.05 [Reserved].

6.06 No Material Adverse Effect.

Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

6.07 Litigation.

There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their properties or revenues that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

6.08 No Default.

No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

6.09 Ownership of Property; Liens.

Each of the Borrower and its Subsidiaries has good and valid title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in or right to use, all its other material property, except as would not reasonably be expected to have a Material Adverse Effect, and the property of the Consolidated Group is subject to no Liens, other than Permitted Liens.

6.10 Environmental Matters.

Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

6.11 Taxes.

Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Borrower and each of its Subsidiaries (i) has timely filed (or has had filed on its behalf) all Tax Returns required to be filed and (ii) has paid prior to delinquency all Taxes, whether or not shown on a Tax Return, levied or imposed upon it or its properties, income or assets otherwise due and payable (including in its capacity as a withholding agent), except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided, in accordance with GAAP or GAAP, as applicable, if such contest suspends enforcement or collection of the claim in question; and (b) there are no current, pending or, to the knowledge of the Borrower or any of its Subsidiaries, proposed Tax assessments, deficiencies, audits or other claims against or with respect to the Borrower or any of its Subsidiaries.

6.12 ERISA Compliance.

(a) Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently pending before the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred that would prevent, or cause the loss of, such qualification except in such instances in which the failure to comply therewith either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) the Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Internal Revenue Code and (ii) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Pension Plan.

(b) There are no pending or, to the knowledge of the Borrower, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.

(c) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) there has been no “prohibited transaction” (within the meaning of Section 4975 of the Internal Revenue Code) with respect to any Plan; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

6.13 Labor Matters.

Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (a) as of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of Borrower, overtly threatened to Borrower or any of its Subsidiaries and (b) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act, the Employment Standards Act, 2000 (Ontario) or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters.

6.14 Subsidiaries.

Set forth on Schedule 6.14 is a list of all Subsidiaries of the Borrower on the Closing Date, together with the jurisdiction of organization, and ownership and ownership percentages of Capital Stock of each such Subsidiary as of such date. Schedule 6.14 identifies whether such Subsidiary is an Excluded Subsidiary on the Closing Date. The outstanding Capital Stock of each Subsidiary owned by any Credit Party has been validly issued, is owned free of Liens (other than Permitted Liens) and, with respect to any outstanding shares of Capital Stock of a corporation, such shares have been validly issued and are fully paid and non-assessable.

6.15 Margin Regulations; Investment Company Act.

(a) The Credit Parties are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Credit Parties or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.16 Disclosure.

(a) No written report, financial statement, certificate or other information (taken as a whole) furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, in each case as of the Closing Date; provided that, with respect to projected financial information and estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time they were made.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender (if any) in connection with this Agreement is true and correct in all material respects.

6.17 Compliance with Laws.

Each member of the Consolidated Group is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions, settlements or other material agreements with any Governmental Authority and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.18 Insurance.

The Borrower and each of its Subsidiaries maintain, with financially sound and reputable insurance companies, and have paid all premiums and costs that are due and payable and are related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks under similar circumstances as are reasonably determined by the management of the Borrower and its Subsidiaries to be sufficient in accordance with the usual and customary practices of companies of established repute engaged in the same or similar lines of business as the Borrower and its Subsidiaries and operating in the same or similar locations, except to the extent reasonable self-insurance meeting the same standards is maintained with respect to such risks.

6.19 Solvency.

As of the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the transactions occurring on the Closing Date will be, Solvent.

6.20 Intellectual Property; Licenses, Etc.

Except as would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, each Credit Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, industrial designs, trade secrets and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without infringing the IP Rights of any other Person. As of the Closing Date, no claim or litigation alleging that any Credit Party is infringing or has infringed the IP rights of a third party is pending or, to the knowledge of the Credit Parties, threatened, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.21 Collateral Matters.

(a) Each of the Collateral Documents creates (or when executed, will create, as the case may be), as security for the Obligations purported to be secured thereby, subject to the provisions hereof and thereof, a legal, valid and enforceable security interest in favor of the Collateral Agent for the benefit of the applicable Secured Parties in all the Collateral subject to such Collateral Document, and each such Collateral Document will, upon completion of the filing of UCC financing statements, constitute a fully perfected Lien on, and security interest in, all of the Collateral described therein to the extent a security interest therein can be perfected by the filing of UCC financing statements (except for Collateral the security interest in respect of which is not required to be perfected under the Credit Documents). The pledgor or grantor, as the case may be, under each Collateral Document has good title to all Collateral subject thereto free and clear of all Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 6.21 (as amended by each Perfection Certificate delivered to the Administrative Agent after the Closing Date), all of which shall have been made on or prior to the Closing Date except as otherwise expressly provided in Schedule 6.21 (or such Perfection Certificates, as applicable).

(b) When the applicable Collateral Document (or a short-form version thereof) is filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Intellectual Property (as such term is defined in the Pledge and Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Credit Parties after the Closing Date).

6.22 Anti-Money Laundering, International Trade Laws, Sanctions and Anti-Corruption Laws.

(a) Each Specified Covered Entity, and its directors and officers, and to the knowledge of the Borrower, any employee, agent, or affiliate acting on behalf of such Specified Covered Entity: (i) is not a Sanctioned Person, (ii) is not on a Restricted Party List; (iii) does not engage in business or transactions in or involving a Sanctioned Person or Sanctioned Jurisdiction except as permitted for a Person required to comply with U.S. Sanctions; and (iv) is not in material violation of International Trade Laws or Sanctions. No Specified Covered Entity nor any of its directors or officers, or to the knowledge of the Borrower, employees, agents or affiliates acting on behalf of such Specified Covered Entity has, during the past five (5) years, received any written notice or communication from any Governmental Authority that alleges a violation of any International Trade Laws or Sanctions. Each Specified Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(b) Each Specified Covered Entity and its directors and officers, and to the knowledge of the Borrower, any employee, agent, or affiliate acting on behalf of such Specified Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Specified Covered Entity to be in material violation of Anti-Corruption Laws. No Specified Covered Entity nor any of its directors, officers, employees, or, to the knowledge of the Borrower, its agents or affiliates acting on behalf of such Specified Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Governmental Body regarding Anti-Corruption Law matters. Each Specified Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

6.23 Affected Financial Institution.

No Credit Party is an Affected Financial Institution.

6.24 HIPAA Compliance.

Except, either individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect (i) to the extent the Borrower or any of its Subsidiaries is a “covered entity” as such term is defined under HIPAA, the Borrower and its applicable Subsidiaries are in compliance with applicable HIPAA requirements; (ii) the Borrower or its applicable Subsidiaries have implemented commercially reasonable safeguards designed to ensure that personal information within the possession of the Borrower or its applicable Subsidiaries is protected against unauthorized access, use or disclosures; and (iii) to the knowledge of the Credit Parties, there has been no “breach” as defined under HIPAA with respect to any “protected health information” (as defined under HIPAA) maintained by any of the Borrower or its applicable Subsidiaries or, to the knowledge of the Credit Parties, any of their respective business associates.

6.25 Healthcare Matters.

(a) Except, either individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries are in compliance, in all material respects, with all applicable Healthcare Laws.

(b) [reserved].

(c) [reserved].

(d) [reserved].

(e) The Borrower and its Subsidiaries have all applicable Medicare supplier billing number(s) necessary to submit reimbursement claims to the Medicare program for health care services and/or supplies furnished by the Borrower and its Subsidiaries in those jurisdictions where the Borrower and its Subsidiaries conduct business, except, either individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Revolving Obligations shall have been paid in full or otherwise satisfied, the Commitments hereunder shall have expired or been terminated and no L/C Obligations are outstanding (unless each Letter of Credit underlying such L/C Obligations has been (A) Cash Collateralized at 103% of the aggregate face amount thereof, (B) backstopped by a letter of credit from an issuer, and in form and substance, reasonably satisfactory to the applicable L/C Issuer and with a face amount of 103% of the face amount of such Letter of Credit or (C) deemed reissued under another senior secured credit agreement satisfactory to the applicable L/C Issuer on terms and conditions satisfactory to the applicable L/C Issuer in its sole discretion), the Borrower will, and will cause each of its Subsidiaries to:

7.01 Financial Statements.

Deliver to the Administrative Agent:

(a) not later than ninety (90) days after the end of each fiscal year of the Borrower (or one hundred twenty (120) days in the case of the fiscal year ending December 31, 2023), a consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (A) a customary management’s discussion and analysis relating to such fiscal year and (B) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or other material qualification or exception (other than any such qualification or exception that is expressly with respect to, or expressly resulting from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial maintenance covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness (including Section 8.10) on a future date or in a future period); provided, that (x) to the extent not publicly filed or otherwise made available to the Administrative Agent prior to the Closing Date, concurrently with the delivery of the financial information required to be delivered under this Section 7.01(a) for the fiscal year ending December 31, 2023, the Credit Parties will deliver the financial information required under Section 7.01(b) for the fiscal quarter ending September 30, 2023 and (y) the Borrower shall furnish within ninety (90) days after the end of the fiscal year ended December 31, 2023, preliminary unaudited consolidated financial results with respect to the fiscal year ended December 31, 2023 consisting of balance sheets, statements of operations and statements of cash flows and other line-items as reasonably determined by the Borrower;

(b) not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or sixty (60) days in the case of the fiscal quarters ending March 31, 2024 and June 30, 2024), a consolidated balance sheet of the Borrower as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, accompanied by a customary management’s discussion and analysis relating to such fiscal quarter; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 7.01(a) and (b) above, if during any of the periods for which financial statements are required to be delivered hereunder the Borrower shall have one or more material Unrestricted Subsidiaries, then such financial statements shall be accompanied by information in reasonable detail summarizing the material differences between the financial statements delivered hereunder and the results of operations (income statement) and financial condition (balance sheet) of the Borrower and its Subsidiaries without giving effect to the results or condition of any such Unrestricted Subsidiaries.

As to any information contained in materials furnished pursuant to Section 7.02, the Borrower shall not be separately required to furnish such information under Section 7.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 7.01(a) and (b) above at the times specified therein.

7.02 Certificates; Other Information.

Deliver to the Administrative Agent, each Lender and each L/C Issuer:

(a) within five (5) Business Days following each delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenant set forth in Section 8.10 (whether or not then required to be tested), (ii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto), (iii) a calculation of the Cumulative Credit (in reasonable detail) as of the last day of the period covered by such financial statements and (iv) setting forth a list of the Unrestricted Subsidiaries and the Subsidiaries (other than Immaterial Subsidiaries) (A) formed or acquired, (B) divested, liquidated, merged or otherwise disposed of, (C) that ceased to meet the definition of “Immaterial Subsidiary” or (D) designated as Unrestricted Subsidiaries or Material Subsidiaries, or redesignated as Subsidiaries pursuant to a Subsidiary Redesignation, in each case, during the period covered by such financial statements;

(b) promptly upon receipt thereof, all notices of default under any Indebtedness having an aggregate principal amount of at least $25.0 million;

(c) promptly, such additional information regarding the business, financial or corporate affairs of any Credit Party or any Subsidiary of a Credit Party, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request;

(d) promptly after the furnishing thereof, copies of any material financial statement or report furnished to any holder of any Indebtedness of any Credit Party or any Subsidiary of a Credit Party having an aggregate principal amount of at least $25.0 million pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(e) as soon as available, but in any event no more than ninety (90) days following the beginning of each fiscal year of the Borrower or one hundred twenty (120) days in the case of the fiscal year beginning January 1, 2024), a detailed consolidated budget for the subsequent fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each fiscal quarter of such fiscal year and setting forth the assumptions used for purposes of preparing such budget);

(f) promptly following any request therefor, the Borrower will provide documentation reasonably requested by any Lender for purposes of compliance with the Beneficial Ownership Certification; and

(g) upon the request of the Required Lenders, the Borrower will allow the Lenders to join the quarterly conference calls for all holders of notes pursuant to Section 4.03(d) of the New 2027 Notes Indenture and the New 2028 Notes Indenture, respectively.

Documents required to be delivered pursuant to Section 7.01 or 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) including, to the extent the Lenders and the Administrative Agent have access thereto and such documents are available thereon, the EDGAR database and sec.gov; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Credit Parties hereby acknowledge that the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that so long as any Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (1) all Credit Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof), or otherwise indicated to the Administrative Agent as being “PUBLIC”; (2) by marking or otherwise indicating the Credit Party Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Agents, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Credit Party Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of federal, state, provincial and territorial securities Laws in the United States (provided, however, that to the extent such Credit Party Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (4) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Credit Party Materials that are not marked or otherwise indicated “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”

7.03 Notification.

(a) Promptly, and in any event within five (5) Business Days after any Responsible Officer of the Borrower or any of its material Subsidiaries obtains knowledge thereof, notify the Administrative Agent, each Lender and each L/C Issuer of:

(i) the occurrence of any Default or Event of Default;

(ii) the filing or commencement of any litigation, investigation or proceeding affecting any Credit Party which would reasonably be expected to have a Material Adverse Effect;

(iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and

(iv) any other occurrences or events that result in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence or event requiring such notice and any action taken or proposed to be taken with respect thereto.

7.04 Preservation of Existence; Business.

Except as otherwise permitted hereunder, do all things necessary to preserve and keep in full force and effect (x) its existence and (y) its rights, franchises and authority, except (i) to the extent, in the case of clauses (x) (with respect to any Subsidiary only and not the Borrower) and (y), that the failure to do so would not have a Material Adverse Effect, (ii) with respect to any Subsidiary or the Borrower, to the extent otherwise permitted by Section 8.04, and (iii) for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries, to the extent such assets exceed estimated liabilities, are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution (and, in the case of assets of a Non-Wholly Owned Subsidiary, such assets are acquired by the Borrower or a Subsidiary of the Borrower); provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors. If any new Management Services Agreement is entered into after the Closing Date, it shall be compliant in all material respects with the PC Entity Requirements to the extent permissible under applicable Healthcare Laws.

7.05 Payment of Taxes.

(a) Except in each case to the extent that the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, pay and discharge all Taxes imposed upon it, or upon its income or profits, or upon any of its properties, before they become delinquent; provided that no such Person shall be required to pay any amount that is being contested in good faith by appropriate proceedings and for which adequate reserves, determined in accordance with GAAP or GAAP, as applicable, have been established, if such contest suspends enforcement or collection of the claim in question.

(b) Timely and correctly file all Tax Returns required to be filed by it, except for failures to file that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

7.06 Compliance with Laws.

Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which would result in a Material Adverse Effect, except where contested in good faith by appropriate proceedings diligently pursued.

7.07 Maintenance of Property.

Maintain and preserve its material properties and equipment in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and make all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto consistent with its reasonable business judgment, to the extent and in the manner customary for similar businesses, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

7.08 Insurance.

Maintain at all times in force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as determined by the Borrower in its reasonable business judgment. The Collateral Agent shall be named as loss payee and/or additional insured, as its interests may appear, with respect to any such insurance providing coverage in respect of any Collateral under the Collateral Documents, and the Borrower shall request each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days’ prior written notice (except for nonpayment, which shall be ten (10) days’ prior written notice) before any such policy or policies shall be canceled.

7.09 Books and Records.

Maintain proper books of record and account, in which entries that are true and correct in all material respect and in conformity with GAAP in all material respect shall be made of all material financial transactions and, if and to the extent required by GAAP, matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

7.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent or any Lender (in the case of such Lender, coordinated through the Administrative Agent) to (i) discuss its affairs, finances and accounts with its directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and (ii) visit and inspect any of its properties and examine its corporate, financial and operating records, once per fiscal year of the Borrower at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any of its representatives or independent contractors or any Lender (in the case of such Lender, coordinated through the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time during normal business hours upon reasonable advance notice to the Borrower. Notwithstanding any provision to the contrary, all meetings and inspections requested and held pursuant to this Section 7.10 are subject to applicable attorney-client privilege exceptions and compliance with non-disclosure and confidentiality agreements between the Borrower, any of its Subsidiaries and third parties. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

7.11 Use of Proceeds.

Use the proceeds of the Revolving Loans, from time to time, for Permitted Acquisitions and other general corporate and working capital purposes and not in contravention of any Law or of any Credit Document. For the avoidance of doubt, the proceeds of the Revolving Loans shall not be used to fund a reverse Dutch auction held by the Credit Parties. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation U.

7.12 Joinder of Subsidiaries as Guarantors.

(a) With respect to the formation or acquisition (or other receipt of interests) (including, without limitation, upon the formation of any Subsidiary resulting from a division of a limited liability company) of any Subsidiary that is not an Excluded Subsidiary (and with respect to any Subsidiary that ceases to be an Excluded Subsidiary), within sixty (60) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the formation, acquisition, cessation, division or other receipt of interests of any such Subsidiary, (i) cause the joinder of such Subsidiary as a Guarantor of the Obligations pursuant to Joinder Agreements or such other documentation in form and substance reasonably acceptable to the Administrative Agent (and to provide to the Administrative Agent the Organization Documents of such Subsidiary to the extent requested by the Administrative Agent), (ii) take all actions necessary to create and perfect a security interest in favor of the Collateral Agent for the benefit of the applicable Secured Parties in its assets (subject to the limitations set forth in the applicable Collateral Documents), including (x) delivery to the Collateral Agent of all stock certificates evidencing the Capital Stock pledged pursuant to the Collateral Documents (to the extent certificated) owned by such Subsidiary, together with undated stock transfer powers executed in blank, (y) delivery to the Collateral Agent of all promissory notes owing to such Subsidiary and pledged pursuant to the Collateral Documents, together with undated allonges executed in blank, and (z) filing of the Pledge and Security Agreement (or a short-form version thereof) in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, and UCC financing statements in such jurisdictions as may be necessary to so perfect such security interest and (iii) if reasonably requested by the Administrative Agent, deliver opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.

(b) For the avoidance of doubt, if (i) an Excluded Subsidiary shall cease to be an Excluded Subsidiary or (ii) an Unrestricted Subsidiary shall be redesignated as a Subsidiary pursuant to a Subsidiary Redesignation, such Subsidiary shall thereupon comply with the foregoing; provided that this Section 7.12 shall not require the creation or perfection of pledges of or security interests in particular assets of any Subsidiaries or guarantees from any Subsidiaries if, to the extent and for so long as, the Administrative Agent and the Borrower jointly determine, that the cost to the Borrower of creating or perfecting such pledges or security interests in such assets or obtaining such guarantees from such Subsidiaries (in each case, taking into account, among other things, (x) any adverse Tax or other consequences to the Borrower and the other Subsidiaries (including the imposition of withholding or other Taxes or costs on Lenders) that are not de minimis and (y) with respect to security interests in Equity Interests in Persons that are not, directly or indirectly, wholly owned by the Borrower, any restrictions on the creation or perfection of such security interests (including the costs of obtaining necessary consents and approvals from other holders (other than the Borrower and its Affiliates) of Equity Interests in such Persons)) shall be commercially unreasonable in view of the benefits to be obtained by the Lenders therefrom.

7.13 Pledge of Capital Stock.

Pledge or cause to be pledged to the Collateral Agent for the benefit of the applicable Secured Parties to secure the Obligations, other than in the case of Excluded Property, the issued and outstanding Capital Stock of each Subsidiary to the extent owned by a Credit Party within sixty (60) days (or such longer period as the Administrative Agent may agree in its sole discretion)

of its formation, acquisition or other receipt of such interests; provided that, the pledge of the Capital Stock of any Foreign Subsidiary that is a CFC or any CFC Holdco shall be limited to Capital Stock representing 65% of the voting and 100% of any non-voting issued Capital Stock of each such Foreign Subsidiary that is a CFC and CFC Holdco to the extent directly owned by a Credit Party, in each case, pursuant to the applicable Collateral Documents or pledge joinder agreements, together with, if reasonably requested by the Administrative Agent, opinions of counsel and any filings and deliveries reasonably requested by the Collateral Agent in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

7.14 Pledge of Other Property.

With respect to each Credit Party, pledge and grant a security interest in all of its personal property, tangible and intangible, owned and leased (except (a) Excluded Property and (b) as otherwise set forth in the Collateral Documents) to secure the Obligations within sixty (60) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition or creation thereof pursuant to such pledge and security agreements, joinder agreements or other documents as may be required, together with opinions of counsel and any filings, registrations and deliveries reasonably requested by the Collateral Agent in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

7.15 Further Assurances Regarding Collateral.

(a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error relating to the granting or perfection of security interests that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Collateral Documents, (ii) to the fullest extent permitted by applicable law, subject any Credit Party’s assets (other than Excluded Property) to the Liens now or hereafter intended to be created by any of the Collateral Documents and (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, the Credit Parties shall not be required to enter into control agreements with respect to their deposit accounts, securities accounts, futures accounts, commodity accounts, uncertificated securities or electronic chattel paper (other than with respect to any obligation to Cash Collateralize any L/C Obligations pursuant to the terms hereof). Other than with respect to the Borrower, no action to create or perfect any Lien shall be required under any non-United States law.

(c) Notwithstanding anything to the contrary provided herein or in any other Credit Document, the Credit Parties shall not be required to (a) take any action outside of the United States to create or perfect any security interest (other than delivery of share certificates constituting Collateral), (b) execute any security agreement, pledge agreement, mortgage, deed or charge that is not governed by the laws of the United States or any state thereof or (c) take any perfection action with respect to Collateral constituting IP Rights, other than the filing of UCC financing statements and the filing of the Pledge and Security Agreement (or a short-form version thereof) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

7.16 Federal Health Care Program Exclusions.

Promptly, and in any event within ten (10) Business Days, after the Borrower or any of its Subsidiaries receives written notice threatening that it may become or is otherwise subject to any action or proceeding by any Governmental Authority that would reasonably be expected to result in any of them becoming excluded, suspended, terminated or debarred from any Federal Health Care Program, provide notice thereof to the Administrative Agent.

7.17 Government Healthcare Investigations.

Promptly, and in any event within ten (10) Business Days, after the Borrower or any of its Subsidiaries receives written notice of any litigation, investigation, audit or other proceeding by any Governmental Authority relating to a potential violation of applicable Healthcare Laws that was not previously disclosed to the Lenders which has resulted in or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, provide notice thereof to the Administrative Agent.

7.18 Post-Closing Matters.

The Borrower shall complete the tasks set forth on Schedule 7.18, in each case within the time limits specified on such schedule (in each case, as may be extended by the Administrative Agent in its reasonable discretion) and the parties hereto acknowledge that for all purposes of this Agreement and the Collateral Documents, any such actions shall not be required to be satisfied until such times as required under this Section 7.18.

7.19 Anti-Corruption Laws, Anti-Money Laundering Laws, International Trade Laws, and Sanctions.

Promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; (b) conduct its business in compliance with applicable Sanctions and in compliance in all material respects with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws; and (c) maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions by each Specified Covered Entity.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Revolving Obligations shall have been paid in full or otherwise satisfied, the Commitments hereunder shall have expired or been terminated and no L/C Obligations are outstanding (unless each Letter of Credit underlying such L/C Obligations has been (A) Cash Collateralized at 103% of the aggregate face amount thereof, (B) backstopped by a letter of credit from an issuer, and in form and substance, reasonably satisfactory to the applicable L/C Issuer and with a face amount of 103% of the face amount of such Letter of Credit or (C) deemed reissued under another senior secured credit agreement satisfactory to the applicable L/C Issuer on terms and conditions satisfactory to the applicable L/C Issuer in its sole discretion), the Borrower will not, and will not permit any of its Subsidiaries to:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to the Credit Documents;

(b) (i) Liens on the Collateral securing the 2027 Senior Secured Notes and any Guarantee thereof and (ii) Liens on the Collateral securing the 2028 Senior Secured Notes and any Guarantee thereof, in each case, so long as such Liens are subject to the Intercreditor Agreement;

(c) Liens (other than Liens permitted under clauses (a) or (b) above) existing on the Closing Date and, if securing obligations in excess of $10.0 million, listed on Schedule 8.01, together with any extensions, replacements, modifications or renewals of the foregoing; provided that the collateral interests are not broadened or increased or secure any Property not secured by such Liens on the Closing Date (but shall be permitted to apply to after-acquired Property affixed or incorporated into the Property covered by such Lien and the proceeds and products of the foregoing);

(d) Liens for Taxes, assessments or governmental charges or levies not yet due or to the extent non-payment thereof is permitted under Section 7.05;

(e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same, are not overdue by more than thirty (30) days, or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to a foreclosure, sale or loss proceeding on account thereof (other than a proceeding where foreclosure, sale or loss has been stayed));

(f) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations (other than obligations under ERISA), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(g) Liens in connection with attachments or judgments (including judgment or appeal bonds) that do not result in an Event of Default under Section 9.01(i);

(h) easements, rights-of-way, covenants, conditions, restrictions (including zoning restrictions), declarations, rights of reverter, minor defects or irregularities in title and other similar charges or encumbrances, whether or not of record, that do not, in the aggregate, interfere in any material respect with the ordinary course of business of the Borrower or its Subsidiaries;

(i) Liens on property of any Person securing Purchase Money Indebtedness or Indebtedness in respect of Sale and Leaseback Transactions, capital leases and Synthetic Leases of such Person, in each case to the extent incurred under Section 8.03(c) (or any refinancing of such Indebtedness incurred under Section 8.03(l)); provided that any such Lien attaches only to the Property financed or leased; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;

(j) licenses, sub-licenses, leases or sub-leases granted to others not interfering in any material respect with the business of the Borrower and its consolidated Subsidiaries;

(k) any interest or title of a lessor or sub-lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted by this Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Investments permitted by Section 8.02;

(m) customary contractual rights of setoff upon deposits of cash or other Liens relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions not securing Indebtedness;

(n) Liens of a collection bank arising under Section 4-208 of the UCC (as in effect in the State of New York) or 4-210 of the UCC (as in effect in any other jurisdiction) on items in the course of collection and liens in favor of securities intermediaries in respect of customary fees, expenses and charges in connection with maintaining securities accounts;

(o) Liens on Property securing obligations assumed under Section 8.03(h) (or any refinancing of such Indebtedness incurred under Section 8.03(l)); provided that the Liens are not incurred in connection with, or in contemplation or anticipation of, the acquisition and do not attach or extend to any Property other than the Property so acquired (but, solely to the extent required by the documentation governing such obligations or such refinancing thereof and only for so long as such obligations or such refinancing shall be outstanding or so require, shall be permitted to apply to after-acquired Property of the relevant obligor and the proceeds and products of the foregoing) (or, in the case of Liens securing a refinancing of such Indebtedness pursuant to Section 8.03(l), the Property acquired with the proceeds of the Indebtedness so refinanced);

(p) Liens securing obligations in an aggregate amount at any time outstanding that do not exceed the greater of (i) $25.0 million and (ii) 33% of Consolidated EBITDA for the most recently ended Measurement Period; provided that such Liens shall rank pari passu or junior to the Liens on the Collateral securing the Obligations or shall be secured by assets that do not constitute Collateral; provided that if such Liens are on Collateral, then they shall be subject to the Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent;

(q) Liens in respect of any Indebtedness permitted under Section 8.03(g) to the extent such Liens extend only to Property of Subsidiaries that are not Guarantors;

(r) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank guarantees for the benefit of) insurance carriers providing insurance to the Borrower or any Subsidiary;

(s) Liens on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens securing obligations incurred pursuant to Section 8.03(n);

(u) Liens on Capital Stock in joint ventures securing obligations of such joint venture, to the extent required by the terms of the organizational documents or material contracts of such joint venture;

(v) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business so long as such Liens are extinguished when such goods or inventory are delivered to the Borrower or a Subsidiary;

(w) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(x) Liens in favor of any Credit Party;

(y) Liens on the Capital Stock of Unrestricted Subsidiaries;

(z) Liens arising from UCC financing statement filings (or similar filings under other applicable Law) made by factoring companies on accounts receivables sold by the Borrower or any of its Subsidiaries to such factoring companies in the ordinary course of business;

(aa) Liens on the Collateral securing Permitted Notes Refinancing Debt incurred pursuant to Section 8.03(k) (or any permitted refinancing of the 2027 Senior Secured Notes, the 2028 Senior Secured Notes or Permitted Notes Refinancing Debt incurred pursuant to Section 8.03(l)); provided that the holders of such Permitted Notes Refinancing Debt (or permitted refinancing debt in respect thereof) or their representative is or becomes party to the Intercreditor Agreement or another customary pari passu intercreditor agreement on terms that are reasonably satisfactory to the Administrative Agent and the Borrower (it being understood that an intercreditor agreement substantially in the form of the Intercreditor Agreement shall be deemed to be reasonably satisfactory to the Administrative Agent) and all such Liens are subject to the Intercreditor Agreement or such other intercreditor agreement;

(bb) (I) Liens on the Collateral securing Incremental Equivalent Debt incurred pursuant to Section 8.03(y)(i), (ii) or (iii)(A); provided that such Liens shall be subject to the Intercreditor Agreement or another customary pari passu intercreditor agreement on terms that are reasonably satisfactory to the Administrative Agent and the Borrower (it being understood that an intercreditor agreement substantially in the form of the Intercreditor Agreement shall be deemed to be reasonably satisfactory to the Administrative Agent) and (II) Liens on the Collateral securing Indebtedness incurred pursuant to Section 8.03(h), 8.03(j) or 8.03(y)(iii)(B) on a junior lien basis to the Obligations, so long as (X) on a Pro Forma Basis after giving effect to such Indebtedness as of the last day of the most recently ended Measurement Period, the Consolidated Senior Secured Net Leverage Ratio is equal to or less than 5.50:1.00 and (Y) such Indebtedness shall be subject to a customary junior priority intercreditor agreement on terms that are reasonably satisfactory to the Administrative Agent and the Borrower;

(cc) Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof; and

(dd) Liens on Receivables Assets granted pursuant to or arising in connection with a Receivables Facility.

Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall incur Indebtedness for borrowed money (which does not include, for the avoidance of doubt, Purchase Money Indebtedness) secured by Liens on any assets of the Borrower or any Subsidiary that rank pari passu with the Liens securing the Obligations after the Closing Date in excess of $100,000,000 (plus any Liens securing Indebtedness under the PIK Interest Additional Notes (as such term is defined in the New 2027 Notes Indenture as in effect on the Closing Date)). For the avoidance of doubt, such Liens may only secure Indebtedness incurred by the Borrower and the Guarantors.

8.02 Investments.

Make any Investments, except:

(a) cash and Cash Equivalents of, or to be owned by, the Borrower or any Subsidiary;

(b) Investments existing on, contractually committed or announced but unconsummated as of, the Closing Date and, if in an amount in excess of $10.0 million, set forth on Schedule 8.02 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of any Investment pursuant to this Section 8.02(b) is not increased at any time above the amount of such Investment existing on the Closing Date, unless such increase is permitted by any clause of this Section 8.02 (other than by this Section 8.02(b)), in which case the capacity of such other clause shall (to the extent capped) be reduced by such increase;

(c) loans and advances to officers, directors and employees and consultants of the Borrower or any of its Subsidiaries (i) made for travel, entertainment, compensation, relocation and other ordinary business purposes, (ii) in an aggregate amount not to exceed $7.5 million at any one time outstanding or (iii) to the extent not used as part of or to increase the Cumulative Credit, made in connection with such person’s purchase of equity of the Borrower;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers, clients or purchasers or sellers of goods or services made in the ordinary course of business;

(e) Investments by the Borrower or any of its Subsidiaries in Credit Parties;

(f) Investments by the Borrower or any of its Subsidiaries in Subsidiaries that are not Credit Parties in an aggregate amount at any time outstanding not to exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(g) Investments by Subsidiaries that are not Credit Parties in (A) any member of the Consolidated Group (including other Subsidiaries that are not Credit Parties) and (B) in the case of a Permitted Acquisition, in Persons that become a members of the Consolidated Group (including Subsidiaries that are not Credit Parties) upon consummation of such Permitted Acquisition;

(h) Support Obligations incurred pursuant to Section 8.03;

(i) Permitted Acquisitions;

(j) Investments in an aggregate amount at any time outstanding not to exceed (A) the greater of (i) $25.0 million and (ii) 30% of Consolidated EBITDA for most recently ended Measurement Period, plus (B) the amount of the Cumulative Credit at such time; provided that in the case of this clause (B), (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) the Borrower would be able to incur $1.00 of Indebtedness pursuant to Section 8.03(y)(iii)(B);

(k) Investments representing non-cash consideration received in connection with any Subject Disposition permitted pursuant to Section 8.05;

(l) Investments in joint ventures in an aggregate amount at any time outstanding not to exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(m) Swap Contracts allowed by Section 8.03(d);

(n) Investments resulting from pledges and deposits under Section 8.01(f), (g), (l), (p), (r), (s) or (w);

(o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(p) loans or advances or other similar transactions with customers, distributors, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(q) to the extent not used as part of or increasing the Cumulative Credit or constituting any Cure Amount, any Investment to the extent procured in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary;

(r) Investments to the extent consisting of the redemption, purchase, repurchase or retirement of any Capital Stock permitted under Section 8.06;

(s) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(t) (A) guarantees by the Borrower or any Subsidiary of operating leases or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business and (B) Investments consisting of guarantees permitted by Section 8.03;

(u) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(v) Investments in receivables owing to the Borrower or any Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(w) Investments (including debt obligations and equity interests) (i) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice and owing to the Borrower or any Subsidiary, (ii) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Borrower or any such Subsidiary, (iii) as a result of foreclosure, perfection or enforcement of any Lien, (iv) in satisfaction of judgments or (v) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(x) Investments in Unrestricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (i) $15.0 million and (ii) 20% of Consolidated EBITDA for the most recently ended Measurement Period;

(y) other Investments; provided that (A) on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated Total Net Leverage Ratio is equal to or less than 4.00:1.00 and (B) at the time of any such Investment, no Event of Default pursuant to Section 9.01(a) or (f) shall have occurred and be continuing;

(z) Investments consisting of the purchase of Indebtedness of (A) any Credit Party or (B) to the extent permitted pursuant to another clause of this Section 8.02, any Subsidiary that is not a Credit Party;

(aa) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;

(bb) Investments consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(cc) guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers and licensees of the Borrower or any of its Subsidiaries;

(dd) to the extent not otherwise prohibited by Section 8.09, any contribution of any Investment in a joint venture or partnership that is not a Subsidiary to a Person that is not a Subsidiary in exchange for an Investment in the Person to whom such contribution is made in an equivalent value;

(ee) the purchase of any Preferred Equity Interests in the Borrower or a Subsidiary issued to a Strategic Investor so long as such purchase complies with Section 8.09; and

(ff) Investments in any Receivables Subsidiary or by a Receivables Subsidiary in any other Person made in connection with a Receivables Facility (including the contribution or lending of cash and Cash Equivalents to finance the purchase of Receivables Assets or to otherwise fund required reserves).

Notwithstanding the foregoing, the only basket that may be used for Investments in Unrestricted Subsidiaries shall be the basket provided in Section 8.02(x) above.

8.03 Indebtedness.

Create, incur or assume any Indebtedness, except:

(a) Indebtedness existing or arising under this Agreement and the other Credit Documents;

(b) Indebtedness existing on the Closing Date and, if in an aggregate principal amount in excess of $10.0 million, set forth on Schedule 8.03;

(c) Purchase Money Indebtedness (including obligations in respect of capital leases) to finance the purchase, acquisition, construction, development, enlargement, repair or improvement of fixed or capital assets, in an aggregate principal amount at any time outstanding (when aggregated with the aggregate amount of refinancing Indebtedness outstanding at such time pursuant to Section 8.03(l) in respect of Indebtedness incurred pursuant to this Section 8.03(c)) not to exceed the greater of (i) $25.0 million and (ii) 30% of Consolidated EBITDA for the most recently ended Measurement Period;

(d) obligations under Swap Contracts not entered into for speculative purposes;

(e) intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Section 8.02;

(f) unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this Section 8.03(f) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Borrower from the issuance or sale (other than to a Subsidiary, an Unrestricted Subsidiary, a Minority Investment, a Professional Services Affiliate or a Strategic Investor and other than any Cure Amount) of its Equity Interests or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Capital Stock or Designated Preferred Stock) of the Borrower (other than contributions by a Subsidiary or an Unrestricted Subsidiary), in each case, subsequent to the Closing Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments or Investments to the extent the Borrower and its Subsidiaries incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of incurring Indebtedness pursuant to this Section 8.03(f) to the extent such net cash proceeds or cash have been applied to make Restricted Payments or Investments;

(g) Indebtedness of Subsidiaries that are not Guarantors (and guarantees thereof by other Subsidiaries that are not Guarantors, without duplication) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(h) Indebtedness acquired or assumed in connection with a Permitted Acquisition or other permitted Investment; provided that (i) any such assumed Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated Fixed Charge Coverage Ratio is not less than either (A) 2.00:1.00 or (B) the Consolidated Fixed Charge Coverage Ratio immediately preceding the incurrence of such Indebtedness and the consummation of such Permitted Acquisition or other permitted Investment; provided, further, that the aggregate principal amount of all Indebtedness incurred by Subsidiaries that are not Guarantors pursuant to this Section 8.03(h), together with all Incremental Equivalent Debt incurred by Subsidiaries that are not Guarantors pursuant to the Section 8.03(y), shall not exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(i) Indebtedness arising under any performance or surety bond, completion bond or similar obligation entered into in the ordinary course of business consistent with past practice;

(j) Indebtedness of the Borrower and its Subsidiaries (and guarantees thereof, without duplication) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $25.0 million and (ii) 33% of Consolidated EBITDA for the most recently ended Measurement Period;

(k) (A) Indebtedness of the Borrower under the 2027 Senior Secured Notes, (B) Indebtedness of the Borrower under the 2028 Senior Secured Notes and (C) any Permitted Notes Refinancing Debt, to the extent such Permitted Notes Refinancing Debt refinances, in whole or in part, outstanding 2027 Senior Secured Notes or outstanding 2028 Senior Secured Notes;

(l) any refinancing of Indebtedness incurred or outstanding pursuant to Section 8.03(b), (c), (f), (h) or (k) so long as (i) if the Indebtedness being refinanced is Subordinated Debt, then such refinancing Indebtedness shall be at least as subordinated in right of payment and otherwise to the Obligations as the Indebtedness being refinanced, (ii) unless permitted pursuant to another clause of this Section 8.03 (and reducing availability under such other clause to the extent capped), the principal amount of the refinancing Indebtedness is not greater than the principal amount of the Indebtedness being refinanced, together with any premium paid, and accrued interest thereon and reasonable fees in connection therewith and reasonable costs and expenses incurred in connection therewith, plus an amount equal to any existing unutilized commitments thereunder, (iii) the final maturity and Weighted Average Life to Maturity of such refinancing Indebtedness is not earlier or shorter, as the case may be, than the Indebtedness being refinanced, (iv) no Subsidiary (other than a Credit Party) that is not an obligor with respect to the Indebtedness to be refinanced shall be an obligor with respect to such refinancing Indebtedness (unless such Indebtedness to be refinanced was incurred by a Subsidiary that is not a Credit Party, in which case the Borrower or any Subsidiary may, solely to the extent, in the case of a Borrower or a Subsidiary that is a Credit Party, that the Borrower or such Subsidiary that is a Credit Party would be able to make, under Section 8.02, an Investment in the aggregate principal amount of such Indebtedness in such Subsidiary that is not a Credit Party, be an obligor in respect thereof) and (v) in the case of this clause (v), the material terms (other than as to interest rate, which shall be on then-market terms, or as otherwise specified in any of clauses (i) through (iv) of this Section 8.03(l)) of such refinancing Indebtedness, taken as a whole, are at least as favorable to the Consolidated Group and the Lenders as the material terms of the Indebtedness being refinanced;

(m) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(n) Indebtedness in respect of trade letters of credit, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Indebtedness) in the ordinary course of business;

(o) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(p) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(q) Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(r) Indebtedness consisting of promissory notes issued by the Borrower to current or former officers, directors and employees, their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by the Borrower of Qualified Capital Stock permitted by Section 8.06; provided that (a) the Borrower shall be able to make a Restricted Payment pursuant to Section 8.06 in an amount equal to the principal amount of each such note at the time such note is issued, and an amount equal to the principal amount of each such note shall reduce the amount of Restricted Payments available to be made under Section 8.06, and (b) the Borrower shall be able to make a Restricted Payment pursuant to Section 8.06 in the amount of any other payment on each such note at the time such payment is made, and each such payment shall reduce the amount of Restricted Payments available to be made under Section 8.06;

(s) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation, indemnification, adjustment of purchase or acquisition price or other similar arrangements incurred by such Person in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereunder;

(t) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 8.03(a) through (s) and Sections 8.03(u) through (dd) below;

(u) Support Obligations by any member of the Consolidated Group in respect of Indebtedness incurred under Sections 8.03(a) through (t) and Sections 8.03(u) through (dd), solely to the extent such member of the Consolidated Group would have itself been able to originally incur such Indebtedness;

(v) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(w) Guarantees by the Borrower or any Subsidiary in respect of obligations of joint ventures and, in the case of any Subsidiary that is a joint venture, the incurrence of Indebtedness in an aggregate principal amount at any time outstanding for all such Indebtedness and Guarantees incurred pursuant to this clause (w) not to exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(x) (i) Indebtedness of the Borrower or any Subsidiary to any Professional Services Affiliate incurred in the ordinary course of business or consistent with past practice pursuant to or in connection with any Management Services Agreement, (ii) Guarantees by the Borrower or any Subsidiary of Indebtedness or any other obligation or liability of a Professional Services Affiliate incurred in the ordinary course of business or consistent with past practice pursuant to or in connection with any Management Services Agreement, (iii) Indebtedness of the Borrower or any Subsidiary arising by reason of any Lien granted by or applicable to such Person or its assets securing Indebtedness of a Professional Services Affiliate incurred in the ordinary course of business or consistent with past practice pursuant to or in connection with any Management

Services Agreement, and (iv) Indebtedness of the Borrower or any Subsidiary in respect of letters of credit, banker’s acceptances or other similar instruments or obligations issued for the benefit of, or relating to liabilities or obligations incurred on behalf of, a Professional Services Affiliate, incurred in the ordinary course of business or consistent with past practice pursuant to or in connection with any Management Services Agreement;

(y) Incremental Equivalent Debt in an aggregate principal amount not to exceed, for all Incremental Equivalent Debt incurred after the Closing Date, the sum of (i) the Incremental Base Amount minus the aggregate principal amount of Incremental Loan Facilities incurred or established pursuant to Section 2.01(d)(i)(x) after the Closing Date, plus (ii) the Incremental Prepayment Amount minus the aggregate principal amount of Incremental Loan Facilities incurred or established pursuant to Section 2.01(d)(i)(y) after the Closing Date, plus (iii) (A) an additional amount of Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Obligations if, on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated First Lien Net Leverage Ratio is equal to or less than 5.00:1.00, plus (B) an additional amount of Incremental Equivalent Debt if, on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated Fixed Charge Coverage Ratio is not less than 2.00:1.00; provided that, in each case, the maximum amount of Incremental Equivalent Debt available to be incurred is determined without giving effect to any incurrence under the Incremental Base Amount or the Incremental Prepayment Amount that is incurred substantially simultaneously with amounts under this clause (iii); provided, further, that the Borrower shall be deemed to have utilized the amounts under clause (iii) prior to utilization of the amounts under clauses (i) and (ii); provided, further, that the aggregate principal amount of all Incremental Equivalent Debt incurred by Subsidiaries that are not Guarantors pursuant to this Section 8.03(y), together with Indebtedness incurred by Subsidiaries that are not Guarantors pursuant to Section 8.03(h), shall not exceed the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period;

(z) the incurrence of Indebtedness by the Borrower or any of its Subsidiaries arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs (including Earnout Obligations), deferred purchase price or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Person (including any Capital Stock of a Subsidiary) or Investment (other than Guarantees of Indebtedness incurred by any Person acquiring or disposing of such business, assets, Person or Investment for the purpose of financing such acquisition or disposition);

(aa) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(bb) Indebtedness in respect of unsecured promissory notes issued to a Strategic Investor as consideration for the purchase, redemption or other acquisition or retirement for value of shares of Preferred Equity Interests of the Borrower, a Subsidiary or a Professional Services Affiliate owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the fair market value (as determined in good faith by the Borrower) of such Preferred Equity Interests;

(cc) (A) Preferred Equity Interests of the Borrower or any Subsidiary issued to the Borrower or a Credit Party and (B) Preferred Equity Interests of a Subsidiary that is not a Credit Party issued to a another Subsidiary that is not a Credit Party (excluding any subsequent issuance or transfer of any Capital Stock or any other event that results in any Subsidiary that holds such Preferred Equity Interests of another Subsidiary ceasing to be (X) in the case of clause (A) of this Section 8.03(cc), a Credit Party and (Y) in the case of clause (B) of this Section 8.03(cc), a Subsidiary or any other subsequent transfer of any such Preferred Equity Interests, except to (X) in the case of clause (A) of this Section 8.03(cc), a Credit Party and (Y) in the case of clause (B) of this Section 8.03(cc), a Subsidiary);

(dd) non-voting Preferred Equity Interests of a Subsidiary issued to a Strategic Investor in the ordinary course of business for bona fide business purposes; provided that, on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated Fixed Charge Coverage Ratio is not less than 2.00:1.00;

(ee) Indebtedness of the Borrower or any Subsidiary in respect of (i) workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, bid, appeal, advance payment (including progress premiums), customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations, completion guarantees and warranties or relating to liabilities, obligations or guarantees incurred in the ordinary course of business or consistent with past practice; (ii) customer deposits and advance payments (including progress premiums) received from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (iii) letters of credit, bankers’ acceptances, discounted bills of exchange, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or entered into, or relating to liabilities or obligations incurred, in the ordinary course of business or consistent with past practice; and

(ff) obligations under or in respect of any Receivables Facility.

Notwithstanding the foregoing, (x) neither the Borrower nor any of its Subsidiaries shall incur Indebtedness for borrowed money (which does not include, for the avoidance of doubt, Purchase Money Indebtedness) secured by Liens on any assets of the Borrower or any Subsidiary that rank pari passu with the Liens securing the Obligations after the Closing Date in excess of $100,000,000 (plus any Liens securing Indebtedness under the PIK Interest Additional Notes (as such term is defined in the New 2027 Notes Indenture as in effect on the Closing Date)) and (y) Restricted Subsidiaries that are not Guarantors shall not be permitted to incur any Indebtedness for borrowed money (which does not include, for the avoidance of doubt, Purchase Money Indebtedness).

8.04 Mergers and Dissolutions; Sale of All or Substantially All Assets.

In the case of Borrower or any Subsidiary, enter into a transaction of merger, amalgamation or consolidation with another Person, or, in the case of the Borrower, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Borrower’s and its Subsidiaries’ properties or assets in one or more related transactions to another Person, except that:

(a) the Borrower may merge, amalgamate or consolidate with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Borrower’s and its Subsidiaries’ properties or assets in one or more related transactions to, any other Person; provided that (A) following any such merger, amalgamation, consolidation, sale, assignment, transfer, lease, conveyance or other disposition, either (x) the Borrower is the surviving or continuing Person or the Person to whom such sale, assignment, transfer, lease, conveyance or disposal is made or (y) the Person formed by or surviving any such merger, amalgamation or consolidation, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States or any state thereof and such Person shall assume all of the Borrower’s obligations under this Agreement and the other Credit Documents, (B) immediately after such merger, amalgamation, consolidation, sale, assignment, transfer, lease, conveyance or other disposition, no Event of Default shall exist and be continuing and (C) on a Pro Forma Basis, either (x) the Consolidated Fixed Charge Coverage Ratio would not be less than the Consolidated Fixed Charge Coverage Ratio immediately prior to giving effect to such merger, amalgamation or consolidation, or such sale, assignment, transfer, lease, conveyance or other disposition or (y) the Borrower would be able to incur $1.00 of Indebtedness pursuant to Section 8.03(y)(iii)(B);

(b) any Domestic Subsidiary may merge, amalgamate or consolidate with the Borrower or another Domestic Subsidiary; provided that, (A) if the Borrower is a party to such transaction, the Borrower shall be the surviving or continuing Person and (B) if a Guarantor (but not the Borrower) is a party to such transaction, either (x) a Guarantor shall be the surviving or continuing Person or (y) the surviving or continuing Person shall become a Guarantor immediately upon the consummation of such transaction;

(c) any Foreign Subsidiary may merge, amalgamate or consolidate with the Borrower or another Subsidiary; provided that, (A) if the Borrower is a party to such transaction, the Borrower shall be the surviving or continuing Person and (B) if a Guarantor (but not the Borrower) is a party to such transaction, either (x) a Guarantor shall be the surviving or continuing Person or (y) the surviving or continuing Person shall become a Guarantor immediately upon the consummation of such transaction;

(d) to the extent not constituting a sale, assignment, transfer, lease, conveyance or otherwise disposition of all or substantially all of the assets of Borrower and its Subsidiaries, any Subsidiary may merge, amalgamate or consolidate with any other Person in connection with a Subject Disposition effected pursuant to Section 8.05, so long as no more assets are Disposed of as a result of or in connection with any transaction undertaken pursuant to this Section 8.04(d) than would otherwise have been allowed pursuant to Section 8.05; and

(e) the Borrower or any Subsidiary may merge, amalgamate or consolidate with any other Person or the Borrower may sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Borrower’s and its Subsidiaries’ properties or assets in one or more related transactions to another Person, in each case in connection with an Investment permitted pursuant to Section 8.02, so long as the continuing or surviving Person shall be the Borrower or a Subsidiary; provided that, (A) if the Borrower is a party to such transaction referred to in this Section 8.04(e), the Borrower shall be the surviving or continuing Person or the Person to which such assets are sold, assigned, transferred, leased, conveyed or disposed of and (B) if a Guarantor (but not the Borrower) is a party to such transaction, either (x) a Guarantor shall be the surviving or continuing Person or (y) the surviving or continuing Person shall become a Guarantor immediately upon the consummation of such transaction.

Notwithstanding the foregoing, the Borrower may merge or consolidate with a Subsidiary solely for the purpose of reorganizing the Borrower in another jurisdiction of the United States or any state thereof or the District of Columbia so long as the amount of Indebtedness of the Borrower and the Subsidiaries is not increased thereby.

8.05 Dispositions.

Make any Subject Disposition unless (a) at least 75% of the consideration received from all Subject Dispositions is cash or Cash Equivalents; provided, that for the purposes of this clause (a), the following shall be deemed to be cash: (1) any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary (other than liabilities that are by their terms contractually subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition, (2) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within one hundred eighty (180) days following the closing of the applicable Subject Disposition and (3) any Designated Non-Cash Consideration in respect of such Subject Disposition having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all other Subject Dispositions, not in excess of the greater of (i) $7.5 million and (ii) 10% of Consolidated EBITDA for the most recently ended Measurement Period (with the fair market value of each item of Designated Non-Cash Consideration being measured as of the time received) and (b) such Subject Disposition is made at fair market value. Notwithstanding the foregoing, the Borrower shall not, nor shall the Borrower permit any Subsidiary to, consummate any Disposition that would result in the transfer of ownership or exclusive license of Material IP from the Borrower or a Restricted Subsidiary to an Unrestricted Subsidiary.

8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary, or in the case of a Subsidiary that is not a Wholly Owned Subsidiary, to each equity holder of such Subsidiary on a pro rata basis (or on more favorable terms from the perspective of the Borrower and its Wholly Owned Subsidiaries) based on their relative ownership interests of the applicable class of Equity Interests in respect of which such Restricted Payment is being made, as required by such non-Wholly Owned Subsidiary’s organizational agreements or shareholders’ agreements, or, solely to the extent required by law, on a non-pro rata basis to such equity holders;

(b) any refinancing pursuant to Section 8.03(l) shall be permitted;

(c) any Investment permitted or not prohibited by Section 8.02 shall be permitted;

(d) Restricted Payments; provided that, at the time of making such Restricted Payments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) on a Pro Forma Basis as of the last day of the most recently ended Measurement Period, the Consolidated Total Net Leverage Ratio is equal to or less than 3.75:1.00;

(e) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the Borrower may make Restricted Payments at any time in an aggregate amount not to exceed (A) the greater of (i) $20.0 million and (ii) 25% of Consolidated EBITDA for the most recently ended Measurement Period; provided, that the Borrower shall not make Restricted Payments (as defined in clause (i) and (ii) of the definition thereof) in respect of its Capital Stock pursuant to this clause (e)(A), that when aggregated with Restricted Payments (as defined in clause (i) and (ii) of the definition thereof) in respect of its Capital Stock made pursuant to clause (a) of the definition of Cumulative Credit, exceed $10.0 million plus (B) if, after giving effect to such Restricted Payments, the Borrower would be able to incur $1.00 of Indebtedness pursuant to Section 8.03(y)(iii)(B);

(f) to the extent not used as part of or increasing the Cumulative Credit, the Borrower or any Subsidiary may purchase, redeem or otherwise acquire shares of its Qualified Capital Stock with the proceeds received from the substantially concurrent issue of (i) in the case of the Borrower, new shares of its Qualified Capital Stock to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary or (ii) in the case of any Subsidiary, Qualified Capital Stock of the Borrower;

(g) the members of the Consolidated Group may prepay or repay intercompany Indebtedness otherwise permitted hereunder owed to other members of the Consolidated Group;

(h) repurchases of Capital Stock deemed to occur upon the “cashless exercise” of stock options or warrants, cashless tax withholding, stock appreciation rights or upon the vesting of restricted stock or restricted stock units if such Capital Stock represents the exercise price of such options or warrants or represents withholding taxes due upon such exercise or vesting shall be permitted;

(i) the Borrower or any Subsidiary may convert, exchange or redeem any Indebtedness into or for Qualified Capital Stock;

(j) the repurchase, retirement or other acquisition for value of Equity Interests of the Borrower or any of its Subsidiaries held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement in an aggregate amount not to exceed the greater of (x) $7.5 million and (y) 10% of Consolidated EBITDA for the most recently ended Measurement Period in any calendar year, with unused amounts in any calendar year carried over and available for use in any succeeding calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds from the sale of Qualified Capital Stock of the Borrower to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary to any future, present or former employee, director, officer, manager, contractor, consultant or advisor of the Borrower or any of its Subsidiaries that occurred after the

Closing Date, to the extent the cash proceeds from the sale of such Qualified Capital Stock have not otherwise been applied to the payment of Restricted Payments or the making of Investments or constitute a Cure Amount; plus (b) the cash proceeds of key man life insurance policies received by the Borrower or its Subsidiaries after the Closing Date; minus (c) the amount of any Restricted Payments made in previous calendar years pursuant to the foregoing clauses (a) and (b);

(k) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 8.06; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made; and

(l) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Closing Date; provided, however, that (i) on a Pro Forma Basis as of the last day of the most recently ended Measurement Period after giving effect to such issuance and the payment of such dividends or distributions, the Consolidated Fixed Charge Coverage Ratio is not less than 2.00:1.00 and (ii) the aggregate amount of dividends declared and paid pursuant to this Section 8.06(l) does not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Closing Date; and

(m) distributions or payments of Receivables Fees in connection with a Receivables Facility.

Notwithstanding the foregoing, (x) for the avoidance of doubt, the conversion of any Indebtedness into Qualified Capital Stock as part of the Reorganization Transactions shall not increase the basket capacity under this Section 8.06 and (y) the Borrower shall not, nor shall the Borrower permit any Subsidiary to, consummate any Restricted Payment that would result in the transfer of ownership or exclusive license of Material IP from the Borrower or a Restricted Subsidiary to an Unrestricted Subsidiary.

8.07 Change in Nature of Business.

Engage in any material line of business other than a Permitted Business.

8.08 Change in Accounting Practices or Fiscal Year.

Change its accounting policies or reporting practices, except as required by GAAP or permitted by Section 1.03, or change the fiscal year of the Borrower.

8.09 Transactions with Affiliates.

Sell, lease, transfer or otherwise dispose of any of the Borrower’s or any Subsidiary’s Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower or any Subsidiary (including any Unrestricted Subsidiary or Minority Investment that is an Affiliate) (other than between or among members of the Consolidated Group), whether or not in the ordinary course of business, in any one or a series of transactions involving aggregate payments in excess of $5.0 million (or in the case of Minority Investments that are Affiliates, in excess of $2.5 million) (each of the foregoing, an “Affiliate Transaction”), other than (i) (A) on terms that taken as a whole are not materially less favorable to the Borrower or the applicable Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate and (B) in the event such Affiliate Transaction involves an aggregate value in excess of the greater of (i) $7.5 million and (ii) 10% of Consolidated EBITDA for the most recently ended Measurement Period, so long as the terms of such Affiliate Transaction have been approved by a majority of the disinterested members of the Board of Directors of the Borrower, (ii) Restricted Payments not prohibited by Section 8.06, (iii) Investments not prohibited by Section 8.02, (iv) mergers, consolidations, amalgamations or Dispositions not prohibited by Section 8.02 or 8.04, (v) transactions with an Affiliate where the only consideration paid is Qualified Capital Stock of the Borrower, (vi) indemnification or similar arrangements for officers, directors, employees or agents of the Borrower or any of its Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions, (vii) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, managers, contractors, consultants, distributors or advisors of the Borrower or any Subsidiary (whether directly or indirectly), (viii) the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of directors and management of the Borrower and its Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements), (ix) the pledge of Equity Interests of Unrestricted Subsidiaries, (x) any transactions between or among the Borrower or any of its Subsidiaries, (xi) any transactions between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower the Capital Stock of which Affiliate is owned solely by the Borrower or one of its Subsidiaries and by Persons who are not Affiliates of the Borrower or its Subsidiaries, on the other hand; (xii) non-exclusive licenses or sublicenses of IP Rights in the ordinary course of business with any of its Subsidiaries, (xiii) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the Disposition of the assets or Capital Stock in any Subsidiary or entered into with any Business Successor, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions; (xiv) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is designated as a Subsidiary (and not entered into in contemplation of such redesignation from an Unrestricted Subsidiary to a Subsidiary), (xv) any lease entered into between the Borrower or any Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, (xvi) any operational services arrangement entered into between the Borrower or any Subsidiary and any Affiliate thereof, in each case, which is reasonably determined by the Borrower to be no worse than a transaction on an arm’s length basis; (xvii) intellectual property licenses and research and development agreements in the ordinary course of business or consistent with past practice, (xviii) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business, (xix) transactions between the Borrower or any of its Subsidiaries and any Person, a director of which is also a director of the Borrower; provided, however, that such director abstains from voting as a director on any matter involving such other Person, (xx) sales of Equity Interests to Affiliates of the Borrower or its Subsidiaries not otherwise prohibited by this Agreement and the granting of registration and other customary rights in connection therewith, (xxi) transactions in which the Borrower or any of its Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of this Section 8.09, (xxii) transactions with a Person who is an Affiliate of the Borrower solely as a result of the Borrower’s or a Subsidiary’s Investment in such Person, (xxiii) so long as they comply with clause (i)(A) above, transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, (xxiv) any agreements or arrangements in effect on the Closing Date and, to the extent having a value in excess of $5.0 million, set forth on Schedule 8.09, and any modifications, extensions or renewals thereof that are not disadvantageous to the Lenders in the Borrower’s reasonable determination in any material respect, and (xxv) any customary transaction with a Receivables Subsidiary effected in connection with a Receivables Facility.

8.10 Financial Covenant.

Permit the Consolidated Senior Secured Net Leverage Ratio as of the last day of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2024) (but only if, on the last day of any such fiscal quarter, the Outstanding Amount of Revolving Obligations (exclusive of L/C Obligations that (A) are Cash Collateralized in accordance with this Agreement or (B) arise from Letters of Credit in respect of which no drawing or demand for payment has been made or requested, to the extent, in the case of this clause (B), such L/C Obligations do not exceed $2.5 million in the aggregate) is in excess of 30% of the Aggregate Revolving Commitments at such time), to exceed 6.60:1.00.

8.11 Limitation on Subsidiary Distributions.

Directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable Law; (ii) this Agreement and the other Credit Documents; (iii) any agreement representing the 2027 Senior Secured Notes, the 2028 Senior Secured Notes and any refinancing thereof; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary; (vi) any Lien permitted by Section 8.01 restricting the transfer of the property subject thereto; (vii) any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale; (viii) without affecting the Credit Parties’ obligations under Section 7.12, 7.13 or 7.14, customary provisions in partnership agreements, limited liability company organizational governance documents, stockholders agreements, asset sale and stock sale agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company or similar person;

(ix) restrictions on cash or other deposits or net worth imposed by suppliers or landlords; (x) any instrument evidencing or governing Indebtedness assumed in connection with any Permitted Acquisition pursuant to Section 8.03(h), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (xi) in the case of any Subsidiary that is not a Wholly Owned Subsidiary, such Person’s Organization Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Capital Stock of or property held in the subject joint venture or other entity; (xii) contracts or agreements in effect on the Closing Date relating to Indebtedness existing on the Closing Date and, if in an aggregate principal amount in excess of $5.0 million, set forth on Schedule 8.03; (xiii) any restrictions imposed by any agreement incurred pursuant to Section 8.03(f) or pursuant to a refinancing thereof, in each case to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the 2027 Senior Secured Notes as in effect on the Closing Date or the 2028 Senior Secured Notes as in effect on the Closing Date, as determined in good faith by the Borrower; (xiv) customary net worth provisions contained in real property leases entered into by the Borrower or any Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations; (xv) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (xvi) any agreement representing Indebtedness permitted under Section 8.03 of a Subsidiary of the Borrower that is not a Credit Party; (xvii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xviii) any instrument evidencing or governing Indebtedness permitted pursuant to Section 8.03(y), so long as such encumbrances and restrictions do not, when taken as a whole, materially and adversely affect ability of the Borrower to make interest, principal and fee payments to the Lenders hereunder (as determined in good faith by the Borrower); (xix) any refinancings that are otherwise permitted by the Credit Documents of the contracts, instruments or obligations referred to above; provided that such refinancings are no more materially restrictive, as determined in good faith by the Borrower, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xx) any buy-sell, voting trust and other shareholder arrangements; and (xxi) any restrictions created in connection with any Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Receivables Facility.

8.12 Amendment of Material Documents.

Amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other Organizational Documents, in each case, to the extent that such amendment, modification or waiver would reasonably be expected to be materially adverse to the Lenders.

8.13 Anti-Corruption Laws, Anti-Money Laundering Laws, International Trade Laws and Sanctions.

Do any of the following, nor permit its directors and officers, and any employee, agent, or affiliate acting on behalf of the Borrower in connection with this Agreement, nor permit its Subsidiaries, to: (a) directly or indirectly provide, use, or make available the proceeds of any Loans hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, except as permitted for a Person required to comply with U.S. Sanctions, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, except as permitted for a Person required to comply with U.S. Sanctions, (iii) in any manner that could result in a violation by any Person of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law (including the Administrative Agent, L/C Issuer, any Lender, underwriter, advisor, investor, or otherwise) or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) repay any Loans with Blocked Property or funds derived from any unlawful activity; or (c) permit any Collateral to become Blocked Property.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of principal of any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due or required to be paid herein, any interest on any Loan or any regularly accruing fee due hereunder or any other amount payable hereunder or under any other Credit Document; or

(b) Specific Covenants. The Borrower or any other Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a)(i), 7.11 or Article VIII or, with respect to the existence of the Borrower only, clause (x) of Section 7.04; or

(c) Other Defaults. The Borrower or any other Credit Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) calendar days after written notice to the defaulting party or the Borrower by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Credit Document, or in any document required to be delivered in connection herewith or therewith shall be false in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any member of the Consolidated Group (A) fails (beyond the period of grace (if any) provided in the instrument or agreement pursuant to which such Indebtedness was created) to make any payment when due (whether by scheduled maturity, interest, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Support Obligations (other than Indebtedness hereunder or Indebtedness under Swap Contracts) having a principal amount (with principal amount for the purposes of this Section 9.01(e) including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), when taken together with the principal amount of all other Indebtedness and Support Obligations as to which any such failure has occurred, exceeding

$25.0 million or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable, which has an unpaid principal amount, when taken together with the unpaid principal amounts of all other Indebtedness and Support Obligations as to which any such failure or event has occurred, exceeding $25.0 million (it being understood, for the avoidance of doubt, that the satisfaction of any customary “conversion conditions” set forth in the instruments governing any Convertible Indebtedness will not be deemed to constitute a Default under this clause (B) on account of such satisfaction giving any holder of such Convertible Indebtedness the right to convert the same); or (ii) there occurs under any Swap Contract an “early termination date” (or term of similar import) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the “defaulting party” (or term of similar import) or (B) any “termination event” (or term of similar import) under such Swap Contract as to which the Borrower or any Subsidiary is an “affected party” (or term of similar import) and, when taken together with all other Swap Contracts as to which events of default or events referred to in the immediately preceding clause (A) or (B) are applicable, the Swap Termination Value owed by the Borrower and its Subsidiaries exceeds $25.0 million; provided that this clause (e) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Credit Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Change of Control. There shall have occurred a Change of Control of the Borrower; or

(h) Inability to Pay Debts; Attachment. Any Credit Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(i) Judgments. There is entered against any member of the Consolidated Group one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $25.0 million (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or otherwise discharged), and there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA. An ERISA Event occurs that would reasonably be expected to have a Material Adverse Effect; or

(k) Invalidity of Credit Documents. Any material Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Revolving Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any material Credit Document; or any Credit Party denies that it has any or further liability or obligation under any material Credit Document, or purports to revoke, terminate or rescind any material Credit Document; or

(l) Collateral Documents. Any Collateral Document after delivery thereof shall for any reason cease (or shall be asserted in writing by any Credit Party to cease) to create a valid and perfected Lien to the extent required by the Collateral Documents (subject to no other Liens other than Liens permitted by Section 8.01) on Collateral that is (i) purported to be covered thereby and (ii) comprises Property which, when taken together with all Property as to which such a Lien has so ceased to be effective, has a fair market value in excess $25.0 million (other than by reason of (x) the express release thereof pursuant to Section 10.10, (y) the failure of the Collateral Agent to retain possession of Collateral physically delivered to it or (z) the failure of the Collateral Agent to timely file UCC continuation); or

(m) Sanctioned Person. The Borrower or any other Credit Party becomes a Sanctioned Person.

9.02 Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the Commitments of the Lenders and the obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it or to the Lenders under the Credit Documents or applicable Law;

provided, however, that upon the occurrence of an Event of Default with respect to the Borrower under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Right to Cure.

Notwithstanding anything to the contrary contained in Section 9.01 or 9.02, in the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 8.10, then:

(a) until the expiration of the fifteenth (15th) Business Day subsequent to the date the relevant financial statements are required to be delivered with respect to such fiscal quarter pursuant to Section 7.01(a) or (b), the Borrower shall have the right to issue Qualified Capital Stock to a Person other than a Subsidiary of the Borrower or an Unrestricted Subsidiary for cash (the “Cure Right”), and upon the receipt by the Borrower of such cash, in an amount no greater than the amount required to cause the Borrower to be in compliance with the financial covenant set forth in Section 8.10 with respect to such fiscal quarter (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA of the Borrower as used in the financial covenant set forth in Section 8.10 shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA of the Borrower shall be increased for such fiscal quarter and each subsequent period containing such fiscal quarter, solely for the purpose of measuring the financial covenant set forth in Section 8.10 and not for any other purpose under this Agreement (including, but not limited to, determining the availability or amount of any covenant baskets or carve-outs or the Applicable Rate or the Commitment Fee Rate or reducing any outstanding Indebtedness (or increasing cash or Cash Equivalents); provided that such limitation on the reduction of outstanding Indebtedness shall not apply in subsequent fiscal quarters), by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 8.10, the Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 8.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 8.10 that had occurred shall be deemed cured for all purposes of this Agreement; and

(b) upon receipt by the Administrative Agent of written notice, prior to the expiration of the fifteenth (15th) Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 7.01(a) or (b) (the “Anticipated Cure Deadline”), that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Administrative Agent and the Lenders shall not be permitted to accelerate Loans or terminate the Commitments held by them or to exercise remedies against the Collateral or exercise any other remedies on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 8.10 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline; provided that, for the avoidance of doubt, no Credit Extension to the Borrower under the Revolving Facility shall be required to be made for so long as the Borrower is not in compliance with the financial covenant set forth in Section 8.10 and such non-compliance has not been cured in accordance with the provisions of this Section 9.03.

Notwithstanding anything herein to the contrary, (i) in each four (4) fiscal quarter period, there shall be at least two (2) fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five (5) fiscal quarters in respect of which the Cure Right is exercised during the term of the Revolving Facility and (iii) for purposes of this Section 9.03, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the financial covenant set forth in Section 8.10.

9.04 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized, in each case as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (subject to the Intercreditor Agreement):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Commitment Fees and Letter of Credit Fees) payable to the Lenders (including all reasonable fees, expenses and disbursements of any law firm or other counsel and amounts payable under Article III), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the Swingline Lender and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of that portion of the Obligations constituting breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower or any of its Subsidiaries and the Administrative Agent, any Lender

or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lead Arranger, a Lender or Affiliate of the Administrative Agent, a Lead Arranger or a Lender at the time it entered into such Swap Contract, (c) payments of that portion of the Obligations constituting amounts due under any Treasury Management Agreement between the Borrower or any of its Subsidiaries and the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender or any Person that was the Administrative Agent, a Lender or Affiliate of the Administrative Agent or a Lender at the time it entered into such Treasury Management Agreement, to the extent such Treasury Management Agreement is permitted hereunder and (d) the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not a Qualified ECP Guarantor shall not be applied to Obligations that are Excluded Swap Obligations.

ARTICLE X

AGENTS

10.01 Appointment and Authorization of the Agents.

(a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than Sections 10.06, 10.10 and 10.12) are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and neither the Borrower nor any other Credit Party shall have rights as a beneficiary of any of such provisions (except the Borrower and the Credit Parties shall be beneficiaries of Sections 10.06, 10.10 and 10.12).

(b) Each Lender hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein or therein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.

(c) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(d) In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Credit Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Credit Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by a Credit Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk.

10.02 Rights as a Lender.

Each Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

The Agents and Lead Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Agents and Lead Arrangers:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its or their Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or an L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or to assure that the Liens granted to the Collateral Agent pursuant to any Collateral Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

10.04 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

Each Agent may perform any and all of their duties and exercise their rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of the Agents, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

10.06 Resignation of an Agent.

Each of the Agents may, at any time upon thirty (30) days written notice to the Lenders, the L/C Issuers and the Borrower, give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (provided that no consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuers, with the consent of the Borrower (provided that no consent shall be required if an Event of Default has occurred and is continuing), appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or the L/C Issuers under any of the Credit Documents, such retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 10.06. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article X and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as such Agent.

Any resignation by PNC Bank, National Association as Administrative Agent or Collateral Agent, as the case may be, pursuant to this Section 10.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Agents and Other Lenders.

Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties.

Anything herein to the contrary notwithstanding, none of the “Joint Lead Arrangers” and “Joint Bookrunners” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as an Agent, a Lender or an L/C Issuer hereunder.

10.09 Agents May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, any Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which such Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver and manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to such Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10 Collateral and Guaranty Matters.

The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion:

(a) to release any Guarantor from its obligations under the Collateral Documents if (i) such Person ceases to be a Subsidiary as a result of a transaction not prohibited hereunder, (ii) such Person is designated as an Immaterial Subsidiary or becomes an Excluded Subsidiary or (iii) if the conditions set forth in clause (b)(i) below are satisfied; provided that, if any Guarantor ceases to be a Wholly Owned Subsidiary and becomes an Excluded Subsidiary pursuant to clause (d) of the definition thereof, such Guarantor shall not be released from its obligations under the Collateral Documents, unless (x) the disposition that caused such Guarantor to become a Non-Wholly-Owned Subsidiary was consummated for bona fide business purposes and the purpose of which was not to evade the guarantee requirements contained herein, (y) such disposition is to a non-Affiliate of the Borrower and (z) after giving pro forma effect to such release and the consummation of the relevant transaction, the Borrower is deemed to have made a new Investment in such Person (as if such Person was then newly acquired) and such Investment is permitted hereunder (it being understood that this proviso shall not limit the release of any Guarantor that otherwise qualifies as Excluded Subsidiary for reasons other than clause (d) of the definition thereof);

(b) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations not then due and payable and (B) obligations and liabilities under Swap Contracts and Treasury Management Agreements) and the expiration or termination of all Letters of Credit (or if any Letters of Credit shall remain outstanding, upon (x) the cash collateralization of the Outstanding Amount of Letters of Credit (at 103% of the face amount of such Letters of Credit) on terms reasonably satisfactory to the applicable L/C Issuer or (y) the receipt by any applicable L/C Issuer of a backstop letter of credit (so long as such backstop letter of credit has a face amount of 103% of the face amount of such Letters of Credit) on terms reasonably satisfactory to such L/C Issuer or the making of other arrangements with respect thereto which are reasonably satisfactory to such L/C Issuer), (ii) to the extent such property was contributed as an Investment to a Person that is not a Credit Party in connection with an Investment not prohibited hereunder or is Disposed or disposed of as part of or in connection with any sale, Disposition or other disposition, in each case, not prohibited hereunder or under any other Credit Document (other than any such sale, Disposition or other disposition to another Credit Party), or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted hereunder in respect of Purchase Money Indebtedness or Indebtedness in respect of Sale and Leaseback Transactions, capital leases and Synthetic Leases.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the authority of the Collateral Agent to release or subordinate its interest in particular property and of the Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 10.10 in connection with a transaction permitted hereunder.

10.11 Withholding Tax.

To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agents (to the extent that the Administrative Agent has not already been reimbursed by any Credit Party pursuant to Sections 3.01 and 3.04 and without limiting or expanding the obligation of any Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, in each case, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 10.11. The agreements in this Section 10.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 10.11, the term “Lender” shall include any L/C Issuer and the Swingline Lender.

10.12 Treasury Management Agreements and Swap Contracts.

Except as otherwise expressly set forth herein or in any Collateral Document, no Treasury Management Bank or Hedge Bank that obtains the benefit of the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or such guarantees, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article X to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements and Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedge Bank, as the case may be.

10.13 Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Agreement or any other Credit Document shall be effective unless in writing and signed by the Borrower or the applicable Credit Party, as the case may be, and the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that this Section 11.01 shall not apply to any amendments to this Agreement pursuant to and in accordance with Section 3.03; provided, however, that:

(a) without the consent of each Lender, no such amendment, waiver or consent shall:

(i) amend or waive any condition precedent to the initial Credit Extension set forth in Section 5.01 or (solely with respect to the initial Credit Extension) any condition precedent set forth in Section 5.02,

(ii) except to the extent permitted by Section 2.15 or 2.16 to effectuate a transaction pursuant to Section 2.15 or 2.16, as the case may be, change any provision of this Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, (C) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (D) the manner of reduction of commitments and committed amounts,

(iii) change any provision of the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(iv) release all or substantially all of the Collateral, or

(v) release all or substantially all of the value of the guarantees provided by the Guarantors,

(b) without the consent of each Lender directly and adversely affected thereby, no such amendment, waiver or consent shall:

(i) except to the extent permitted by Section 2.15 or 2.16 to effectuate a transaction pursuant to Section 2.15 or 2.16, as the case may be, extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02), it being understood that the amendment or waiver of an Event of Default or a mandatory reduction or a mandatory prepayment in Commitments shall not be considered an increase in Commitments,

(ii) waive non-payment or postpone any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document or change the scheduled final maturity of any Loan,

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, or

(iv) change the order or manner of application of amounts set forth in Section 9.04;

(c) unless also consented to in writing by an L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(d) unless also consented to in writing by the Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Agreement;

(e) unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(f) unless also consented to in writing by the Collateral Agent, no such amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Agreement or any other Credit Document; and

(g) without the consent of Lenders having more than 66.6666% of the sum of the Aggregate Revolving Commitments or, if the Revolving Commitments shall have expired or been terminated, Lenders holding more than 66.6666% of the aggregate principal amount of the Revolving Obligations (including, in each case, the aggregate principal amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans), no such amendment, waiver or consent shall (i) subordinate any of the Revolving Obligations in right of payment to any other obligations or Indebtedness, or (ii) change or alter the priority of the Liens securing the Revolving Obligations in any manner adverse to the Lenders, in each case except as expressly permitted in Section 10.10(c) of this Agreement;

provided, however, that notwithstanding anything to the contrary contained herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (ii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, (iv) Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification and (v) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything herein to the contrary, the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate to effect the provisions of Section 2.01(d), 2.15 or 2.16 (including to provide that additional Classes of Loans or Commitments shall (i) share ratably in the benefits of this Agreement and the other Credit Documents with the Revolving Obligations, (ii) to include appropriately the Lenders holding such Classes in any determination of the Required Lenders and (iii) to permit any such credit facilities which are revolving credit facilities to share ratably with the Revolving Facility in the application of prepayments).

Notwithstanding anything to the contrary contained in this Section 11.01, if the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical nature, in each case, in any provision of any Credit Document, then the Administrative Agent and/or the Collateral Agent (acting in their sole discretion) and the Borrower or any other relevant Credit Party shall be permitted to amend such provision or cure any ambiguity, defect or inconsistency and such amendment shall become effective without any further action or consent of any other party to any Credit Document.

Without the consent of any other person, the applicable Credit Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the holders of the Obligations, or as required by local law to give effect to, or protect any security interest for the benefit of the holders of the Obligations, in any property or so that the security interests therein comply with applicable requirements of Law.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, with confirmation of receipt, electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, an Agent, an L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02;

(ii) if to any Credit Party other than the Borrower, in care of the Borrower at the address, facsimile number, electronic mail address or telephone number specified for the Borrower on Schedule 11.02; and

(iii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided therein.

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent and the Borrower otherwise prescribe, (i) notices and other communications sent (a) to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, if available, return e-mail or other written acknowledgement) and (b) by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, Lender, L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, Lender, L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, each Agent, each L/C Issuer and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, each Agent, each L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by each Agent, L/C Issuer and Lender. Each Agent, L/C Issuer and Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Loan Notices for Swingline Loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent, L/C Issuer, Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, L/C Issuer, Swingline Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Credit Documents, (a) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other

Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and its Affiliates and each Lead Arranger (including the reasonable and invoiced fees, charges and disbursements of any one counsel for all of the foregoing, collectively, plus one local counsel in any jurisdiction reasonably necessary plus one regulatory counsel), in connection with the administration, syndication and closing of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated and whether or not such amendment or waiver becomes effective), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by any Agent, Lender or L/C Issuer (including the reasonable and documented fees, charges and disbursements of one counsel to the Agents, Lenders and L/C Issuers taken as a whole, plus one local counsel and one regulatory counsel to the Agents, Lenders and L/C Issuers taken as a whole in each relevant jurisdiction and, in the event of any actual or potential conflict of interest, one additional counsel to each affected Agent, Lender and L/C Issuer plus one local counsel in each relevant jurisdiction for each affected Lender, Agent and L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agents thereof), Lender, L/C Issuer and Lead Arranger, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including any settlement costs and reasonable fees, charges and disbursements of one counsel for all Indemnitees collectively plus one local counsel in each reasonably necessary jurisdiction and in the event of any actual or perceived conflict of interest, one additional counsel for all similarly affected parties collectively plus one additional local counsel in each reasonably necessary jurisdiction plus one regulatory counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit

Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Liability related to the Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (x) result from any settlement entered into by any Indemnitee without the Borrower’s written consent, which shall not be unreasonably withheld or delayed, (y) result from disputes between and among Persons otherwise entitled to indemnification and to which the Borrower or any of its Subsidiaries is not a party (provided that this clause (y) shall not apply to disputes involving the Administrative Agent or any other agent or arranger in its capacity as such) or (z) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to any Agent (or any sub-agent thereof), L/C Issuer or Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), L/C Issuer or Related Party, as the case may be (but, in each case, without affecting the Borrower’s obligations with respect thereto), such Lender’s Pro Rata Share (as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), L/C Issuer in its capacity as such, or Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.11(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 shall survive the resignation of any Agent and L/C Issuer, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to any Agent, L/C Issuer or Lender, or any Agent, L/C Issuer or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Agent, L/C Issuer or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to such Agent on demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than in connection with a transaction permitted by Section 8.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of each Agent, L/C Issuer and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one (1) or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5.0 million, unless, in each case, each of the Administrative Agent and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), it being understood that assignments to a Lender or an Affiliate of a Lender or an Approved Fund shall not be subject to such minimum amounts;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Revolving Lender’s rights and obligations under this Agreement with respect to the Revolving Loans and the Revolving Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;

(iii) any assignment of Revolving Commitments and Revolving Loans must be approved by the Administrative Agent, each L/C Issuer and the Swingline Lender and, so long as no Event of Default pursuant to Section 9.01(a) or (f) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided that the Borrower’s approval shall not be required if the proposed assignee is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (which fee may be waived by the Administrative Agent in its discretion), and the Eligible Assignee, if it shall not be a Lender, shall (A) deliver to the Administrative Agent an Administrative Questionnaire and (B) deliver to the Borrower and the Administrative Agent the forms required to be delivered pursuant to Section 3.01(e).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 (subject to the requirements and limitations of such Sections) with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations and the interest thereon owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower, the Agents and the Lenders and L/C Issuers (solely with respect to each Lender’s or L/C Issuer’s own Loans and Commitments) at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.06(b) (if applicable) and any written consent to such assignment required by Section 11.06(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Eligible Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(b), 2.03(c), 2.04(b), 2.11(b) or 11.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower or any of its Affiliates, a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of such Participants and the rights, interests or obligations of such Participants in any Obligation, in any Commitment and in any right to receive any principal, interest and other payments thereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income Tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(iv) or (v) or, to the extent the Participant is affected thereby, Section 11.01(b)(i), (ii) or (iii). Subject to Section 11.06(e), each Participant (i) shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) and (ii) shall be subject to Sections 3.06 and 11.13(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other governmental authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(i). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. Each SPC (i) shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the Granting Lender) and (ii) shall be subject to Sections 3.06 and 11.13(a) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 11.06(b). No SPC shall be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPC, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the applicable grant to the SPC.

(i) Resignation as L/C Issuer or Swingline Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or Swingline Lender assigns all of its Commitment and Loans pursuant to Section 11.06(b) above, such L/C Issuer or Swingline Lender may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer or Swingline Lender as L/C Issuer or Swingline Lender, as the case may be. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(b). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(i) Disqualified Institutions. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

11.07 Treatment of Certain Information; Confidentiality.

Each of the Agents, Lenders and L/C Issuers agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), provided that each of the Agents, Lenders and L/C Issuers shall be liable for any breach of this Section 11.07 by its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that, except with respect to any audit or examination conducted by bank or other applicable financial accountants or any governmental bank or other applicable financial authority exercising examination or regulatory approval, each of the Agents, Lenders and L/C Issuer shall inform the Borrower promptly thereof prior to such disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that, except with respect to any audit or examination conducted by bank or other applicable financial accountants or any governmental bank or other applicable financial authority exercising examination or regulatory approval, each of the Agents, Lenders and L/C Issuer shall inform the Borrower promptly thereof prior to such disclosure, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) subject to each such Person being informed of the confidential nature of the Information and to their agreement to keep such Information confidential, to (i) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (ii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iii) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to any Agent, Lender, L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Affiliates; provided that no disclosure shall be made to any Disqualified Institution. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lead Arrangers, Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, the Loans and the Commitments.

For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the any Agent, Lender or L/C Issuer on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary.

Each of the Agents, Lenders and L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, Minority Investments or Professional Services Affiliates, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal, state, provincial and territorial securities Laws.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non- usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and Lender, regardless of any investigation made by any Agent or Lender or on their behalf and notwithstanding that any Agent or Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and

(a) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid, and such Lender shall be deemed to have executed such Assignment and Assumption within one (1)

Business Day of a request that it do so in the event that it has failed to do so within such period), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) such assignment is recorded in the Register.

(b) If, in connection with any proposed amendment, change, waiver, discharge or termination of any of the provisions of this Agreement or any other Credit Document as contemplated by Section 11.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.13(b) being referred to as a “Non- Consenting Lender”), then, at the Borrower’s request, any Eligible Assignee reasonably acceptable to the Administrative Agent that consents to such amendment, change, waiver, discharge or termination shall have the right to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to such Eligible Assignee, all of the Commitments and Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Loans and L/C Advances held by such Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale and payment to the Administrative Agent of the assignment fee under Section 11.06(b); provided, however, that such purchase and sale shall not be effective until (x) to the extent requested by the Administrative Agent, the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Loans and L/C Advances held by it and all accrued and unpaid interest and fees with respect thereto and all other amounts payable to it hereunder through the date of the sale, but upon the satisfaction of the requirements set forth in clauses (x) (if so requested by the Administrative Agent) and (y) of this proviso, such purchase and sale shall be deemed effective and such Eligible Assignee shall be deemed the holder of such Loans, Commitments and L/C Advances of such Non-Consenting Lender. Each Lender agrees that, if it becomes a Non-Consenting Lender, to the extent requested by the Administrative

Agent, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by a Note) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such sale and purchase invalid, and such Lender shall be deemed to have executed such Assignment and Assumption within one (1) Business Day of a request that it do so in the event that it has failed to do so within such period.

A Lender that has assigned its interests, rights and obligations under this Agreement and the related Credit Documents pursuant to this Section 11.13 shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 (subject to the requirements and limitations of such Sections) with respect to facts and circumstances occurring prior to the effective date of such assignment.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS; APPOINTMENT OF PROCESS AGENT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER AND EACH GUARANTOR NOT ORGANIZED IN A STATE OF THE UNITED STATES HEREBY APPOINTS CT CORPORATION AT 28 LIBERTY STREET, NEW YORK, NY 10005 OR, IF OTHERWISE, ITS PRINCIPAL PLACE OF BUSINESS IN THE CITY OF NEW YORK FROM TIME TO TIME, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, AND AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY HAND DELIVERY OR REGISTERED MAIL UPON SUCH AGENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 USA PATRIOT Act Notice.

Each Lender that is subject to the Beneficial Ownership Regulation or the Patriot Act and the Agents (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Beneficial Ownership Regulation and the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Agent, as applicable, to identify the Borrower in accordance with the Beneficial Ownership Regulation and the Patriot Act.

11.17 Designation as Senior Debt.

All Obligations shall be “Designated Senior Indebtedness” (or such similar defined term) for purposes of all documentation governing Subordinated Debt, to the extent such concept exists in the documentation governing such Subordinated Debt.

11.18 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arrangers are arm’s-length commercial transactions between the Borrower on the one hand, and the Agents and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Agent, Lender and Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower and (B) no Agent, Lender or Lead Arranger has any obligation to the Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents, Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agent or any Lead Arranger has any obligation to disclose any of such interests to the Borrower. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any Agent, Lender or Lead Arranger with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.20 Judgment Currency; Submission to Jurisdiction.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

By the execution and delivery of this Agreement, each Credit Party (i) hereby designates and appoints the Borrower as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in New York Courts, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (i) agrees that service of process upon the Borrower and written notice of said service to the Borrower in accordance with the manner provided for notices in Section 11.02 shall be deemed in every respect effective service of process upon such Credit Party, in any such suit or proceeding. Each Credit Party further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Borrower in full force and effect so long as this Agreement is in effect. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets or (ii) the United States or the State of New York or any political subdivision of either or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the other Credit Documents or actions to enforce judgments in respect of any thereof, such Credit Party hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Intentionally Omitted]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AKUMIN INC.,
as the Borrower

By:
Name:
Title:

ADVANCED DIAGNOSTIC GROUP, LLC,
as a Guarantor

By:
Name:
Title:

ADVANCED DIAGNOSTIC RESOURCES,
LLC, as a Guarantor

By:
Name:
Title:

AFFILIATED PET SYSTEMS, L.L.C., as a
Guarantor

By:
Name:
Title:

AFO IMAGING, INC., as a Guarantor

By:
Name:
Title:

AKUMIN FL, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

AKUMIN FLORIDA HOLDINGS, LLC,
as a Guarantor

By:
Name:
Title:

AKUMIN HEALTH ILLINOIS, LLC,
as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

AKUMIN HOLDINGS CORP., as a
Guarantor

By:
Name:
Title:

AKUMIN IMAGING TEXAS, LLC, as a
Guarantor

By:
Name:
Title:

AKUMIN OPERATING CORP., as a
Guarantor

By:
Name:
Title:

ALLIANCE HEALTHCARE SERVICES,
INC., as a Guarantor

By:
Name:
Title:

ALLIANCE IMAGING NC, LLC, as a
Guarantor

By:
Name:
Title:

ALLIANCE ONCOLOGY OF ALABAMA,
LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

ALLIANCE ONCOLOGY OF ARIZONA,
LLC, as a Guarantor

By:
Name:
Title:

ALLIANCE ONCOLOGY, LLC, as a
Guarantor

By:
Name:
Title:

ALLIANCE RADIOSURGERY, LLC, as a
Guarantor

By:
Name:
Title:

DECATUR HEALTH IMAGING, L.L.C., as a Guarantor

By:
Name:
Title:

DELAWARE OPEN MRI RADIOLOGY
ASSOCIATES, LLC, as a Guarantor

By:
Name:
Title:

DIAGNOSTIC HEALTH CENTER OF
ANCHORAGE, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

ELITE IMAGING, LLC as a Guarantor

By:
Name:
Title:

ELITE RADIOLOGY OF GEORGIA, LLC,
as a Guarantor

By:
Name:
Title:

GREATER BOSTON MRI LIMITED
PARTNERSHIP, as a Guarantor

By:
Name:
Title:

GREATER BOSTON MRI SERVICES,
LLC, as a Guarantor

By:
Name:
Title:

IMAGING CENTER OF WEST PALM
BEACH, LLC, as a Guarantor

By:
Name:
Title:

INMED DIAGNOSTIC SERVICES OF
MA, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

JEANES RADIOLOGY ASSOCIATES,
LLC, as a Guarantor

By:
Name:
Title:

LCM IMAGING, INC., as a Guarantor

By:
Name:
Title:

LEBANON DIAGNOSTIC IMAGING,
LLC, as a Guarantor

By:
Name:
Title:

MEDICAL DIAGNOSTICS, LLC, as a
Guarantor

By:
Name:
Title:

MEDICAL OUTSOURCING SERVICES,
LLC, as a Guarantor

By:
Name:
Title:

MID-AMERICAN IMAGING INC., as a
Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

MONROE PET, LLC, as a Guarantor

By:
Name:
Title:

MUSC HEALTH CANCER CARE
ORGANIZATION, LLC, as a Guarantor

By:
Name:
Title:

NEHE/WSIC II, LLC, as a Guarantor

By:
Name:
Title:

NEHE-MRI, LLC, as a Guarantor

By:
Name:
Title:

NEOSPINE BLOCKER CORP., as a
Guarantor

By:
Name:
Title:

NEW ENGLAND HEALTH
ENTERPRISES BUSINESS TRUST, as a
Guarantor

By:
Name:
Title:

NEW ENGLAND HEALTH
ENTERPRISES, INC., as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

NEW ENGLAND HEALTH IMAGING –
HOULTON, LLC, as a Guarantor

By:
Name:
Title:

NEW ENGLAND MOLECULAR
IMAGING LLC, as a Guarantor

By:
Name:
Title:

PCI MAUI HOLDINGS, INC., as a
Guarantor

By:
Name:
Title:

PET SCANS OF AMERICA CORP., as a
Guarantor

By:
Name:
Title:

PMI PARTNERS, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING AT CASA
LINDA PLAZA, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

PREFERRED IMAGING AT THE
MEDICAL CENTER, LLC,
as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING HEB, LLC, as a
Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF AUSTIN,
LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF CORINTH,
LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF DENTON,
LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF FORT
WORTH, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF FRISCO,
LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

PREFERRED IMAGING OF GARLAND, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF GRAPEVINE/COLLEYVILLE, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF IRVING, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF MCKINNEY, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF MESQUITE, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED IMAGING OF PLANO, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

PREFERRED IMAGING ON PLANO PARKWAY, LLC, as a Guarantor

By:
Name:
Title:

PREFERRED OPEN MRI, LLC, as a Guarantor

By:
Name:
Title:

RITTENHOUSE IMAGING CENTER, LLC, as a Guarantor

By:
Name:
Title:

ROSE RADIOLOGY CENTERS, LLC., as a Guarantor

By:
Name:
Title:

ROUND ROCK IMAGING, LLC, as a Guarantor

By:
Name:
Title:

SHARED P.E.T. IMAGING, LLC., as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

SMT HEALTH SERVICES, LLC, as a Guarantor

By:
Name:
Title:

SYNCMED, LLC, as a Guarantor

By:
Name:
Title:

THAIHOT INVESTMENT COMPANY US LIMITED, as a Guarantor

By:
Name:
Title:

THREE RIVERS HOLDING, LLC, as a Guarantor

By:
Name:
Title:

TIC ACQUISITION HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF AUSTIN, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

U.S. RADIOSURGERY OF CHICAGO, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF COLUMBUS, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF PHILADELPHIA, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

U.S. RADIOSURGERY OF RENO, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF TULSA, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY, LLC, as a Guarantor

By:
Name:
Title:

U.S. RADIOSURGERY OF RUSH-CHICAGO, LLC, as a Guarantor

By:
Name:
Title:

USR HOLDINGS, LLC, as a Guarantor

By:
Name:
Title:

VISTA PEM PROVIDERS, LLC, as a Guarantor

By:
Name:
Title:

WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

WILKES-BARRE IMAGING, L.L.C., as a Guarantor

By:
Name:
Title:

WOODLAND DIAGNOSTIC IMAGING, LLC, as a Guarantor

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, a Lender and L/C Issuer

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Revolving Credit Agreement]